As filed with the Securities and Exchange Commission on October 31, 2025
Registration No. 333-288318

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Invesco Galaxy Solana ETF
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6221 (Primary Standard Industrial Classification Code Number)	39-7104353 (I.R.S. Employer Identification No.)
c/o Adam Henkel, Esq.
Invesco Capital Management LLC
3500 Lacey Road, Suite 700
Downers Grove, IL 60515
800-983-0903
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Copy to:
J. Stephen Feinour, Jr., Esq. Stradley Ronon Stevens & Young, LLP 2600 One Commerce Square Philadelphia, PA 19103-7098 (215) 564-8521	Miranda Sturgis, Esq. Stradley Ronon Stevens & Young, LLP 2600 One Commerce Square Philadelphia, PA 19103-7098 (215) 564-8131

Mark R. Greer, Esq. Stradley Ronon Stevens & Young, LLP 191 North Wacker Drive, Suite 1601 Chicago, IL 60606 (312) 964-3505

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus dated October 31, 2025
PRELIMINARY PROSPECTUS
INVESCO GALAXY SOLANA ETF
COMMON SHARES
Invesco Galaxy Solana ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on Cboe BZX (“Cboe” or the “Exchange”) under the ticker symbol “QSOL”. The Trust’s investment objective is to reflect the performance of the spot price of Solana (“SOL”) as measured using Lukka Prime Solana Reference Rate (the “Benchmark”), as adjusted to reflect the SOL staking rewards earned by the Trust and the Trust’s expenses and other liabilities. The Trust expects to outperform the Benchmark before taking its expenses and liabilities into account due to its plans to receive SOL staking rewards.
In seeking to achieve its investment objective, the Trust will hold SOL and will seek to stake substantially all of its SOL to earn staking rewards to the extent the Trust, in the Sponsor’s sole discretion, can engage in staking without undue legal or regulatory risk, including jeopardizing its status as a grantor trust for U.S. federal income tax purposes (the “Staking Condition”). The Trust will value its Shares each day when the Exchange is open for regular trading (a “Business Day”) as of 4:00 p.m. ET. The value of SOL held by the Trust is determined based on the fair market value (“FMV”) price for SOL, reflecting the execution price of SOL on its principal market as determined each day by Lukka Inc., an independent third-party digital asset data company (the “Benchmark Provider”). The Benchmark is designed to provide an estimated fair market value price for SOL, based on the execution price of SOL on its principal market. In this regard, the Benchmark Provider seeks to identify a “principal market” for SOL each day by evaluating eligible SOL trading platforms across a variety of different criteria, including the trading platforms’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. Invesco Capital Management LLC (the “Sponsor” or “Invesco”) is the sponsor of the Trust, CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust, The Bank of New York Mellon is the Trust’s transfer agent (“Transfer Agent”) and will hold all of the Trust’s cash on the Trust’s behalf as cash custodian (“Cash Custodian”), and Coinbase Custody Trust Company, LLC (the “Solana Custodian”) will hold all of the Trust’s SOL on the Trust’s behalf as custodian.
The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rule 456(d) and 457(u) under the Securities Act of 1933, as amended (the “Securities Act”). The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”).  When the Trust creates or redeems its Shares, it will do so in cash or in-kind.  When the Trust issues or redeems its Shares, it does so only in blocks of 5,000 Shares (a “Creation Basket”) based on the quantity of SOL attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities).
Creations and redemption transactions will be conducted in exchange for SOL in-kind or cash.

When purchasing Creation Baskets in-kind with SOL, Authorized Participants will deliver SOL to the Solana Custodian. After confirming receipt of the SOL by the Solana Custodian, the Transfer Agent is authorized by the Sponsor to issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.
When purchasing Creation Baskets for cash, Authorized Participants will deliver cash to the Cash Custodian. Galaxy Digital Funds LLC (the “Execution Agent”) will be responsible for acquiring the requisite amount of SOL on behalf of the Trust on an agency basis. Once the Execution Agent selects a counterparty or digital asset trading platform (“Solana Counterparty”), the Cash Custodian will transfer cash to the Solana Counterparty in payment for the requisite amount of SOL on behalf of the Trust on an agency basis on the value date of the order. The SOL acquired from the Solana Counterparty will be transferred to the Solana Custodian. After receipt of the SOL by the Solana Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.
When redeeming Creation Baskets in-kind for SOL, the Transfer Agent will redeem the Shares and the Solana Custodian will distribute the resulting SOL to the redeeming Authorized Participant in satisfaction of the redemption order.
 When redeeming Creation Baskets for cash, the Execution Agent will be responsible for selling the requisite amount of SOL on behalf of the Trust on an agency basis. Once the Execution Agent selects a Solana Counterparty, the Solana Custodian will transfer SOL to the Solana Counterparty in return for the requisite cash payment. The cash received from the Solana Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.
In connection with both cash creation and cash redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Solana Counterparty to transact on the Trust’s behalf. The Trust will create Shares by receiving SOL from a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to deliver the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the SOL to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the SOL to the Trust. The Trust will redeem shares by delivering SOL to a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to receive the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the SOL from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the SOL from the Trust.
The Trust expects to purchase or sell SOL in connection with cash creation and redemption transactions, and to sell SOL to pay certain expenses, including the Sponsor Fee. Each creating or redeeming Authorized Participant will be charged (i) a transaction fee and (ii) transfer, processing and other transaction costs charged by the Solana Custodian (the “Custody Transaction Fee”) in connection with each creation or redemption transaction. Authorized Participants are expected to sell Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply and demand for the Shares and market conditions at the time of a transaction.
Subject to the Staking Condition being met, the Sponsor seeks to stake substantially all of the Trust’s assets through one or more trusted staking providers (“Staking Provider”), except as necessary to (i) pay the Sponsor Fee or other Trust expenses, (ii) satisfy existing and reasonably foreseen potential redemption requests or (iii) address regulatory or tax concerns raised by staking activities. Subject to the Staking Condition being met, [___] is expected to serve as a Staking Provider with respect to the Trust’s SOL, though the Sponsor may choose to engage additional staking providers in its sole discretion. In consideration for any staking activity in which the Trust may engage, the Trust would receive certain staking rewards of SOL tokens, which may be treated as income to the Trust. The Trust will not acquire and will disclaim any Incidental Right (as defined below) or Incidental Right asset received, for example as a result of forks or airdrops, and such assets will not be taken into account for purposes of determining the net asset value per share (“NAV”). Holders of the Shares (“Shareholders”) who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Such trades may occur at a premium or discount relative to the NAV of the Shares of the Trust. The treatment of staking in a grantor trust for U.S. federal income tax purposes is still developing.  As a grantor trust, the Trust can undertake only certain types of activities.  Please see “Taxation of the Trust” below for more details.
The Trust was seeded with $100,000 on October 16, 2025, through the sale of 4,000 Shares at a per-Share price of $25.00 by the Trust to Invesco Ltd. On [  ], Invesco Ltd. redeemed all of its Shares for cash at a per-Share price of $[__] for a total redemption value of $[_].  At the same time on [__], Invesco Ltd. created [__] shares at a price of $[__] per Share based on the Benchmark price as of 4:00 pm. Eastern Time on [__], 2025. Accordingly, as of the market close on [__], the Trust had total assets of $[__], solely represented by SOL held in custody by the Solana Custodian, and had [__] Shares outstanding, entirely held by Invesco Ltd.
Invesco Ltd. and [___] (in such role, the “Seed Capital Investor”) each have acted as a statutory underwriter in connection with their purchase of the applicable shares. Invesco and the Seed Capital Investor may sell some or all of the shares underlying their purchases held by them pursuant to the registration statement for the Trust (Invesco Ltd. and the Seed Capital Investor, in such roles, the “Selling Shareholders”), which shares have been registered to permit the resale from time to time after purchase. The Selling Shareholders may make a public offering of the Shares held by them at a price per Share that will depend, among other factors, on the net asset value per Share and the trading price of Shares on the Exchange at the time of the offer. The price of Shares offered by the Selling Shareholders were acquired by the Selling Shareholders as described in the registration statement, and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale by the Selling Shareholders of these shares. The Selling Shareholders will not receive any fee or other compensation from the Sponsor in connection with the sale of the Shares. Prior to this offering, pursuant to this Prospectus, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol QSOL. Investing in the Trust involves risks similar to those involved with an investment directly in SOL, as well as other significant risks. See “Risk Factors” beginning on page [__].
The offering of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act. The offering is intended to be a continuous offering and is not expected to terminate until either all of the registered Shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted by applicable rules under the Securities Act. The Trust is not a mutual fund, is not registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and is not subject to regulation under the 1940 Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. The Trust’s Shares are neither interests in, nor obligations of, the Sponsor or the Trustee.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS THAT ARE NOT IN A POSITION TO ACCEPT RISKS RELATED TO SOLANA. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE [__].
THE SHARES OF THE TRUST ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF THE SPONSOR, THE TRUSTEE, THE BENCHMARK PROVIDER, THE ADMINISTRATOR, THE TRANSFER AGENT, THE EXECUTION AGENT, THE CASH CUSTODIAN, THE SOLANA CUSTODIAN, THE MARKETING AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. THE SHARES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.
The date of this Prospectus is October [__], 2025

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This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.
The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States (the “U.S.”).
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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, technology developments regarding the use of SOL and other digital assets, including the systems used by the Sponsor and the Trust’s Solana Custodian in their provision of services to the Trust, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares. None of the Trust, the Sponsor, or the Trustee or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions, other than as required by applicable laws.
EMERGING GROWTH COMPANY STATUS
The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to:
•
provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•
comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory auditor rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;
•	provide certain disclosure regarding executive compensation required of larger public companies; or
•	obtain shareholder approval of any golden parachute payments not previously approved.
The Trust will cease to be an “emerging growth company” upon the earliest of (i) when it has $1.235 billion or more in annual revenues; (ii) when it is deemed to be a large accelerated filer under Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934; (iii) when it issues more than $1.0 billion of
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non-convertible debt over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.  In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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INVESCO GALAXY SOLANA ETF
TICKER: QSOL
CUSIP: 67122G106
PROSPECTUS SUMMARY
This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in the Prospectus that is material and/or that may be important to you. You should read this entire Prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.
As used below, “Solana” is used to describe the system as a whole that is involved in maintaining the ledger of Solana ownership and facilitating the transfer of SOL among parties. “SOL” is used to refer to the digital asset within the Solana network.
Overview of the Trust
Invesco Galaxy Solana ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on Cboe BZX (“Cboe” or the “Exchange”) under the ticker symbol QSOL.
Invesco Capital Management LLC (the “Sponsor”) is the sponsor of the Trust.
The Trust’s investment objective is to reflect the performance of the spot price of SOL as measured using the Lukka Prime Solana Reference Rate (the “Benchmark”), as adjusted to reflect the SOL staking rewards earned by the Trust and the Trust’s expenses and other liabilities. The Trust expects to outperform the Benchmark before taking its expenses and liabilities into account due to its plans to receive SOL staking rewards. The Trust is passively-managed and the Sponsor does not actively manage the SOL held by the Trust. This means that the Sponsor does not sell SOL at times when its price is high or acquire SOL at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional SOL investors to attempt to reduce the risks of losses resulting from price changes. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective; however, the Trust may utilize a short term credit facility or an alternative liquidity arrangement solely for the purposes of obtaining funds necessary to meet requested redemptions from the Trust. The Trust is not a registered investment company under the Investment Company Act of 1940 (the “1940 Act”) and is not required to register under the 1940 Act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the Commodity Exchange Act (the “CEA”), and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with its activities with respect to the Trust.
The Trust intends to continuously offer Shares but may suspend the issuance of Shares at any time.
In seeking to achieve its investment objective, the Trust will hold SOL and will seek to stake substantially all of its SOL to earn staking rewards to the extent the Trust, in the Sponsor’s sole discretion, can engage in staking without undue legal or regulatory risk, including jeopardizing its status as a grantor trust for U.S. federal income tax purposes (the “Staking Condition”). The Trust will value its Shares each day when the Exchange is open for regular trading (a “Business Day”) as of 4:00 p.m. ET. The value of SOL held by the Trust is determined based on the estimated fair market value (“FMV”) price for SOL, reflecting the execution price of SOL on its principal market as determined each day by Lukka Inc., an independent third-

party digital asset data company (the “Benchmark Provider”). In this regard, the Benchmark Provider seeks to identify a “principal market” for SOL each day, by evaluating eligible SOL trading platform across a variety of different criteria, including the trading platforms’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust, The Bank of New York Mellon is the Trust’s transfer agent (“Transfer Agent”) and will hold all of the Trust’s cash on the Trust’s behalf as cash custodian (“Cash Custodian”), and Coinbase Custody Trust Company, LLC (the “Solana Custodian”) will hold all of the Trust’s SOL on the Trust’s behalf as custodian.
The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). When the Trust creates or redeems its Shares, it will do so in cash or in-kind.  When the Trust issues or redeems its Shares, it will do so only in blocks of 5,000 Shares (a “Creation Basket”) based on the quantity of SOL attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities). Creation and redemption transactions will be conducted in exchange for SOL in-kind or cash. See “Creation and Redemption of Shares.”
The Trust expects to purchase and sell SOL in connection with cash creation or redemption transactions, and may sell SOL to pay certain expenses, including the Sponsor Fee. In this capacity, the Sponsor has entered into an agreement with Execution Agent to facilitate the purchase or sale of SOL by the Trust.
The quantity of SOL required to create each Creation Basket (“Creation Basket Deposit”) changes from day to day. On each day that the Exchange is open for regular trading, the Sponsor will publish the Creation Basket after market close, which is composed of an amount of SOL or an amount of cash and/or SOL required to purchase a Creation Basket the following day. After the Trust’s NAV is struck on a Business Day, The Bank of New York Mellon (the “Administrator”) adjusts the quantity of SOL constituting the Creation Basket Deposit for the next Business Day as appropriate to reflect accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. The Administrator calculates the Creation Basket Deposit for a given day by multiplying the NAV by the number of Shares in a Creation Basket (5,000) divided by the price of SOL at 4:00 p.m. ET as determined consistent with the Benchmark to determine the cash amount required for a Creation Basket. Fractions of a SOL smaller than 0.00000001 are disregarded for purposes of the computation of the Creation Basket Deposit. Although the Administrator applies the SOL price to the calculation of the Creation Basket value, the Administrator plays no role in the determination of the SOL price used by the Trust; rather the SOL price used in calculating the cash value of a Creation Basket is identical to the SOL price used in determining the Trust’s NAV.
For cash creation transactions, to the extent there is a difference between the price actually paid by the Trust to acquire a Creation Basket worth of SOL in the cash creation process compared to the cash value of the Creation Basket (i.e., if there is a difference between the amount paid by the Execution Agent on behalf of the Trust to purchase the requisite amount of SOL and the valuation of SOL as part of the Trust’s NAV calculation), that difference will also be charged to the creating Authorized Participant in the form of a variable fee.
To support the ability of Authorized Participants to provide liquidity at prices that reflect the value of the Trust’s assets and to facilitate orderly transactions in the Shares, the Trust will ordinarily process redemptions of Creation Baskets within two business days following receipt of a redemption request by an Authorized Participant.
Creation Baskets are expected to be created when there is sufficient demand for Shares, including when the market price per Share is at a premium to the net asset value per Share (“NAV”). Authorized Participants are expected to sell such Shares to the public at prices that reflect, among other factors, the value of the

Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction. Similarly, Creation Baskets are expected to be redeemed when the market price per Share is at a discount to the NAV. Investors (other than Authorized Participants) seeking to purchase or sell Shares on any day are expected to transact in the secondary market, on the Exchange or other national securities exchanges, at the market price per Share, rather than through the creation or redemption of Creation Baskets. Shares initially comprising the same Creation Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction.
The Sponsor believes that the design of the Trust will enable investors to effectively and efficiently implement strategic and tactical asset allocation strategies that use SOL by investing in the Shares rather than directly in SOL.
The Trust’s Expenses
The Trust will pay the Sponsor a unified fee of 0.25% per annum (the “Sponsor Fee”) as compensation for services performed under the Trust Agreement (as defined herein). The Trust’s only ordinary recurring expense is the Sponsor Fee.
The Sponsor Fee will be accrued daily and paid monthly in arrears in U.S. dollars, and will be calculated by the Administrator. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. The Administrator will calculate the Sponsor Fee on a daily basis by applying the 0.25% annualized rate to the Trust’s total net assets. To cover the Sponsor Fee, and extraordinary expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to instruct the Execution Agent to convert SOL held by the Trust into U.S. dollars. At the direction of the Trust, the Execution Agent will seek to sell SOL at approximately the price at which it is valued by the Trust and in the smallest amounts required to permit such payments as they become due, with the intention of minimizing the Trust’s holdings of assets other than SOL. Accordingly, the amount of SOL to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of SOL. The NAV of the Trust and the number of SOL represented by a Share will decline each time the Trust accrues the Sponsor Fee or any Trust expenses not assumed by the Sponsor. The Trust is not responsible for paying any costs associated with the transfer of SOL to or from the Trust in connection with paying the Sponsor Fee or in connection with creation and redemption transactions.
Except as noted below, the Sponsor has agreed to pay all of the Trust’s ordinary expenses out of the Sponsor’s unified fee, including, but not limited to, the Trustee’s fees, the fees of The Bank of New York Mellon (for its services as the “Administrator,” “Transfer Agent,” and “Cash Custodian”), the fees of the Solana Custodian, the fees of the Execution Agent, Exchange listing fees, Securities and Exchange Commission (“SEC”) registration fees, printing and mailing costs, legal costs and audit fees. The Sponsor’s payment of such Trust expenses is not subject to a cap. The Sponsor also paid the costs of the Trust’s organization.
Subject to the Staking Condition being met, the Trust will receive a portion of the Staking Rewards earned through its staking program in the form of SOL. The remaining portion of the Staking Rewards will be retained by the Staking Provider facilitating the staking program. The expenses of staking the Trust’s SOL will be paid from the proceeds of the Trust's staking program.
The Trust may incur certain extraordinary expenses that are not assumed by the Sponsor. These include, but are not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Solana network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the Solana blockchain), any indemnification of the Sponsor, Cash Custodian, Solana Custodian, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.
The Trust’s Legal Structure
The Trust is a Delaware statutory trust, formed on June 12, 2025, pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to its Amended and Restated Declaration of Trust and Trust Agreement, dated as of [__] 2025 (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. Shareholders will have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.
The Lukka Prime Solana Reference Rate
The Benchmark is designed to provide an estimated fair market value (“FMV”) for SOL, in a manner that aligns with accounting principles generally accepted in the United States (“U.S. GAAP”) and International Financial Reporting Standards Foundation (“IFRS”) accounting guidelines regarding fair market value measurements. In this regard, the Benchmark Provider seeks to identify a “principal market” for SOL each day, by evaluating eligible SOL trading platforms across a variety of different criteria, including the trading platforms’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. As of September 30, 2025, the following trading platforms are considered to be eligible trading platforms by the Benchmark Provider: Binance, Bitfinex, Bitflyer, Bitstamp, Bullish, Coinbase, Crypto.com, Gate.io, Gemini, HitBTC, Huobi, itBit, Kraken, KuCoin, LMAX, MEXC Global, OKX and Poloniex (collectively, “Benchmark Pricing Sources”). The Benchmark Provider reviews trading platforms eligible for inclusion in the Benchmark quarterly. In determining which trading platforms to include as Benchmark Pricing Sources, the Benchmark Provider evaluates each trading platform using proprietary ratings criteria. The Benchmark Provider periodically reassesses the trading platforms eligible to be considered Benchmark Pricing Sources, and makes adjustments as needed.
For purposes of financial reporting, the Trust will determine the principal market for SOL in accordance with ASC Topic 820-10, and such determination is considered from the Trust’s perspective. Procedures will be implemented to review and confirm the prices utilized to value SOL reflect fair value in accordance with Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and will be reviewed by the Sponsor’s Valuation Committee on a periodic basis.
With respect to the Trust’s Authorized Participants, the Trust has no authority over which trading platforms the Authorized Participants or their affiliates might transact on, although the Trust expects that most Authorized Participants or their affiliates may transact on several of the trading platforms used by the Benchmark Provider. The Trust notes that for transactions in which it is selling SOL, it may do so in principal-to-principal transactions, although the Trust is eligible to execute trades on all of the trading platforms used by the Benchmark Provider. While the principal to principal market is the market in which the Execution Agent, on the Trust’s behalf, would normally transact for sales of SOL, in considering all information reasonably available in accordance with the guidance in ASC 820-10-35-5A, the Trust notes that the identification of a principal market is completed by the Benchmark Provider based on a variety of different criteria including but not limited to trading platforms’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. The Trust views this evidence to the contrary as an appropriate basis to determine a primary market that is not the principal-to-principal market, in accordance with the guidance in ASC 820-10-35-5A.
The Trust’s Staking Program
In seeking to achieve its investment objective, the Trust will hold SOL and will seek to stake substantially all of its SOL to earn staking rewards, except as necessary to (i) pay the Sponsor Fee or other Trust expenses, (ii) satisfy existing and reasonably foreseen potential redemption requests or (iii) address regulatory or tax concerns raised by staking activities.   The Trust will only engage in staking to the extent the Trust, in the Sponsor’s sole discretion, can engage in staking without undue legal or regulatory risk, including without jeopardizing its status as a grantor trust for U.S. federal income tax purposes (the “Staking Condition”). Subject to the Staking Condition being met, [__] is expected to serve as a Staking Provider with respect to the Trust’s SOL.
If the Trust engaging in staking activities were to jeopardize the Trust’s ongoing ability to satisfy the Staking Condition and related requirements or conditions in the discretion of the Sponsor, or if the Trust engaging in staking activities raised concerns about the safety or liquidity of the Trust's SOL, the Trust may cease some or all of its staking activities.  Staking on the Solana network involves delegating of SOL to validators and carries risks discussed further below.  Staked SOL may be subject to community-determined penalties for validator misbehavior, or slashing. If the Staking Provider causes the Trust’s staked SOL to be subject to such slashing losses, the Trust could suffer losses of the staked SOL. Additionally, the staking process includes protocol-defined warm-up, activation and withdrawal periods, during which staked SOL is temporarily locked and inaccessible. These phases affect when SOL begins earning rewards, participates in consensus and becomes available for transfer or redelegation.

The Staking Provider will stake the Trust’s SOL as the node operator and will operate a validator to stake the Trust’s SOL. The Staking Provider will perform its staking services in collaboration with the Solana Custodian, as the SOL will be staked directly from the Trust’s SOL account with the Solana Custodian. The Trust will maintain control of the SOL while it is staked because it will remain in the Trust’s account with the Solana Custodian (i.e., it will be kept in a separate account for which the Trust is the beneficial and record owner and will not be commingled other parties' accounts with the Solana Custodian). The Trust will maintain the power to unstake its SOL. The Staking Provider will not have this capability. Staking will be a passive activity for the Trust, as it will not operate its staking program. The Trust’s role will be limited to evaluating and contracting with one or more Staking Providers and instructing the Staking Provider on when to stake and/or unstake the Trust’s SOL.

The Trust will receive a portion of the staking rewards earned through staking activities in the form of additional SOL tokens.  The remaining portion of the staking rewards will be retained by the third party Staking Provider for providing and facilitating the staking activities. The expenses of staking the Trust’s SOL will be paid from the staking rewards generated by the staking program. The staking rewards earned by the Trust will accrue to the Trust’s account with the Solana Custodian and will generally be staked in the same way as the Trust’s already staked SOL.

The Trust may seek an opinion of a tax advisor or a private letter ruling from the Internal Revenue Service that would allow it to utilize a credit facility or an alternative means of satisfying redemption requests without un-staking the Trust’s SOL, but it will not take such actions in the absence of such an opinion or ruling.

Liquidity Risk Management

The Trust’s staking program involves the temporary loss of the ability to transfer or otherwise dispose of the Trust’s SOL. The Sponsor expects that under normal conditions, the Trust will generally regain complete control over the Trust’s SOL in up to three days of instructing the Solana Custodian to unstake or "exit" the Trust’s staked SOL positions. However, there can be no guarantee that such process will result in the Trust regaining complete control of its SOL in time to satisfy its current obligations. Accordingly, the Sponsor may consider a number of options to manage the liquidity of the Trust’s assets in times of stress, including a temporary extension of the settlement timeline for redemption orders or a temporary suspension of redemption orders. The Sponsor may also rely on other means of managing liquidity in the future such as the use of a credit facility or an alternative liquidity arrangement (including a credit facility with the Sponsor or its affiliates acting as lender) in its sole discretion.

The Sponsor has adopted a liquidity risk management policy (the “Policy”) related to the management of the Trust’s staking-related liquidity risks. The Sponsor reviews this policy at least annually. The Trust may reduce the amount of its SOL that is staked as part of managing its liquidity, extend the settlement time for redemptions of Creation Baskets, or seek alternative sources of liquidity, such as a credit facility.  As of the date of the Prospectus, the Trust has not entered into a credit facility or an alternative liquidity arrangement. If the Trust enters into a credit facility or an alternative liquidity arrangement, the Trust will notify shareholders through the filing of a Form 8-K and a supplement to this Prospectus describing the material terms of any such arrangement.

The Trust will not utilize leverage, derivatives or similar instruments or transactions in seeking to meet its investment objective; however, the Trust may utilize a short term credit facility or an alternative liquidity arrangement solely for the purposes of obtaining funds necessary to meet redemptions from the Trust. The Policy is designed to manage staking-related liquidity risks, but these risks cannot be fully eliminated, especially in extreme or stressed market conditions or in the event that the Trust or its service providers experience operational disruptions. Accordingly, investors could still experience delays or limitations on redemptions if the Trust is unable to unstake the necessary amount of SOL in time to satisfy its current obligations. The Policy is intended to, and is in line with, the listing rules of the Exchange.

The Trust’s Service Providers
The Sponsor
Invesco Capital Management LLC is the Sponsor of the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering, the listing of Shares on the Exchange and valuing the SOL held by the Trust. The Sponsor is a limited liability company formed in the State of Delaware on February 7, 2003, and is a wholly-owned subsidiary of Invesco Ltd. Invesco Ltd. and its subsidiaries, including the Sponsor, are an independent global investment management group. The Sponsor’s principal address is 3500 Lacey Road, Suite 700, Downers Grove, IL 60515.
The Trustee
CSC Delaware Trust Company, a Delaware trust company, acts as the Trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA. The Trustee’s principal address is 251 Little Falls Drive, Wilmington, DE 19808.

The Administrator
The Bank of New York Mellon (“BNYM”) serves as the Trust’s Administrator. Under the trust administration and accounting agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including calculating the NAV of the Trust, determining the net assets of the Trust, and calculating the size of the Creation Baskets. The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286.
The Transfer Agent
BNYM also serves as the Transfer Agent for the Trust. The Transfer Agent is responsible for (1) issuing and redeeming Shares in connection with creation and redemption transactions, (2) responding to correspondence by Shareholders and others relating to its duties, (3) maintaining Shareholder accounts and (4) making periodic reports to the Trust. The Transfer Agent’s principal address is 240 Greenwich Street, New York, New York 10286.
The Solana Custodian
Coinbase Custody Trust Company, LLC serves as the Trust’s Solana Custodian. The Trust has entered into a prime brokerage and custody agreement with the Solana Custodian (the “Solana Custody Agreement”), pursuant to which the Solana Custodian will hold in custody all of the Trust’s SOL, other than that which may be maintained in a trading account with Coinbase, Inc. from time to time. See “Prospectus Summary—Custody of the Trust’s Assets,” below. The Solana Custodian is chartered as a limited purpose trust company by the New York State Department of Financial Services (“NYSDFS”) and is authorized by the NYSDFS to provide digital asset custody services. The Solana Custodian is a wholly-owned subsidiary of Coinbase Global, Inc.
The Solana Custodian is a third-party limited purpose trust company that was chartered in 2018 upon receiving a trust charter from the NYSDFS. The Solana Custodian is subject to regulation by the NYSDFS and has a long track record of providing custodial services for digital asset private keys. The Sponsor believes that the Solana Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s SOL holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys. Each Trust Solana account at the Solana Custodian and the Sponsor’s Solana account, if any, at the Solana Custodian are segregated accounts and are therefore not commingled with the Solana Custodian’s corporate or other customer assets.
Although the Solana Custodian carries insurance for the benefit of its account holders, the Solana Custodian’s insurance does not cover any loss in value to SOL and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust.
The Cash Custodian
BNYM also serves as the cash custodian for the Trust (the “Cash Custodian”) pursuant to a custody agreement (the “Cash Custody Agreement”). The Cash Custodian is responsible for holding the Trust’s cash, including in connection with creation and redemption transactions effected in cash. The Cash Custodian is a New York state-chartered bank and a member of the Federal Reserve System. The Cash Custodian’s principal address is 240 Greenwich Street, New York, New York 10286.

The Staking Provider
If the Staking Condition is satisfied and the Trust seeks to engage in staking of its SOL, the Trust will enter into agreements with the Staking Provider, which may be an affiliate of the Solana Custodian
and/or the Execution Agent .   Subject to the Staking Condition being met, [__] is expected to serve as a Staking Provider with respect to the Trust’s SOL. The Staking Provider will stake the Trust’s SOL as the node operator and will operate a validator by which the Trust’s SOL is staked. The Staking Provider will perform its staking services in collaboration with the Solana Custodian, as the SOL will be staked directly from the Trust’s account with the Solana Custodian.
The Execution Agent
The Sponsor has entered into an agreement with Galaxy Digital Funds LLC, a subsidiary of Galaxy Digital LP (“Galaxy” or the “Execution Agent”) to serve as Execution Agent. At the direction of the Sponsor, the Execution Agent is responsible for selling SOL on behalf of the Trust to the extent necessary to permit the payment of the Trust’s expenses. The Trust also will utilize the services of the Execution Agent to purchase or sell SOL in connection with cash creations and redemptions. When acquiring or disposing of SOL on behalf of the Trust in connection with a creation or redemption transaction, the Sponsor will provide instructions to the Execution Agent, who will identify a Solana Counterparty. The Solana Counterparty will not have a pre-existing material relationship with the Trust, except that in some cases the Solana Counterparty may be an affiliate of a service provider to the Trust. In connection with both cash creation and cash redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Solana Counterparty to transact on the Trust’s behalf. In addition, as part of this agreement, the Execution Agent has agreed to co-brand and co-market the Trust and the Sponsor has licensed the use of certain Execution Agent trademarks, service marks and trade names in connection with the Trust. The Execution Agent’s principal address is 300 Vesey Street, New York City, New York 10282.
Galaxy is a subsidiary of Galaxy Digital Holdings LP (“Galaxy Holdings”). Galaxy Digital Holdings Ltd., which holds a limited partner interest in Galaxy Holdings, is listed on the Toronto Stock Exchange under the symbol “GLXY.”
Authorized Participants
The Trust will process all creations and redemptions of Shares in transactions with Authorized Participants.  Creation and redemption transactions will be conducted in exchange for SOL in-kind or cash.
When purchasing Creation Baskets in-kind with SOL, Authorized Participants will deliver SOL to the Solana Custodian. After confirming receipt of the SOL by the Solana Custodian, the Transfer Agent is authorized by the Sponsor to issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.
When purchasing Creation Baskets for cash, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of SOL on behalf of the Trust on an agency basis on the value date of the order. Once the Execution Agent selects a Solana Counterparty, the Cash Custodian will transfer cash to the Solana Counterparty in payment for the requisite amount of SOL. The SOL acquired from the Solana Counterparty will be transferred to the Solana Custodian. After receipt of the SOL by the Solana Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.

When redeeming Creation Baskets in-kind for SOL, the Transfer Agent will redeem the Shares and the Solana Custodian will distribute the resulting SOL to the redeeming Authorized Participant in satisfaction of the redemption order.
When redeeming Creation Baskets for cash, the Execution Agent will be responsible for selling the requisite amount of SOL on behalf of the Trust on an agency basis. Once the Execution Agent selects a Solana Counterparty, the Solana Custodian will transfer SOL to the Solana Counterparty in return for the requisite cash payment. The cash received from the Solana Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.
In connection with both cash creation and cash redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Solana Counterparty to transact on the Trust’s behalf. The Trust will create Shares by receiving SOL from a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to deliver the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the SOL to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the SOL to the Trust. The Trust will redeem shares by delivering SOL to a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to receive the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the SOL from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the SOL from the Trust.
Authorized Participants are expected to sell Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction.
As of the date of the Prospectus, the Trust has entered into Authorized Participant Agreements with [  ].
The Marketing Agent
Invesco Distributors, Inc. (the “Marketing Agent”) is responsible for: (1) working with the Transfer Agent to review and approve, or reject, purchase and redemption orders of Shares placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations. The Marketing Agent’s principal address is 11 Greenway Plaza, Suite 1000, Houston, TX 77046.
Custody of the Trust’s Assets
The Solana Custodian will keep the private keys associated with the Trust’s SOL in a “cold storage” environment where the private keys are generated and secured (the “Prime Custody Vault”). The Trust intends to conduct its regular SOL transactions, including in connection with creation and redemption transactions and selling SOL to pay the Trust’s expenses, directly from the Trust’s Prime Custody Vault in over-the-counter transactions directly with counterparties selected by the Execution Agent. While the Trust does not expect to utilize the services of the Coinbase, Inc. (“Coinbase” or the “Prime Broker”), in connection with transactions where the Trust’s SOL is being processed in connection with certain creation or redemption transactions or it is being sold to pay Trust expenses, the Execution Agent may elect to transact through the Prime Broker. In such circumstances, the Trust’s SOL may be maintained in a trading account (the “Trading Balance”) with the Prime Broker, an affiliate of the Solana Custodian. The Trust’s

SOL will be maintained by the Solana Custodian and Coinbase in accounts that are required to be segregated from the assets held by the Solana Custodian or Coinbase as principal and, when held in the Prime Custody Vault, the assets of their other customers. “Cold storage” refers to a safeguarding method by which the private keys corresponding to the Trust’s SOL are generated and stored in an offline manner using computers or devices that are not directly connected to the internet, which is intended to make them more resistant to hacking, or similarly secure technology. All of the Trust’s SOL will be held in the Prime Custody Vault, except that it may be maintained in the Trading Balance in connection with certain creation or redemption transactions or when it is being sold to pay the Sponsor Fee or Trust expenses not assumed by the Sponsor. Subject to the Staking Condition being met, the Sponsor seeks to stake substantially all of the Trust’s assets through one or more trusted Staking Providers, except as necessary to (i) pay the Sponsor Fee or other Trust expenses, (ii) satisfy existing and reasonably foreseen potential redemption requests or (iii) address regulatory or tax concerns raised by staking activities. In consideration for any staking activity in which the Trust may engage, the Trust would receive certain staking rewards of SOL tokens, which may be treated as income to the Trust. The treatment of staking in a grantor trust for U.S. federal income tax purposes is still developing.  As a grantor trust, the Trust can undertake only certain types of activities.  Please see "Taxation of the Trust" below for more details.  The Trust will not acquire and will disclaim any Incidental Right or Incidental Right asset received, for example as a result of “forks” or “airdrops,” and such assets will not be taken into account for purposes of determining NAV.
The SOL in the Trust’s account at the Solana Custodian may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the Solana Custodian:
Cold Storage: Cold storage in the context of SOL means keeping the reserve of SOL offline, which is a widely-used security precaution, especially when dealing with a large amount of SOL. SOL held under custodianship with the Solana Custodian will be kept in high-security, offline, multi-layer cold storage vaults. This means that the private key materials, the cryptographic components that allow a user to access SOL, are stored offline on hardware that has never been directly connected to the internet. Storing private key materials offline minimizes the risk of the SOL being stolen. The Sponsor expects that all of the Trust’s SOL will be held in cold storage of the Solana Custodian in the Prime Custody Vault on an ongoing basis, except as noted above. In connection with certain creations or redemptions, the Trust may process creations and redemptions by selling SOL from its Prime Custody Vault balance.
Private Keys: All private keys are securely protected using multiple layers of high-quality encryption and in Solana Custodian-owned offline hardware in physically secure environments. No customers or third parties are given access to the Solana Custodian’s private keys.
Whitelisting: Transactions are only sent to vetted, known addresses. The Solana Custodian’s platform supports pre-approval and test transactions. The Solana Custodian requires authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via the Solana Custodian’s platform. When a whitelist addition or removal request is initiated, the initiating user will be prompted to authenticate their request using a two-factor authentication key. A consensus mechanism on the Solana Custodian’s platform dictates how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. An account’s roster and user roles are maintained by the Solana Custodian in a separate log, an Authorized User List (“AUL”). Any changes to the account’s roster must be reflected on an updated AUL first and executed by an authorized signatory.
Audit Trails: Audit trails exist for all movement of SOL within Solana Custodian-controlled SOL wallets and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Solana Custody Agreement, SOL held in custody with the Solana Custodian will be segregated from both the proprietary property of the Solana Custodian and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts.
The Solana Custodian has insurance coverage as a subsidiary under its parent company, Coinbase Global, Inc., which procures fidelity (e.g., crime) insurance to protect the organization from risks such as theft of funds. Specifically, the fidelity program provides coverage for the theft of funds held in hot or cold storage. The insurance program is provided by a syndicate of industry-leading insurers. The insurance program does not cover, insure or guarantee the performance of the Trust. The Solana Custodian is not insured by the Federal Deposit Insurance Corporation (“FDIC”).
The Trust relies on the Cash Custodian to hold or transfer any cash related to the purchase or sale of SOL in connection with cash creation and redemption transactions, or held for payment of expenses not assumed by the Sponsor, such as the Sponsor Fee. In its role, the Cash Custodian helps facilitate the creations and redemptions of Shares done in exchange for cash.
Net Asset Value
NAV means the value of the total assets of the Trust including, but not limited to, all SOL and cash (if any) less the total liabilities of the Trust (including accrued but unpaid expenses), divided by the number of outstanding Shares.
The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading. In determining the Trust’s NAV, the Administrator values the SOL held by the Trust based on the price established by the Benchmark Provider as of 4:00 p.m. ET each Business Day.
The amount of SOL represented by the Shares will be reduced during the life of the Trust each time the Trust accrues the Sponsor Fee or pays for any extraordinary expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls. See “Risk Factors—Risks Related to the Trust and the Shares—The amount of SOL represented by the Shares will decline over time” and “Calculation of NAV.”
Plan of Distribution
Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “QSOL.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges, as well as any bid-ask spread. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.
Authorized Participants are expected to sell such Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction. The Trust will continuously offer Creation Baskets consisting of 5,000 Shares to Authorized Participants. Authorized Participants may pay (i) a transaction fee and (ii) transfer, processing and other transaction costs charged by the Solana Custodian (the “Custody Transaction Fee”) for each order they place to create or redeem Creation Baskets.
Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol QSOL.

Federal Income Tax Considerations
It is expected that owners of Shares will be treated, for U.S. federal income tax purposes, as if they own a proportionate share of the assets of the Trust, as if they directly receive a proportionate share of any income of the Trust, and as if they incur a proportionate share of the expenses of the Trust. Consequently, each sale of SOL by the Trust (which includes, under current Internal Revenue Service guidance, using SOL to pay expenses of the Trust, including the Sponsor Fee) would give rise to taxable gain or loss to Shareholders. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders.”
Use of Proceeds
Proceeds received by the Trust from the issuance of Creation Baskets consist of SOL in-kind and cash deposits.  SOL deposits are held by the Solana Custodian on behalf of the Trust until (i) delivered to Authorized Participants or their designated agent or client in connection with an in-kind redemption or sold in connection with a cash redemption or (ii) sold to pay the Sponsor’s Fee and Trust expenses of liabilities not assumed by the Sponsor. Cash deposits are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of SOL, (ii) delivered to Authorized Participants in connection with a redemption of Creation Baskets; or (iii) transferred to pay the Sponsor Fee or for extraordinary expenses and liabilities not assumed by the Sponsor. If the Staking Condition has been satisfied and subject to any other applicable requirements related to the Staking Condition, proceeds may also be used in staking activities.
SOL and the Solana Network
SOL is a digital asset, also referred to as a digital currency or cryptocurrency, that is created and transmitted through the operations of the peer-to-peer Solana network (“Solana” or “Solana network”), which is a network of computers, known as nodes, that operates as cryptographic computer-code based logic, call a protocol. No single entity owns or operates the Solana network, the infrastructure of which is collectively maintained by a distributed user base, a phenomenon known as decentralization. The Solana network allows people to exchange tokens of value, called SOL, which are recorded on a public transaction ledger known as the Solana blockchain. SOL may be used to pay for goods and services, including computational power on the Solana network, stored for future use, or converted to a fiat currency, such as the U.S. dollar, at rates determined on digital asset trading platforms, or in individual end-user-to-end-user transactions under a barter system.
Furthermore, the Solana network also allows users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than SOL on the Solana network. Smart contract operations are executed on the Solana Blockchain in exchange for payment of SOL. The Solana network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system. The value of SOL is not backed by any government, corporation, or other identified body.
The Solana protocol introduced the Proof-of-History ("PoH") timestamping mechanism. PoH automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like Bitcoin and Ethereum, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. PoH is a new blockchain technology that is not widely used. PoH may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users, or may be subject to outages or fail to function as intended. In addition, there may be flaws in the cryptography underlying PoH, including flaws that affect functionality of the Solana network or make the network vulnerable to attack.

In addition to the PoH mechanism described above, the Solana network uses a proof-of-stake consensus mechanism to incentivize SOL holders to validate transactions. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining.”

The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper. Development of the Solana network is overseen by the Solana Foundation, a Swiss non-profit organization, and Solana Labs, Inc. (“Solana Labs”), a Delaware corporation, which administered the original network launch and token distribution. Although Solana Labs and the Solana Foundation continue to exert significant influence over the direction of the development of Solana, the Solana network, like the Ethereum network, is understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of Solana.

In order to own, transfer or use SOL directly on the Solana network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Solana network. SOL transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending SOL, a user must notify the Solana network of the transaction by broadcasting the transaction data to its network peers. The Solana network provides confirmation against double-spending by memorializing every transaction in the Solana blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Solana network validation process, which adds “blocks” of data, including recent transaction information, to the Solana blockchain. Unlike other blockchains that rely solely on sequential production of blocks through proof-of-work or proof-of-stake mechanisms, however, the Solana network introduces PoH, which creates a historical record that proves an event has occurred at a specific moment in time.

The Solana software source code allows for the creation of decentralized applications (“DApps”) that are supported by a transaction protocol referred to as “smart contracts,” which includes the cryptographic operations that verify and secure SOL transactions. A smart contract operates by a predefined set of rules (i.e., “if/then statements”) that allows it to automatically execute code the same way on any Solana node on the network. Such actions taken by the predefined set of rules are not necessarily contractual in nature but are intended to eliminate the arbitration of a third party for carrying out code execution on behalf of users, making the system decentralized, while empowering developers to create a wide range of applications layering together different smart contracts. Smart contracts can be utilized across several different applications ranging from art to finance. One of the most popular applications is the use of smart contracts for underpinning the operability of decentralized financial services (“DeFi”), which consist of numerous highly interoperable protocols and applications. DeFi is believed by some to offer many opportunities for innovation and to have the potential to create an open, transparent, and immutable financial infrastructure, with democratized access.
The Solana network operates using open-source protocols, meaning that any user can become a node by downloading a software application that implements Solana network specification and communications with the Solana network (“Solana Client”), and participating in the Solana network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Solana network’s source code and then propose that the Solana network community support the modification. These proposed modifications to the Solana network’s source code, if adopted, can lead to forks (referred to as “planned forks” because they take place through a formal process).

A modification of the Solana network’s source code is only effective with respect to the SOL nodes that download it and modify their Solana Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. Typically, after a modification introduced and if a sufficiently broad critical mass of users and validators support the modification and nodes download the modification into their individual Solana Clients, the change is implemented and the Solana network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Solana Clients, and the modification is not backwards compatible with the Solana blockchain or network or the Solana Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Solana network, with one group of nodes running the pre-modified software, with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software.

In the event of a hard fork of the Solana network, the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the SOL, cash or other assets or rights received as a result of a hard fork or airdrop in respect of SOL (“IR Assets”) so created. As a result, shareholders will not receive the benefits of any hard fork or airdrop. SOL is the only digital asset that will be held by the Trust. In the event the Trust seeks to change its treatment of Incidental Rights or IR Assets, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
Assets in the Solana network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. A SOL private key controls the transfer or “spending” of SOL from its associated public SOL address. A SOL “wallet” is a collection of public Solana addresses and their associated private key(s). This design allows only the owner of SOL to send SOL, the intended recipient of SOL to unlock it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.
SOL may be regarded as a currency or digital commodity depending on its specific use in particular transactions. SOL may be used as a medium of exchange or unit of account. Similarly, SOL may be used as a store of value (i.e., an asset that maintains its value rather than depreciating), although it has experienced significant periods of price volatility.
There can be no assurance as to the future performance of SOL; the past performance and volatility of SOL should not be taken as an indication of future performance or volatility.
The Solana Market
SOL spot trading occurs on venues in the U.S. that are licensed to conduct that business by the NYSDFS, other venues in the U.S. and non-U.S. venues. In addition, SOL futures trading occurs on trading platforms in the U.S. regulated by the CFTC. The market for NYSDFS-licensed and CFTC-regulated trading of SOL and SOL futures has developed substantially. SOL market conditions in the three months ending on September 30, 2025, are briefly summarized as follows:
•	Solana: There are over 20 NYSDFS-licensed entities operating trading platforms with order books for spot trading of SOL. Among the top NYSDFS-licensed trading platforms, year-to-date as-of

September 30, 2025, the average daily trading volume is approximately $293 million. Across these venues, the average daily deviation of prices was less than 0.08%. The largest NYSDFS-licensed trading platform by volume had an average bid-ask spread during the period of less than 0.05%.
•
Futures: There are currently over 10 CFTC-regulated trading platforms, 2 of which are open and facilitate trading of SOL futures, with a total average daily trading volume of approximately $650 million.

Principal Investment Risks of an Investment in the Trust
An investment in the Trust involves risks. You should consider carefully the risks summarized below, which are described in more detail under “Risk Factors.”
Shareholders may choose to use the Trust as means of investing indirectly in SOL. Shareholders considering a purchase of Shares of the Trust should carefully consider how much of their total assets should be exposed to the SOL market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust.
There is no assurance as to whether the Trust will be profitable or meet its expenses and liabilities. Any investment made in the Trust may result in a total loss of the investment.
Risks Related to Solana
Market and Volatility Risk. The trading prices of many digital assets, including SOL, have exhibited high price volatility relative to more traditional asset classes, which may be due to speculation regarding potential future appreciation in value. The value of the Trust’s investments in SOL could decline rapidly, including to zero.
Some market observers have asserted that the digital asset market, including SOL, periodically experiences pricing “bubbles” and have predicted that, in time, the value of SOL will fall to a fraction of its current value, or even to zero. SOL has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.
Adoption Risk. The further development and acceptance of the Solana network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance of the Solana network may adversely affect the price of SOL and therefore an investment in the Shares.
Currently, there is relatively limited use of SOL in the retail and commercial marketplace in comparison to relatively extensive use as a store of value. Tax treatment of the use of SOL as a medium of exchange and other factors could hinder expansion of SOL into retail and commercial markets. A lack of expansion by SOL into retail and commercial markets, or a contraction of such use, may result in damage to the public perception of SOL and the utility of SOL as a payment system, increased volatility or a reduction in the value of SOL, all of which could adversely impact an investment in the Shares. Furthermore, many other digital assets besides SOL have been created. To the extent market participants come to prefer these other digital assets, the value of SOL, and therefore an investment in the Shares, may be adversely affected.
Regulatory Risk. Regulatory changes or actions may alter the nature of an investment in SOL or restrict the use of SOL or the operations of the Solana network or venues on which SOL trades in a manner that adversely affects the price of SOL and an investment in the Shares. For example, it may become difficult or illegal to acquire, hold, sell or use SOL in one or more countries, which could adversely impact the price of SOL.
Cybersecurity Risk. In the past, flaws in the source code for digital asset networks and related protocols have been discovered, including those that resulted in the theft of users’ digital assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules has occurred.
Additionally, if a malicious actor or botnet (i.e., a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains control of more than 50% of the validating power of the Solana network, such actor or botnet could alter the digital transaction ledger, or “blockchain,” that records transactions in and ownership of SOL and adversely affect the value of SOL.
By using computers that appear to be participating in the Solana network, but that are not in fact connected to the network (so-called “cancer nodes”), a malicious actor can disconnect the target user from the SOL economy entirely by refusing to relay any blocks or transactions.
Separate from the cybersecurity risks of the Solana protocol, entities that custody or facilitate the transfers or trading of SOL have been frequent and successful targets of cybersecurity attacks, leading to significant theft of SOL. If any of these exploitations or attacks occur, it could result in a loss of public confidence in SOL, a decline in the value of SOL and, as a result, adversely impact an investment in the Shares.
Risks Related to the Trust and the Shares
Expense Risk. The Trust’s returns will not match the performance of SOL because the Trust incurs the Sponsor Fee and may incur other expenses.
Risk That Market Price of Shares May Reflect a Discount or Premium to NAV. The NAV of the Trust may not always correspond to the market price of its Shares for a number of reasons, including price volatility, levels of trading activity, differences between the normal trading hours for the Trust and the underlying SOL market, the calculation methodology of the NAV, demand or supply for Shares of the Trust in excess of an Authorized Participant’s ability to create or redeem Shares and/or the closing of SOL trading platforms due to fraud, failure, security breaches or otherwise. As a result, the NAV of the Shares included in Creation Baskets may differ from the market price of the Shares.
Cash Creations and Redemptions. The extent of the Trust’s use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of SOL and, as a result, the price of the Shares may fall or otherwise diverge from NAV. The use of cash creations and redemptions could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model. Such delays could cause the execution price associated with such trades to materially deviate from the Benchmark price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants to elect to not participate in the Trust’s Share creation and redemption processes, which may adversely affect the arbitrage mechanism, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders.

In-Kind Creations and Redemptions. The use of in-kind creations and redemptions of Shares, as opposed to cash creations and redemptions, could lead to inefficiencies in the arbitrage mechanism. This may result in Shares trading at significant premiums or discounts to their NAV. The Trust’s ability to create and redeem in-kind is new, and broker-dealers may struggle to comply with regulations, affecting their ability to participate in in-kind transactions. Consequently, the Trust may have to rely more on cash transactions, which could impair liquidity and widen bid/ask spreads. This reliance on cash creations and redemptions could also increase costs for investors and other market participants, particularly during times of market volatility. Additionally, there is no assurance that broker-dealers will be willing to serve as Authorized Participants for in-kind transactions, potentially impacting the Trust’s performance and the value of the Shares.

RISK FACTORS
You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.
Risks Related to Solana.
Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.
Many digital asset networks, including the Solana network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single validator on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain.
On September 30, 2025, the Solana network handled approximately 976 transactions per second. In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Ethereum network has been, at times, at capacity, which has led to increased transaction fees. In December 2017, the popularity of the blockchain-based game Cryptokitties led to significant network congestion on the Ethereum network. The game, which allows players to trade and create virtual kitties, represented by non-fungible tokens (“NFTs”), was reported by some sources to have accounted for more than 10% of the entire Ethereum network traffic at the time causing increases in transaction fees and delays in transaction processing times, and driving Ethereum network traffic to a reported then-all time high. Since inception, SOL transaction’s base fees have stood at a fixed rate of 0.000005 SOL per transaction. The 30-day average transaction fee on September 30, 2025 was $0.0127, which was equivalent to 0.00058 SOL. Increased fees and decreased settlement speeds could preclude certain uses for SOL (e.g., micropayments), and could reduce demand for, and the price of, SOL, which could adversely impact the value of the Shares.
The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and applications built on the Solana network (consistent with common usage, all such applications are referred to as “decentralized applications” or “DApps”, whether or not decentralized in fact) outside of the main Solana network and Solana blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Solana network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Solana network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Solana network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. To date, the Solana network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.
There is no guarantee that any of the mechanisms in place or being explored for increasing the speed and throughput of settlement of Solana network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Solana network to not adequately resolve scaling challenges and adversely impact the adoption of SOL and the Solana network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 Solana network like sharding or the introduction of a Layer 2 solution, will achieve widespread adoption. It is possible that proposed changes to the Layer 1 Solana network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Solana network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Solana network to suffer reduced adoption or causing nodes, users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. Alternatively, if a widely-used Layer 2 network were to fail, it could reduce demand for SOL because it would eliminate a source of demand for using SOL to record transactions from the Layer 2 onto the Layer 1 Solana network. Any of the foregoing could adversely affect the price of SOL or the value of the Shares.
Market and Volatility Risk. SOL has exhibited high price volatility relative to more traditional asset classes. For example, there were steep increases in the value of certain digital assets, including SOL, over the course of 2021. These increases were followed by steep drawdowns throughout 2022. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout SOL’s history. Over the past three years (using data ending September 30, 2025), Solana has exhibited a historical annualized volatility of 95% and maximum annual price decrease of -42%. As of the date of this prospectus, digital asset prices continued to fluctuate in 2025.
Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset trading platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events, the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. Some sources report the price of Solana declined 94% overall in 2022, including over 50% in the two months following FTX’s declaration of bankruptcy. The 2022 events also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these or similar events, digital asset prices, including SOL, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined.
While regulatory and enforcement scrutiny increased through the end of 2024, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities, the new U.S. presidential administration has signaled its desire to strengthen U.S. leadership in the digital assets space through the issuance of executive orders and the establishment of an interagency working group that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets in the United States in early 2025.  Meanwhile, the SEC officially rescinded Staff Accounting Bulletin 121 and established a new “Crypto Task Force” focused on providing clarity on the application of the federal securities laws to digital assets and collaborating with the digital assets industry and the public towards establishing an appropriate regulatory framework. Certain members of Congress have also outlined a proposed bicameral roadmap for digital asset legislation to address inconsistencies in digital asset classifications. In 2023, the D.C. Circuit Court found that the SEC’s denial of the Grayscale Bitcoin Trust’s listing was “arbitrary and capricious” under the Administrative Procedures Act in light of the SEC’s approval of two similar bitcoin futures-based exchange-traded products (“ETPs”). In the immediate aftermath of this court decision, the price of bitcoin increased from nearly $26,000 to over $28,100. After the results of the U.S. presidential election in November 2024, the price of bitcoin rallied to an all-time high of over $100,000 in December 2024 based, in part, on the market’s perception that the new presidential administration would be pro-cryptocurrency. The exact timeline and impact of these recent regulatory developments on the Trust’s business is uncertain and it is not possible to predict at this time what risks, if any, that regulatory developments may pose to the Trust, its service providers or to the digital asset industry as a whole.
Extreme volatility in the future, including further declines in the trading prices of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of SOL.
The value of the Trust’s investments in SOL could decline rapidly, including to zero.
SOL’s historical volatility may be due to speculation regarding potential future appreciation in value, which could adversely affect an investment in the Shares.
Momentum investing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by anticipated future appreciation in value. Momentum investing in SOL may have contributed, and may continue to contribute, to speculation regarding potential future appreciation in the value of SOL, inflating and making these prices more volatile. As a result, SOL may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of SOL, and, in turn, an investment in the Trust.
Some market observers have asserted that the SOL market often experiences pricing “bubbles” and have predicted that, in time, the value of SOL will fall to a fraction of its current value, or even to zero.
SOL has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

The price of SOL may be impacted by the behavior of a small number of influential individuals or companies.
The price of SOL has experienced increased volatility resulting from the statements and actions of individuals in the SOL and broader technology community. Filings by companies and social media statements by prominent individuals have in the past and may in the future have an outsized impact on the price of SOL relative to fundamental value considerations. To the extent that the actions of one or more companies or individuals leads to an increase in the price of SOL, a reversal of such position by the company or individual may have a sharp, negative impact on the price of SOL and the value of the Shares.
Adoption Risk.
User adoption of SOL may slow down, stop, or reverse.
The further development and acceptance of the Solana network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. For example, the Solana network faces significant obstacles to increasing the usage of SOL without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume of transactions may not be effective. The slowing, stopping or reversing of the development or acceptance of the Solana network may adversely affect the price of SOL and therefore an investment in the Shares.
The use of SOL to, among other things, buy and sell goods and services is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. SOL is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty. The factors affecting the further development of this industry, include, but are not limited to:
•	continued worldwide growth or possible cessation or reversal in the adoption and use of SOL and other digital assets;
•
government and quasi-government regulation of SOL and other digital assets and their use, including taxation of SOL transactions, or restrictions on or regulation of access to and operation of the Solana network and other digital asset networks;

•
changes in consumer demographics and public tastes and preferences, including the possibility that market participants may come to prefer other digital assets to SOL for a variety of reasons, including that such other digital currencies may have features (like different consensus mechanisms) or uses that SOL lacks;

•	the maintenance and development of the open-source software protocol of the Solana network;
•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;
•	the use of the networks supporting digital assets for developing smart contracts and distributed applications;
•	general economic conditions and the regulatory environment relating to digital assets;
•	because of the energy usage required for mining certain digital assets (applicable to proof-of-work blockchains), regulation stemming from energy usage and/or climate concerns; and
•	negative consumer or public perception of SOL specifically and other digital assets generally.

Currently, there is relatively limited use of SOL in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect an investment in the Shares.
SOL has only recently and very selectively been accepted as a means of payment for goods and services by some retail and commercial outlets, and the use of SOL by consumers to pay such retail and commercial outlets remains extremely limited. Banks and other established financial institutions may refuse to process funds for SOL transactions; process wire transfers to or from SOL trading platforms, SOL-related companies or service providers; or maintain accounts for persons or entities transacting in SOL or providing SOL-related services. In addition, some taxing jurisdictions, including the U.S., treat the use of SOL as a medium of exchange for goods and services to be a taxable sale of SOL, which could discourage the use of SOL as a medium of exchange, especially for a holder of SOL that has appreciated in value. See “—Regulatory Risk—The tax treatment of SOL (including staking of SOL) and transactions involving SOL for U.S. federal income tax purpose is uncertain and may change, which could adversely affect the value of an investment in the Shares.”
Conversely, a significant portion of SOL’s demand is generated by investors seeking to profit from the short- or long-term holding of the asset. Price volatility undermines SOL’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Use of SOL as a medium of exchange and payment method may always be low. A lack of expansion by SOL into retail and commercial markets, or a contraction of such use, may result in damage to the public perception of SOL and the utility of SOL as a payment system, increased volatility or a reduction in the value of SOL, all of which could adversely impact an investment in the Shares. There can be no assurance that such acceptance will grow, or not decline, in the future.
While bitcoin, the first widely used digital asset, and many other digital assets were created and mainly serve as a form of money, digital assets can be used to do more complicated things. Some digital assets were built specifically with more complex use cases in mind. For example, the Solana network was designed primarily to facilitate smart contracts, with the digital asset SOL serving as the transactional mechanism for many portions of such contracts. Smart contracts are programs that automatically execute on a blockchain, allowing for a myriad of interesting applications to be built. It is possible that market demand for digital assets with use cases beyond serving as a form of money could over time reduce the market demand for SOL, which would adversely impact the price of SOL and, as a result, an investment in the Shares. Additionally, certain digital assets use non-blockchain technologies, like Directed Acyclic Graph data structures, to maintain consensus. To the extent market participants come to prefer these other consensus mechanisms or digital assets that use non-blockchain technology, the value of SOL, and therefore an investment in the Shares, may be adversely affected.
Competition from central bank digital currencies (“CBDCs”) and other digital assets could adversely affect the value of SOL and other digital assets.
Central banks have introduced digital forms of legal tender (CBDCs). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as a form of legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, SOL and other digital assets as a medium of exchange or store of value. As a result, the value of SOL could decrease, which could adversely affect an investment in the Trust.

Competing digital assets may adversely affect the value of SOL and digital assets.
Promoters of other digital assets claim that those digital assets have solved certain of the purported drawbacks of the Solana network, for example, allowing faster settlement times, reducing gas fees, or reducing electricity usage in connection with mining. If these digital assets are successful, such success could reduce demand for SOL and adversely affect the value of SOL and an investment in the Trust.
Prices of SOL may be affected due to stablecoins (including Tether and U.S. Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment.
While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the SOL market through its trading in SOL. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past apparently impacted the price of SOL. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the SOL market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for SOL, raising its price, and also argue that those associated with certain stablecoins are involved in laundering money. For example, on February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the SOL market. The issuer of USDC uses the Circle Reserve Fund to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and the U.S. treasuries market, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.
Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for SOL. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a “run” on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. In the United States, the GENIUS Act, which establishes a federal regulatory framework for stablecoins, was passed by the U.S. Congress and signed into law by President Trump on July 18, 2025. Although increasing regulatory clarity for stablecoins is generally viewed in a positive light, volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including SOL), or regulatory compliance concerns about stablecoin issuers or intermediaries, such as trading platforms, that support stablecoins, could impact individuals’ willingness to trade on trading platforms that rely on stablecoins, reduce liquidity in the SOL market, and affect the value of SOL, and in turn impact an investment in the Shares.
The open-source structure of the Solana network protocol means that certain core developers and other contributors may not be directly compensated for their contributions in maintaining and developing the Solana network protocol. A failure to properly monitor and upgrade the Solana network protocol could damage the Solana network.
The Solana network operates based on open-source protocol maintained by a group of core developers and other contributors, largely on the GitHub resource section dedicated to Solana network development. As new SOL are rewarded solely for validator activity (other than the 500 million minted in 2018 upon launch of the Solana testnet) and are not sold on an ongoing basis to generate revenue to support development activity, and the Solana network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Solana network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Solana network and the core developers may lack the resources to adequately address emerging issues with the Solana network protocol. Although the Solana network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. The perception that high-profile contributors may no longer contribute to the network may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum core developer Vitalik Buterin had died. Following the rumor, the price of ether decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of ether. In the event a high-profile contributor to the Solana network, such as Anatoly Yakovenko, is perceived as no longer contributing to the Solana network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of Solana, which could adversely impact the value of the Shares.

Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Solana network. In addition, a bad actor could also attempt to interfere with the operation of the Solana network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Solana network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Solana network and an investment in the Trust may be adversely affected.

Lack of clarity in the corporate governance of SOL may lead to ineffective decision-making that slows development or prevents the Solana network from overcoming important obstacles.
Governance of decentralized networks, such as the Solana network, is by voluntary consensus and open competition. Solana has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect SOL’s utility and ability to grow and face challenges, both of which may require solutions and a directed effort to overcome problems, especially long-term problems.
To the extent lack of clarity in corporate governance of SOL leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

Cybersecurity Risk Related to Solana.
Flaws in the source code of Solana, or flaws in the underlying cryptography, could leave the Solana network vulnerable to a multitude of attack vectors.
If the source code or cryptography underlying SOL proves to be flawed or ineffective, malicious actors may be able to steal SOL held by others, which could negatively impact the demand for SOL and therefore adversely impact the price of SOL. In the past, flaws in the source code for SOL have been discovered, including those that resulted in the loss of users’ SOL. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. In addition, the cryptography underlying SOL could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to steal SOL held by others, which could adversely affect the demand for SOL and therefore adversely impact the price of SOL. Even if the affected digital asset is not SOL, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively impact the demand for SOL and therefore adversely affect an investment in the Shares.
The Solana network is currently vulnerable to several types of attacks, including:
•
“>33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked SOL on the Solana network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain.

•
“>50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked SOL on the Solana network, a malicious actor would be able to gain full control of the Solana network and the ability to manipulate future transactions on the blockchain, including censoring transactions, double-spending and fraudulent block propagation, potentially for an extended period or even permanently. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.

•
“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked SOL on the Solana network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation. The attacker could finalize their preferred chain without any consideration for the votes of other stakers and could also revert finalized blocks.

If a malicious actor, group or botnet (a voluntary or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority (over 50%) of the validating power on the Solana network, it may be able to alter the Solana blockchain on which transactions in SOL rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control (over 50%). To the extent that such malicious actor or botnet did not yield its control of the validating power on the Solana network or the Solana community did not reject the fraudulent blocks as malicious, reversing any changes made to the Solana blockchain may not be possible. If the malicious actor were to gain control of more than 33% of the total staked SOL on the Solana network, they could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain, but it is not believed that they could in double-spending or fraudulent block propagation. Even without 33% control, a malicious actor or botnet could create a flood of transactions in order to slow down the Solana network (similar to a denial-of-service attack).
Some digital asset networks have been subject to malicious activity achieved through control over 50% of the processing power on the network. For example, on May 24, 2018, it was reported that attackers compromised the Bitcoin Gold network in this manner and were successfully able to double-spend units of ether gold in a series of transactions over the course of at least one week and in a total amount of at least $18 million. In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the proof-of-stake Solana network, which could negatively impact the value of SOL and the value of the Shares. Furthermore, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Other digital assets such as Verge, Monacoin and Electroneum have also suffered similar attacks. To the extent that the Solana ecosystem, including the core developers and the administrators of mining pools, does not act to ensure greater decentralization of mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Solana network will increase, which may adversely affect an investment in the Shares. See “—Regulatory Risk.”
Although there are no known reports of malicious activity on, or control of, the Solana network, it is possible that certain groups of coordinating or connected SOL holders may together have more than 50% of outstanding SOL, which if staked and if the users run validators, would permit them to exert authority over the validation of SOL transactions. This risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of SOL, the feasibility of a malicious actor obtaining control of the validating power on the Solana network will increase, which may adversely affect the value of the Shares.

A malicious actor may also obtain control over the Solana network through its influence over core or influential developers. For example, this could allow the malicious actor to stymie legitimate network development efforts or attempt to introduce malicious code to the network under the guise of a software improvement proposal by such a developer. To the extent that the Solana ecosystem fails to attract a significant number of users, the possibility that a malicious actor may be able to obtain control of the Solana network in this manner will remain heightened.
By using cancer nodes, a malicious actor can disconnect the target user from the SOL economy entirely by refusing to relay any blocks or transactions.
Separate from the cybersecurity risks of the Solana protocol, entities that custody or facilitate the transfers or trading of SOL have been frequent and successful targets of cybersecurity attacks, leading to significant theft of SOL.

See “Solana and the Solana Market—Solana and the Solana Network—Forms of Attack Against the Solana Network.”
If any of these exploitations or attacks occur, it could result in a loss of public confidence in SOL and a decline in the value of SOL and, as a result, adversely impact an investment in the Shares.
Smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks, which could reduce the demand for SOL or cause a wider loss of confidence in the Solana network, either of which could have an adverse impact on the value of SOL.
Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming (i.e., coding errors) can have damaging effects. For instance, coding errors may potentially create vulnerabilities that allow an attacker to drain the funds associated with the smart contract, cause issues or render the protocol unusable. There have been a number of vulnerabilities in various smart contract implementations exploited by hackers since the launch of the Ethereum network in 2015 that have resulted in the loss of ether from accounts. For example, in February 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum and Solana networks, led to a $320 million theft of ether. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of SOL.
In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract.
Many applications associated with DeFi are currently deployed on the Solana network, and smart contracts relating to DeFi applications currently represent a significant source of demand for SOL. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Solana network and represent a significant source of demand for SOL, public confidence in the Solana network itself could be negatively affected, and the value of SOL could decrease.
SOL transactions are irrevocable and stolen or incorrectly transferred SOL may be irretrievable. As a result, any incorrectly executed SOL transactions could adversely affect an investment in the Trust.
SOL transactions are not reversible. Once a transaction has been verified and recorded in a block that is added to the Solana blockchain, an incorrect transfer of a digital asset, such as SOL, or a theft of SOL generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.
The custody of the Trust’s SOL is handled by the Solana Custodian, and the transfer of SOL to and from Authorized Participants or their agents is directed by the Sponsor. If the Solana Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s SOL holdings, and the Trust’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Trust will be unable to access its SOL, which could adversely affect an investment in the Shares of the Trust. In addition, if the Trust’s private key(s) is (are) misappropriated and the Trust’s SOL holdings are stolen, including from or by the Solana Custodian, the Trust could lose some or all of its SOL holdings, which could adversely impact an investment in the Shares of the Trust.
Security threats to the Trust’s account with the Solana Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.
The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. Security breaches, computer malware, ransomware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s SOL held in the Trust’s account with the Solana Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s SOL and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Solana Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s SOL may be subject to theft, loss, destruction or other attack.
The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s SOL. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust.
The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Solana Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Solana Custodian, the private keys (and therefore SOL) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Solana Custodian, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Solana Custodian may be unable to anticipate these techniques or implement adequate preventative measures.
An actual or perceived breach of the Trust’s account with the Solana Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.
While the Sponsor has established business continuity plans and systems that it believes are reasonably designed to prevent cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.
If the Solana Custody Agreement is terminated or the Solana Custodian or the Prime Broker or Staking Provider fail to provide services as required, the Sponsor may need to find and appoint a replacement custodian, prime broker and/or staking provider, which could pose a challenge to the safekeeping and safe transfer of the Trust’s SOL, and the Trust’s ability to continue to operate may be adversely affected.
The Trust is dependent on the Solana Custodian and Prime Broker to operate. The Solana Custodian performs essential functions in terms of safekeeping the Trust’s SOL, and its affiliate, Coinbase may be utilized by the Trust to facilitate the selling of SOL by the Trust to pay the Sponsor Fee and, to the extent applicable, other Trust expenses, or in certain circumstances, to purchase and sell SOL in connection with cash creation or redemption transactions. If the Solana Custodian or Prime Broker fail to perform the functions they perform for the Trust due to insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Solana Custodian or the Prime Broker, the Trust may be unable to operate or create or redeem Creation Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.
Additionally, the Trust depends on Staking Provider to execute staking. Staking rewards proceeds will depend on the success of the Staking Provider, including the technology used by such parties. If the Solana Custodian or a Staking Provider experiences technical difficulties or service outages, or is otherwise unable to optimally execute the staking program the Trust's receipt of staking rewards and the value of the Shares may be adversely affected.
Similarly, if an Authorized Participant or a Solana Trading Counterparty suffers insolvency, business failure or interruption, default, failure to perform, security breach, or in certain circumstances a force majeure event or if an Authorized Participant or a Solana Trading Counterparty chooses not to participate in the creation and redemption process of the Trust, and the Trust is unable to engage replacement Authorized Participants or Solana Trading Counterparties or access alternative services on commercially acceptable terms or at all, then the creation and redemption process of the Trust, the arbitrage mechanism used to keep the Shares in line with the NAV and the Trust’s operations generally could be negatively affected.

On March 22, 2023, Coinbase and the Solana Custodian’s parent company, Coinbase Global Inc. (“Coinbase Global” and together, the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”). According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase’s violations of the Exchange Act to the same extent as Coinbase. On February 27, 2025, the SEC announced that it had filed a joint stipulation with Coinbase and Coinbase Global to dismiss the ongoing civil enforcement action against the two entities. The SEC’s complaint against the Relevant Coinbase Entities did not allege that ether is a security nor does it allege that Coinbase’s activities involving ether caused the alleged registration violations, and the Solana Custodian was not named as a defendant. In the event of any future SEC or other governmental, regulatory or other enforcement action of litigation, Coinbase could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide prime brokerage services to the Trust could be affected. If Coinbase were to be required or choose, as a result of a regulatory action or litigation to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Creation Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. While the Solana Custodian was not named in the complaint, if Coinbase Global, as the parent of the Solana Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.
If the Solana Agreement is terminated, the Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s SOL or as the Trust’s prime broker under the same terms as the current Solana Custody Agreement or at all. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian or prime broker, the Sponsor may be required to terminate the Trust and liquidate the Trust’s SOL. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Solana Custody Agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected.
Loss of a critical banking relationship for, or the failure of a bank used by, the Execution Agent could adversely impact the Trust’s ability to create or redeem Creation Baskets, or could cause losses to the Trust.
The Execution Agent is responsible for selling SOL on behalf of the Trust to pay the Sponsor Fee and, to the extent applicable, other Trust expenses. In addition, the Execution Agent will purchase or sell SOL in connection with cash creations and redemptions. The Execution Agent may rely on bank accounts to provide its execution services and hold any cash related to a customer’s purchase or sale of SOL. To the extent that the Execution Agent faces difficulty establishing or maintaining banking relationships, the loss of the Execution Agent’s banking partners or the imposition of operational restrictions by these banking partners and the inability for the Execution Agent to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust.
The Trust could also suffer losses in the event that a bank in which the Execution Agent holds customer cash fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. For example, Silvergate Bank, Silicon Valley Bank, Signature Bank, and First Republic Bank recently experienced financial distress, including voluntary liquidation and receiverships.
Changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash associated with the Trust’s orders to purchase or sell SOL in connection with payment of the Sponsor Fee, and to the extent applicable, other Trust expenses, or in connection with creation and redemption transactions. If the Execution Agent were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Execution Agent’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Execution Agent maintains customer cash could result in losses to the Trust, to the extent the balances are not subject to deposit insurance.

The Execution Agent may utilize the services of the Prime Broker to route Trust orders through certain Connected Trading Venues. The loss or failure of any such Connected Trading Venues may adversely affect the Execution Agent’s ability to execute the Trust’s SOL transactions and cause losses for the Trust.
In connection with selling SOL on behalf of the Trust, the Execution Agent (acting as agent of the Trust) may elect to route SOL purchase or sale orders to a trading platform operated by Coinbase, Inc., the Prime Broker. The Prime Broker provides access to a number of trading platforms and venues where the Execution Agent, acting on behalf of the Trust, may execute orders to buy and sell SOL (each such venue, a “Connected Trading Venue”). In connection with these activities, the Prime Broker may hold SOL with such Connected Trading Venues for a short time in order to effect the Trust’s orders. If the Prime Broker were unable to access to these Connected Trading Venues, its trading services (and therefore the Execution Agent’s services as well) could be adversely affected to the extent that the Execution Agent is limited in its ability to execute order flow for the Trust, and the Trust could suffer resulting losses or disruptions to its operations. While the Prime Broker has policies and procedures to oversee Connected Trading Venues, if any of these venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Execution Agent, on behalf of the Trust, might not be able to fully recover the Trust’s SOL.
A disruption of the internet may affect the use of SOL and subsequently the value of the Shares.
Solana is dependent upon the internet. A significant disruption in internet connectivity could disrupt the Solana network’s operations until the disruption is resolved and have an adverse effect on the price of SOL. In particular, some variants of digital assets have been subjected to a number of denial-of-service attacks, which have led to temporary delays in block creation and in the transfer of the digital assets. While in certain cases in response to an attack, an additional hard fork has been introduced to increase the cost of certain network functions, the relevant network has continued to be the subject of additional attacks. Moreover, it is possible that if SOL increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.
Any future attacks that impact the ability to transfer SOL could have a material adverse effect on the price of SOL and the value of an investment in the Shares.
Regulatory Risk.
As SOL and the broader digital assets ecosystem has grown, it has begun to attract more regulatory attention around the globe. The future regulatory environment is uncertain and may vary by country or even within countries. Failure to appropriately regulate the digital assets ecosystem could stifle innovation, which could adversely impact the value of the Shares.
As SOL and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including the Financial Crimes Enforcement Network (“FinCEN”), SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the U.S. Internal Revenue Service (the “IRS”), state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset trading platform market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Although such actions were dismissed in 2025, since 2023 the SEC has charged certain large U.S. digital asset trading platforms (Binance, Coinbase and Kraken) with supporting the trading and settlement of securities in violation of the U.S. federal securities laws. The U.S. Congress is also actively preparing new legislation to address certain market structure issues relating to digital assets and stablecoins. The outcome of this legislation is unknown. Ongoing and future regulatory actions and federal legislation with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.
For example, the events of 2022, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset trading platforms and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset trading platforms and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, or similar future events, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.
U.S. federal and state regulators, as well as the White House, issued reports and releases concerning crypto assets, including Solana and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.
President Trump has issued executive orders addressing the administration’s intention to establish a comprehensive digital asset regulatory framework. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.
On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. It is currently unknown how the actions or recommendations of the task force and this Executive Order or future governmental actions may impact the status of Solana or any other digital asset as a “security” or how Solana or the Trust would be treated under any new or revised regulatory framework.
President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology”, aimed to reorient the federal governments approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration. In July of 2025, President Trump’s Working Group on Digital Asset Markets released a report, “Strengthening American Leadership in Digital

Financial Technology”, which directed the SEC and other government agencies to provide additional clarity to on certain regulatory considerations in U.S. cryptocurrency markets. The consequences of federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares. If the Sponsor determines not to comply with such regulatory and registration requirements, it may seek to cease certain or all of the Trust’s operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.
It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and SOL held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.
FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as a money services business and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset trading platform, for similar violations. The requirement that trading platforms that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling SOL and therefore may adversely affect the price of SOL and an investment in the Shares.
The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether a digital asset that has been associated with such addresses in the past can be easily sold. This “tainted” digital asset may trade at a substantial discount to an untainted digital asset. Reduced fungibility in the digital asset markets may reduce the liquidity of such digital assets and therefore adversely affect their price.
In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”
Under regulations from the New York State Department of Financial Services (“NYSDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYSDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure. The regulation of digital asset activity under state money transmission laws varies substantially.
The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of SOL and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.
The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. If the Solana network was to adopt any of these privacy-enhancing features, these features may provide law enforcement agencies with less visibility into transaction-level data. For example, “privacy pools,” zero knowledge proofs, and other technologies that could enhance privacy have been discussed by participants in the Solana network, Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if the Solana network were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions - such as many virtual currency exchanges, or the Trust’s service providers, such as the Prime Broker or Cash Custodian - to reduce support for or cease offering services for Solana or to the Trust, which could impair the utility of Solana, the value of the Shares and the Trust’s ability to operate in compliance with new laws and regulations. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

In addition, a determination that SOL is a security under U.S. or foreign law could adversely affect an investment in the Shares. See “—Future regulations may require the Trust and the Sponsor to become registered, which may cause the Trust to liquidate.”
As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.
Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on most matters regarding the issuer of the Shares or to take other actions normally associated with the ownership of shares.

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders.
The Sponsor and the Trustee may agree to amend the Trust Agreement without Shareholder consent. The Sponsor shall determine the content and manner of delivery of any notice of any Trust Agreement amendment. Such notice may be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. If an amendment to the Trust Agreement imposes new fees and charges or increases existing fees or charges, including the Sponsor Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial existing right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most Shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the Prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to consent and agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).
Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the CEA.
The Trust is not an investment company subject to the 1940 Act, and the Sponsor believes that the Trust is not required to register under such act. Accordingly, investors do not have the protections afforded by that statute, which is designed to ensure that registered funds are acting in their investors’ best interests, minimize conflicts of interest and provide for the impartial oversight of investment companies. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue. In addition, under Section 36(b) of the 1940 Act, investment advisers to registered investment companies have an express fiduciary duty with respect to their receipt of compensation for services.
The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.
The exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.
The Trust Agreement provides that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any other courts located in Delaware will be the exclusive jurisdiction for any claims, suits, actions or proceedings, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under any federal securities law. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the State of Delaware and any other courts located in Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholder could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.
The Trust Agreement also provides that each Shareholder waives the right to trial by jury in any such claim, suit, action or proceeding. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. No Shareholder can waive compliance with respect to the U.S. federal securities laws and the rules and regulations promulgated thereunder.
If a Shareholder opposed a jury trial demand based on the waiver, the applicable court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with applicable federal laws. To the Trust’s knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the U.S. federal securities laws has not been finally adjudicated by the U.S. Supreme Court. However, the Trust believes that a contractual jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the Trust Agreement. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.
As the Sponsor and its management have relatively limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.
While the Sponsor, its management team, and the Execution Agent operate other investment vehicles that, like the Trust, specifically invest in digital assets, including a spot bitcoin exchange-traded product and a spot ether exchange-traded product, they have a relatively limited track record. This limited experience poses several potential risks to the effective management and operation of the Trust. Digital assets, such as SOL, are known for their high volatility, unique technical, legal and regulatory challenges, and rapidly evolving market dynamics. The Sponsor’s relatively limited experience in this specific field may not fully equip them to navigate these complexities effectively, but by managing its own products and through its relationships with the Execution Agent and the Solana Custodian, the Sponsor has amassed significant knowledge regarding SOL and the digital asset markets in general.
The past performance of the Sponsor’s or the Execution Agent’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Trust. The unique nature of digital assets makes past performance an unreliable indicator of future success in this area. The digital asset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to digital asset transactions and custody.
Should the experience of the Sponsor, its management team, or the Execution Agent prove inadequate or unsuitable for managing a digital asset-based investment vehicle like the Trust, it could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Trust’s operations, leading to potential losses for investors or a decrease in the Trust’s overall value.

Furthermore, the Sponsor and the Execution Agent are currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the reputation of either the Sponsor or the Execution Agent, it could have an adverse impact on their ability to continue to serve as Sponsor or Execution Agent, respectively, for the Trust.
Future regulations may require the Trust and the Sponsor to become registered, which may cause the Trust to liquidate.
Current and future federal or state legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which SOL is treated for classification and clearing purposes. In particular, certain transactions in SOL may be deemed to be commodity interests under the CEA or SOL may be classified by the SEC as a “security” under U.S. federal securities laws. The Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of SOL (including staking) under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to dissolve the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.
To the extent that SOL is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading adviser with the CFTC and become a member of the National Futures Association (“NFA”) and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines it is not feasible or desirable to comply with such additional regulatory and registration requirements, the Sponsor will likely terminate the Trust. Any such termination could result in the liquidation of the Trust’s SOL at a time that is disadvantageous to Shareholders.

To the extent that SOL is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust, the Trustee and the Sponsor may be subject to additional requirements under the Investment Company Act and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or non‑recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines it is not feasible or desirable to comply with such additional regulatory and registration requirements, the Sponsor will likely terminate the Trust. Any such termination could result in the liquidation of the Trust’s SOL at a time that is disadvantageous to Shareholders.

The SEC has not asserted regulatory authority over SOL or trading or ownership of SOL and has not expressed the view that SOL should be classified or treated as a security for purposes of U.S. federal securities laws. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. The SEC also has determined that certain digital assets are securities under the U.S. securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including SOL. However, the SEC’s “Crypto Task Force” has indicated that it is re-examining how digital assets are considered “securities” under the federal securities laws and the timeline and outcome of such action is uncertain at this time. Finally, the SEC’s Division of Examinations (“Examinations”) has stated that digital assets are an examination priority for 2025. In particular, Examinations has expressed its intent to focus its examination on the offer, sale, recommendation, advice, trading, and other activities involving crypto assets that are offered and sold as securities or related products, such as spot bitcoin or ether ETPs.
The SEC has recently proposed amendments to the custody rules under Rule 206(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 206(4)-2 to cover all digital assets, including SOL, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including SOL. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangements with the Solana Custodian and Prime Broker. It is possible that such amendments, if adopted, could prevent the Solana Custodian and Prime Broker from serving as service providers to the Trust, or require potentially significant modifications to existing arrangements under the Custody Agreement and Prime Broker Agreement, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the Solana Custodian and Prime Broker currently play, the Trust’s operations (including in relation to creations and redemptions of Creation Units and the holding of SOL) could be negatively affected, the Trust could be terminated (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected. Further, the proposed amendments could have a severe negative impact on the price of SOL and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to SOL, or causing certain holders of SOL to sell their holdings.

SOL and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including SOL. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any existing regulation or future regulatory change or other events on the Trust or SOL is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect SOL, particularly with respect to SOL trading platforms and service providers that fall within such jurisdictions’ regulatory scope. Laws, regulations or directives in foreign countries may conflict with those of the United States and may negatively impact the acceptance of SOL by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the SOL economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of SOL, and, in turn, the value of the Shares.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.
To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYSDFS’ BitLicense regulation.
Such additional regulatory obligations may cause an Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If an Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will timely receive them. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to timely acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity. An Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to dissolve the Trust. Dissolution by an Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any dissolution of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.
The tax treatment of SOL, SOL staking and transactions involving SOL for U.S. federal income tax purpose is uncertain and may change, which could adversely affect the value of an investment in the Shares.
Current IRS guidance indicates that SOL should be treated and taxed as property, not as currency, for U.S. federal income tax purposes, and that transactions involving the payment of SOL in return for goods and services should be treated as barter transactions. Such exchanges result in gain or loss measured by the difference between the price at which SOL is exchanged and the taxpayer’s basis in the SOL. However, because SOL is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in SOL or in transactions relating to investments in SOL may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of SOL may have a negative effect on prices of SOL and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving SOL. In addition, the IRS and U.S. Department of Treasury have proposed regulations regarding the tax information reporting rules for cryptocurrency transactions. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in SOL or in transactions relating to investments in SOL is unknown.

Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.
Investors should consult their personal tax advisors before making any decision to purchase the Shares of the Trust. Additionally, the tax considerations contained herein are in summary form and may not be used as the sole basis for the decision to invest in the Shares from a tax perspective, since the individual situation of each investor must also be taken into account. Accordingly, the considerations regarding taxation contained herein should not be used as any sort of material information or tax advice nor are they in any way to be construed as a representation or warranty with respect to specific tax consequences. The tax treatment of SOL, staking and transactions involving SOL for state and local tax purposes is uncertain and may change, which could adversely affect the value of an investment in the Shares.
Because SOL is a new technological innovation, the tax treatment of SOL for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. A number of states have issued their own guidance regarding the tax treatment of certain digital assets for state income or sales and use tax purposes. It is uncertain what guidance, if any, on the treatment of SOL for state and local tax purposes may be issued in the future. Such treatment may have negative consequences for investors in digital assets, including the potential imposition of a greater tax burden on investors in digital assets or the potential imposition of greater costs on the acquisition and disposition of digital assets. In either case, such different tax treatment may potentially have a negative effect on the price of SOL and a negative impact on the NAV of the Trust.
A hard “fork” or airdrop of the Solana blockchain could result in Shareholders incurring a tax liability.
If a hard fork, airdrop or similar event occurs in the Solana blockchain, the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created. Although the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created, it is possible that Shareholders may still incur a federal income tax liability as a result of a hard fork, airdrop or similar event if, for example, the IRS does not recognize such a disclaimer. Under current guidance, the IRS has held that a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income.
Current IRS guidance does not address whether income recognized by a non-U.S. person as a result of a hard fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S. source “fixed or determinable annual or periodical gains, profits and income” (“FDAP”). A Non-U.S. Shareholder (as defined under “U.S. Federal Income Tax Consequences” below) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of the new digital asset.  There is also the possibility that the Trust may be required to remit a withholding payment to the U.S. Treasury even if there are no distributions to such Non-U.S. Shareholder in the taxable year in which the hard fork, airdrop or similar event occurs.
The receipt, distribution and/or sale of the new digital asset may cause Shareholders to incur a United States federal, state, and/or local, or non-U.S. tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.

A U.S. Tax-Exempt Shareholder may recognize “unrelated business taxable income” as a consequence of an investment in the Shares.
Under current IRS guidance, hard forks, airdrops, staking rewards and similar events with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. Tax-Exempt Shareholder (as defined under “U.S. Federal Income Tax Consequences” below) would constitute “unrelated business taxable income” (“UBTI”). U.S. Tax-Exempt Shareholders should consult their tax advisers regarding whether such Shareholders may recognize UBTI as a consequence of an investment in the Shares.
Intellectual property rights claims may adversely affect the operation of the Solana network.
Third parties may assert intellectual property claims relating to the holding and transfer of SOL and its source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer SOL may adversely affect an investment in the Trust. Additionally, a meritorious intellectual property claim could prevent the Trust and other end-users from accessing, holding or transferring SOL, which could force the liquidation of the Trust’s holdings of SOL. As a result, an intellectual property claim against the Trust or other large SOL participants could adversely affect an investment in the Shares.
Risks Related to the Markets and Service Ecosystems for SOL
The venues through which cryptocurrencies (including SOL) trade are relatively new and may be more exposed to operational problems or failure than trading platforms for other assets, which could adversely affect the value of SOL and therefore adversely affect an investment in the Shares.
Platforms through which SOL trades are relatively new. SOL trading platforms are generally subject to different regulatory requirements than venues for trading more traditional assets, and may be subject to limited or no regulation, especially outside the U.S. Furthermore, many such trading platforms, including exchanges and over-the-counter trading venues, do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. SOL trading platforms may impose daily, weekly, monthly or customer-specific transaction or distribution limits or suspend withdrawals entirely, rendering the exchange of SOL for fiat currency difficult or impossible. Participation in SOL trading on some venues requires users to take on credit risk by transferring digital assets from a personal account to a third party’s account, which could discourage trading on those platforms.
Over the past several years, a number of cryptocurrency trading platforms have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such platforms were not compensated or made whole for the partial or complete losses of their account balances in such exchanges. While smaller trading platforms are less likely to have the infrastructure and capitalization that make larger trading platforms more stable, larger trading venues are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems) and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem. For example, in 2014, the largest bitcoin trading platform at the time, Mt. Gox, filed for bankruptcy in Japan amid reports the trading platform lost up to 850,000 bitcoin, valued then at over $450 million.

As another example, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. In August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large bitcoin trading platform. The value of bitcoin immediately decreased by more than 10% following reports of the theft at Bitfinex. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset trading platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their trading platform accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, Japan-based exchange Coincheck reported that over $500 million worth of the digital asset NEM had been lost due to hacking attacks, resulting in significant decreases in the prices of bitcoin, ether and other digital assets as the market grew increasingly concerned about the security of digital assets. Following South Korean-based trading platform Coinrail’s announcement in early June 2018 about a hacking incident, the price of bitcoin and ether dropped more than 10%. In September 2018, Japan-based trading platform Zaif announced that approximately $60 million worth of digital assets, was stolen due to hacking activities. In May 2019, one of the world’s largest digital asset trading platforms, Binance, was hacked, resulting in losses of approximately $40 million. Further, in November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset trading platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. Various claims and issues related to FTX have not yet been resolved.
More recently, in February 2025, the crypto exchange Bybit was hacked, resulting in the theft of over $1.5 billion of ether. SOL trading platforms that are regulated typically must comply with minimum net worth, cybersecurity, and anti-money laundering requirements, but are not typically required to protect customers to the same extent as regulated securities exchanges or futures exchanges.
Some academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset trading platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

Anonymity and illicit financing risk.
Although transaction details of peer-to-peer transactions are recorded on the Solana blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Solana network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset trading platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. While the Trust’s SOL transactions are expected to be effected by the Execution Agent over-the-counter with known counterparties, if the Trust or the Sponsor were to transact with a sanctioned entity, the Trust or the Sponsor would be at risk of potential criminal or civil lawsuits or liability.
The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for SOL. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust or the Sponsor or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.
Furthermore, Authorized Participants, as broker-dealers, and the Execution Agent, Prime Broker and Solana Custodian, as entities licensed to conduct virtual currency business activity by the New York Department of Financial Services and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept SOL in connection with creation and redemption requests from Solana Counterparties who have represented to the Trust or the Execution Agent that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. In addition, with respect to all SOL delivered to the Trust by Solana Counterparties in connection with creation requests, the Solana Counterparties must represent to the Trust or the Execution Agent that it will form a reasonable belief (i) as to the identities of, and conduct necessary diligence with respect to, any counterparties from whom the Solana Counterparty obtains SOL being transferred and (ii) that such SOL being transferred by the Solana Counterparty to the Trust were not derived from, or associated with, unlawful or criminal activity.
The Sponsor, the Execution Agent and the Trust have adopted and implemented policies and procedures that are designed to ensure that they do not violate applicable AML and sanctions laws and regulations and to comply with any applicable KYC laws and regulations. Each of the Sponsor, the Execution Agent and the Trust will only interact with known third party service providers with respect to whom it has engaged in a due diligence process including a thorough KYC process, such as the Authorized Participants and the Solana Custodian. Authorized Participants, as broker-dealers, and the Solana Custodian, as a limited purpose trust company subject to New York Banking Law, are subject to the BSA and U.S. economic sanctions laws.

The Solana Custodian has adopted and implemented an anti-money laundering and sanctions compliance program that provides protections intended to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, the Solana Custodian performs Know-Your-Transaction (“KYT”) screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Solana Custodian’s KYT program, any SOL that is delivered to the Trust’s custody account will undergo screening to ensure that the origins of that SOL are not illicit.
There is no guarantee that such procedures will always be effective. If the Authorized Participants, the Execution Agent, the Solana Custodian or the Prime Broker were to have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s diligence is ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Solana Custodian. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.
Spot Solana markets may be exposed to fraud and market manipulation.
The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.
The SEC has identified possible sources of fraud and manipulation in the digital asset market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in digital asset manipulating the digital asset’s pricing; (3) hacking of the digital asset’s peer-to-peer network and trading platforms; (4) malicious control of the digital asset network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in digital assets, new sources of demand for digital asset, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at digital asset trading platforms.
Over the past several years, a number of digital asset spot markets have been closed or faced issues due to fraud. In many of these instances, the customers of such digital asset spot markets were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms.
For example, in 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated trading platforms located outside of the United States. Such reports alleged that certain overseas trading platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices.
The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in digital assets may adversely impact pricing trends in digital assets markets broadly, as well as an investment in Shares of the Trust.

Spot SOL markets may be exposed to wash trading.
Spot markets on which SOL trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume trading platforms on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.
Even in the United States, and even on regulated venues there have been allegations of wash trading. Any actual or perceived false trading in the digital asset trading platform market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of SOL and/or negatively affect the market perception of SOL.
To the extent that wash trading either occurs or appears to occur in spot markets on which SOL trades, investors may develop negative perceptions about SOL and the digital assets industry more broadly, which could adversely impact the price SOL and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset trading platforms at a relative competitive disadvantage.
Spot SOL markets may be exposed to front-running.
Spot markets on which SOL trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a group of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To extent that front-running occurs, it may result in investor frustration and concerns as to the price integrity of digital asset trading platforms and digital assets more generally.
Political or economic crises may motivate large-scale sales of SOL, which could result in a reduction in the prices of SOL and adversely affect an investment in the Shares.
As an alternative to fiat currencies that are backed by central governments, SOL is subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of SOL, either globally or locally. Large-scale sales of SOL would result in a reduction in its price and adversely affect an investment in the Shares.
Validators may suffer losses due to staking, or staking may prove unattractive to validators, which could make the Solana network less attractive.
Validation on the Solana network requires SOL to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the Solana network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. The Solana network imposes three types of sanctions for validator misbehavior or inactivity, which would result in a portion of their staked SOL being destroyed or “burned”: penalties, slashing and inactivity leaks. A validator may face penalties if it fails to take certain actions, such as providing a timely attestation to a block proposed by another validator. Under this scenario, a validator’s staked SOL could be burned in an amount equal to the reward to which it would have been entitled for performing the actions. A more severe sanction (i.e., “slashing”) is imposed if a validator commits malicious acts related to the proposal or attestation of blocks with invalid transactions. Slashing can result in the validator having a portion of its staked SOL immediately confiscated, withdrawn or burned by the network, resulting in losses to them. After this initial slashing, the validator is queued for forceful removal from the Solana network’s validator “pool,” and more of the validator’s stake is burned over a period of approximately 36 days with the exact amount of SOL burned and time period determined by the network regardless of whether the validator makes any further slashable errors, at which point the validator is automatically removed from the validator pool. To date, no slashing penalty has been assessed on the Solana network. Staked SOL may also be burned through a process known as an “inactivity leak,” which is triggered if the Solana network has gone too long without finalizing a new block. For a new block to be successfully added to the blockchain, validators that account for at least two-thirds of all staked SOL must agree on the validity of a proposed block. This means that if validators representing more than one-third of the total staked SOL are offline, no new blocks can be finalized. To prevent this, an inactivity leak causes the SOL staked by the inactive validators to gradually “bleed away” until these inactive validators represent less than one-third of the total stake, thereby allowing the remaining active validators to finalize proposed blocks. This provides a further incentive for validators to remain online and continue performing validation activities. Within the post-Merge Solana network, as part of the “activating” and “exiting” processes of staking, staked SOL will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in potential inaccessibility during those periods. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Solana network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Solana network’s proof-of-stake consensus protocol. As part of these “activating” and “exiting” processes of staking on the Solana network, any staked SOL will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors, including network conditions. Un-staking generally takes up to three days to complete on the Solana network, however, depending on demand, un-staking can take between hours, days or weeks to complete. Furthermore, the Solana network requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of SOL. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Solana network’s adoption or the price of SOL. Any disruption of validation on the Solana network could interfere with network operations and cause the Solana network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of SOL to decrease. The limited liquidity during the “activation” or “exiting” processes could dissuade potential validators from participating, which could interfere with network operations or security and cause the Solana network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of SOL to decrease.
Ownership of SOL is pseudonymous, and the supply of accessible SOL is unknown. Entities with substantial holdings in SOL may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of SOL and adversely affect an investment in the Shares.
There is no registry showing which individuals or entities own SOL or the quantity of SOL that is owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early SOL adopters hold a significant proportion of the SOL that has been created to date. There are no regulations in place that would prevent a large holder of SOL from selling SOL it holds. To the extent such large holders of SOL engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, it could result in a reduction in the price of SOL and adversely affect an investment in the Shares.
A temporary or permanent blockchain “fork” could adversely affect an investment in the Shares.
The Solana network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of SOL adopt the modification. When a modification is introduced and a substantial majority of users and validators consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Solana network, with one group running the pre modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of SOL running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. A forthcoming “hard fork” called “Alpenglow” was announced by developers of the Solana network in May of 2025 and is expected to reduce transaction finality time and enhance network security. Alpenglow and other future updates could be improperly implemented or not implemented at all, potentially creating vulnerabilities, outages and disruptions in the Solana network, which would impact the price of SOL and the Shares.
Furthermore, a hard fork can introduce new security risks. For example, when Ethereum and Ethereum Classic split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued trading platforms through at least October 2016. A trading platform announced in July 2016 that it had lost 40,000 ether tokens from the Ethereum Classic network, which was worth about $100,000 at that time, as a result of replay attacks. Another possible result of a hard fork is an inherent decrease in the level of security. After a hard fork, it may become easier for an individual validator or validator pool to exceed 50% of the processing power of the Solana network, thereby making the network more susceptible to attack.
A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect SOL’s viability. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of SOL while resisting community-led efforts to merge the two chains. This would result in a permanent fork, as in the case of Ethereum and Classic Ethereum Classic, as detailed above.
A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect SOL’s viability. It is possible, however, that a substantial number of validators could adopt an incompatible version of SOL while resisting community-led efforts to merge the two chains. This would result in a permanent fork, as in the case of Ethereum and Ethereum Classic, as detailed above.
As another example of the effects of hard forks on digital assets, on September 15th, 2022, the Ethereum network successfully completed its Merge, moving from a Proof-of-Work (“PoW”) model to a Proof-of-Stake (“PoS”) model. Ethereum PoW miners who disagreed with the new consensus mechanism forked the network, which resulted in the EthereumPoW network (“ETHW”). ETHW was driven by a small but vocal group of miners who wished to hold onto revenue as Ethereum switched to PoS. The vast majority of token holder votes preferred the new PoS consensus method. There was no material impact on the Ethereum network as a result of the fork. All ether holders were airdropped ETHW tokens as a result of the hard fork.

However, not all liquidity providers were able to trade the new token and the ETHW token almost immediately lost most of its value.
In the event of a hard fork of the Solana network, the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the ether, cash or other assets or rights received as a result of a hard fork or airdrop in respect of SOL (“IR Assets”) so created. As a result, shareholders will not receive the benefits of any hard fork or airdrop. SOL is the only digital asset that will be held by the Trust. In the event the Trust seeks to change its treatment of Incidental Rights or IR Assets, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
In the event of a fork, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network it believes is generally accepted as the Solana network and should therefore be considered the appropriate network, and the associated asset as SOL, for the Trust’s purposes. If the Trust modifies its policy on forks and airdrops, notice to Shareholders will be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.
Risks Related to the Trust and the Shares.
Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.
There is no guarantee that the Trust will meet its investment objective. Factors that may affect the Trust’s ability to meet its investment objective include:
•	the development and maintenance of an active trading market for Shares;
•	the continued participation of Authorized Participants;
•	the ability of Authorized Participants to obtain and dispose of SOL in an efficient manner to effectuate creation and redemption orders;
•	the liquidity of the SOL market and the Trust's staking activities;
•	the functioning of the markets on which SOL trades;
•	the compliance of the Trust’s portfolio holdings and staking activities with investment restrictions, policies or regulatory or tax law requirements; and
•	the ability of the Trust to achieve or maintain an economically viable size.
The Trust is subject to risks due to its concentration of investments in a single asset.
Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset: SOL. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with SOL, including the rise or fall in its price, sometimes rapidly or unexpectedly. By concentrating its investment strategy solely in SOL, any losses suffered as a result of a decrease in the value of SOL can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.
Shareholders will not receive the benefits of any forks or “airdrops.”
The Solana blockchain may be subject to forks or airdrops that create new digital assets. See “Solana and the Solana Market—Solana and the Solana network—Forks and Airdrops.” Shareholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. The Sponsor refers to the right to receive any such benefit as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Assets.” If a hard fork, airdrop or similar event occurs in the Solana blockchain, the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created. SOL is the only digital asset that will be held by the Trust. In the event the Trust seeks to change its treatment of Incidental Rights or IR Assets, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
Although the Sponsor is under no obligation to do so, an inability to realize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in SOL directly rather than purchasing Shares.
The Trust is subject to management and operational risks from its Sponsor and service providers.
The Trust is subject to management risk because it relies on the Sponsor’s ability to achieve its investment objective. Shareholders will have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.
The Trust also is subject to the risk of loss as a result of other services provided by the Sponsor and other service providers, including benchmark, custody, administrative, accounting, tax, legal, custody, transfer agency and other services. Operational risk includes the possibility of loss caused by inadequate procedures and controls, human error and cyber attacks, disruptions and failures affecting, or by, a service provider. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of the Trust and other accounts, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or dissolution of the Trust.
In addition, the Trust’s service providers, including the Solana Custodian, act in similar capacities for a number of other digital asset ETPs. If those digital asset ETPs experience operational challenges or regulatory problems that impact or implicate one or more of the Trust’s service providers, the Trust’s operations may be adversely impacted as a result. The Sponsor will monitor the services provided by the Trust’s service providers to detect and identify any such potential issues with the service providers.
The Trust as well as the Sponsor and its service providers are vulnerable to the effects of public crises, which may arise in the future, which may adversely affect the performance of the Trust’s investment in SOL and your investment in the Trust.
Pandemics and other public health crises may cause a curtailment of business activities which may potentially impact the ability of the Sponsor and its service providers to operate. Such events also could adversely impact the Trust by causing operating delays and disruptions, market disruption and shutdowns (including as a result of government regulation and prevention measures). The COVID-19 pandemic, for example, had substantive effects on social, economic and financial systems, including significant uncertainty and volatility in the financial market.

The Trust’s Prime Broker or Solana Custodian could become insolvent or become subject to a receivership or bankruptcy proceeding, which may result in a loss of or delay in access to Trust assets.
In the event of an insolvency or bankruptcy of the Prime Broker (in the case of the Trading Balance) or the Solana Custodian (in the case of the Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Solana Custodian or Prime Broker in the virtual currency industry, there is a risk that customers’ assets—including the Trust’s assets—may be considered the property of the bankruptcy estate of the Prime Broker (in the case of the Trading Balance) or the Solana Custodian (in the case of the Vault Balance), and customers—including the Trust—may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.
The Solana Custody Agreement contains an agreement by the parties to treat the SOL credited to the Trust’s Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Solana Custodian will serve as fiduciary and custodian on the Trust’s behalf. The Solana Custodian’s parent, Coinbase Global, has stated in its most recent public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Solana Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Solana Custodian became subject to insolvency proceedings and a court were to rule that the custodied SOL were part of the Solana Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Solana Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Solana Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Solana Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.
There is a risk that the Trading Balance, in which the Trust’s SOL and cash is held in omnibus accounts by the Prime Broker (in the latter case, as described below in “Cybersecurity Risk Related to Solana —Loss of a critical banking relationship for, or the failure of a bank used by, the Execution Agent could adversely impact the Trust’s ability to create or redeem Creation Baskets, or could cause losses to the Trust.”), could be considered part of the Prime Broker’s bankruptcy estate in the event of the Prime Broker’s bankruptcy. The Solana Custody Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance. The Prime Broker is not required to hold any of the SOL or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Solana Custody Agreement provides that the Trust does not have an identifiable claim to any particular SOL (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the SOL (and cash) the Prime Broker has allocated to the omnibus wallets the Prime Broker holds, as well as the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues (which are typically held on an omnibus, rather than segregated, basis). If the Prime Broker suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Broker’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Broker, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Broker, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Broker, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares. There are no policies that would limit the amount of SOL that can be held temporarily in the Trading Balance maintained by the Prime Broker.

The Trust will not stake its SOL until the Staking Condition has been satisfied, any additional requirements are met, and the Trust has entered into written agreement(s) with Staking Provider, which could harm the value of the Shares.
In seeking to achieve its investment objective, the Trust will hold SOL and will seek to stake substantially all of its SOL to earn staking rewards to the extent the Trust, in the Sponsor’s sole discretion, can engage in staking without undue legal or regulatory risk, including without jeopardizing its status as a grantor trust for U.S. federal income tax purposes (the “Staking Condition”).
If the Trust engaging in staking activities were to jeopardize the Trust’s ongoing ability to satisfy the Staking Condition and related requirements or conditions in the discretion of the Sponsor, or if the Trust engaging in staking activities raised concerns about the safety or liquidity of the Trust's SOL, the Trust may cease some or all of its staking activities.  Staking on the Solana network involves delegating of SOL to validators and carries risks discussed further below.  Staked SOL may be subject to community-determined penalties for validator misbehavior, or slashing. If the Staking Provider causes the Trust’s staked SOL to be subject to such slashing losses, the Trust could suffer losses of the staked SOL. Additionally, the staking process includes protocol-defined warm-up, activation and withdrawal periods, during which staked SOL is temporarily locked and inaccessible. These phases affect when SOL begins earning rewards, participates in consensus and becomes available for transfer or redelegation.
Staking Provider will stake the Trust’s SOL as the node operator and will operate a validator to stake the Trust’s SOL. The Staking Provider will perform its staking services in collaboration with the Solana Custodian, as the SOL will be staked directly from the Trust’s SOL account with the Solana Custodian. The Trust will maintain control of the SOL while it is staked because it will remain in the Trust’s account with the Solana Custodian (i.e., it will be kept in a separate account for which the Trust is the beneficial and record owner and will not be commingled other parties' accounts with the Solana Custodian). The Trust will maintain the power to unstake its SOL. Each Staking Provider will not have this capability. Staking will be a passive activity for the Trust, as it will not operate its staking program. The Trust’s role will be limited to evaluating and contracting with one or more Staking Providers and instructing the Staking Provider on when to stake and/or unstake the Trust’s SOL.
The Trust will receive a portion of the staking rewards earned through staking activities in the form of additional SOL tokens.  The remaining portion of the staking rewards will be retained by the third party Staking Provider for providing and facilitating the staking activities. The expenses of staking the Trust’s SOL will be paid from the staking rewards generated by the staking program. The staking rewards earned by the Trust will accrue to the Trust’s account with the Solana Custodian and will generally be staked in the same way as the Trust’s already staked SOL.
The Trust may seek an opinion of a tax advisor or a private letter ruling from the Internal Revenue Service that would allow it to utilize a credit facility or an alternative means of satisfying redemption requests without un-staking the Trust’s SOL, but it will not take such actions in the absence of such an opinion or ruling.
The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s SOL.
The Sponsor will continue to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Sponsor believes that the security procedures that the Sponsor and the Solana Custodian utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s SOL from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor and Solana Custodian employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Solana Custodian is responsible for its own gross negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s SOL and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.
The Trust’s Policy for managing the liquidity risks of staking may not fully prevent the Trust from experiencing liquidity challenges, especially in extreme or stressed market conditions.
The Trust’s staking program involves the temporary loss of the ability to transfer or otherwise dispose of the Trust’s SOL. The Sponsor expects that under normal conditions, the Trust will generally regain complete control over the Trust’s SOL in up to three days of instructing the Solana Custodian to unstake or "exit" the Trust’s staked SOL positions. However, there can be no guarantee that such process will result in the Trust regaining complete control of its SOL in time to satisfy its current obligations. Accordingly, the Sponsor may consider a number of options to manage the liquidity of the Trust’s assets in times of stress, including a temporary extension of the settlement timeline for redemption orders or a temporary suspension of redemption orders. The Sponsor may also rely on other means of managing liquidity in the future such as the use of a credit facility or an alternative liquidity arrangement (including a credit facility with the Sponsor or its affiliates acting as lender) in its sole discretion.

The Sponsor has a Policy related to the management of the Trust’s staking-related liquidity risks. The Sponsor reviews this policy at least annually. The Trust may reduce the amount of its SOL that is staked as part of managing its liquidity. The Trust will not utilize leverage, derivatives or similar instruments or transactions in seeking to meet its investment objective; however, the Trust may utilize a short term credit facility or an alternative liquidity arrangement solely for the purposes of obtaining funds necessary to meet redemptions from the Trust. The Policy is designed to manage staking-related liquidity risks, but these risks cannot be fully eliminated, especially in extreme or stressed market conditions or in the event that the Trust or its service providers experience operational disruptions. Accordingly, investors could still experience delays or limitations on redemptions if the Trust is unable to unstake the necessary amount of SOL in time to satisfy its current obligations. The Policy is intended to, and is in line with, the listing rules of the Exchange.

The development and commercialization of the Trust is subject to competitive pressures and may be adversely affected by competition from competing products and other investment vehicles focused on SOL or other digital assets.
The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving SOL more rapidly, effectively or for a lower fee than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust. For exchange-traded products similar to the Trust, there have been significant “first-mover” advantages in terms of asset gathering, trading volume and media coverage. In many cases, the first mover in an asset class has been able to maintain these advantages for extended periods.
Investors may invest in SOL through means other than the Shares, including through direct investments in SOL and other potential financial vehicles, possibly including securities backed by or linked to SOL and digital asset financial vehicles similar to the Trust, or SOL futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in SOL directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of SOL are formed and represent a significant proportion of the demand for SOL, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding SOL, could negatively affect the Benchmark, the Trust’s SOL holdings, the price of the Shares, the net asset value of the Trust and the NAV.
If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of SOL.
In addition, the Trust will compete with direct investments in SOL, SOL futures-based products, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest directly or in other vehicles, which could adversely affect the performance of the Trust.
The value of the Shares may be influenced by a variety of factors unrelated to the value of SOL.
The value of the Shares may be influenced by a variety of factors unrelated to the price of SOL that may have an adverse effect on the price of the Shares. These factors include:
•
The Trust could experience unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of SOL have been developed specifically for this product;

•
The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•
The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs, used to protect the Trust’s account with the Solana Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

•	If the Solana network introduces privacy enhancing features in the future, service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Solana network may increase the potential for SOL to be used to facilitate crime, exposing such service providers to potential reputational harm.
•	If the Staking Condition remains unmet and the Trust is unable to stake its SOL, the Trust may experience adverse consequences.
•	Staking involves the risk of loss of the Trust's SOL, which would adversely affect the value of the Shares.
•
Liquidity challenges related to unstaking the Trust's SOL to meet redemption requests could result in certain liquidity risks to the Trust, including possible delays in the satisfaction of redemption requests.

•	The uncertain legal and regulatory environment regarding staking, especially as it relates to the U.S. federal income tax consequences of staking in a grantor trust structure.
•
If the Staking Condition is met, there is a possibility that the Trust's staking activities could result in potential tax liabilities for beneficial owners of Shares without receiving corresponding distributions from the Trust in connection with the Trust's staking activities.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.
The NAV may not always correspond to the market price of the Shares.
The NAV of the Trust may not always correspond to the market price of its Shares. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, demand or supply for Shares of the Trust in excess of an Authorized Participant’s ability to create or redeem Shares and/or the closing of SOL trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of SOL. Additionally, SOL is traded on trading platform markets and over-the-counter 24-hours a day and seven days a week, and the value of the Shares may therefore change on days and at times when an investor is not able to buy or sell Shares.
The Trust and the Sponsor believe that slippage in trading (i.e., the difference between the expected price and the price at which the trade is executed) is not necessarily more pronounced in the trading of digital assets as compared to other asset classes or in the trading of SOL as compared to other digital assets. To monitor the trading of SOL and other digital assets, the Execution Agent requests quotes from liquidity providers to trade SOL or other digital asset as a spread off a corresponding index. While trading slippage is not expected to have a material impact on the Trust over the long term, trading slippage may from time to time be material on a given day. The Trust does not currently intend to take specific steps to limit the impact of trading slippage.
An Authorized Participant may be able to create or redeem a Creation Basket at a discount or a premium to the public trading price per Share. To the extent creations or redemptions take place in kind in the future, the Trust’s operations will therefore not be directly impacted by any discount or premium in the market price of its Shares.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV calculation.
If the Benchmark is not available or the Sponsor determines, in its sole discretion, that the Benchmark should not be used, the Trust’s SOL investments may be valued using techniques other than reliance on the price established by the Benchmark. The value established by using the Benchmark may be different from what would be produced through the use of another methodology. SOL valued using techniques other than those employed by the Benchmark, including SOL investments that are “fair valued,” may differ from the value established by the Benchmark.
Benchmark correlation risk.
The Trust expects to outperform the Benchmark before taking its expenses and liabilities into account due to its plans to receive SOL staking rewards but may not achieve the desired correlation to the Benchmark and thus may not achieve its investment objective. The difference in performance between the Trust and the Benchmark may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, differences in the timing of the addition or removal of constituent trading platforms underlying the Benchmark, staking rewards earned by the Trust, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.
To the extent the Trust makes use of cash creations and redemptions, it may adversely affect arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of SOL and, as a result, the price of the Shares may fall or otherwise diverge from NAV.
The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the creation and redemption model. Such delays could cause the execution price associated with such trades to materially deviate from the Benchmark price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying SOL, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of SOL, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying SOL held by the Trust or sell Shares at a price lower than the value of the underlying SOL held by the Trust, causing Shareholders to suffer losses. Further, the Trust may not be able to successfully implement in-kind creation and redemption transactions, which could put the Trust at a disadvantage compared to other digital asset ETPs that are able to implement in-kind creations and redemptions.
SOL buying and selling activity associated with the creation and redemption of Creation Baskets, or withdrawal from participation by an Authorized Participant, may adversely affect an investment in the Shares of the Trust.
The Trust’s or the Execution Agent’s purchase of SOL in connection with Creation Basket purchase orders may cause the price of SOL to increase, which will result in higher prices for the Shares. Increases in SOL prices may also occur as a result of SOL purchases by other market participants who attempt to benefit from an increase in the market price of SOL when Creation Baskets are issued. The market price of SOL may therefore decline immediately after Creation Baskets are issued.
Selling activity associated with sales of SOL by the Trust or the Execution Agent in connection with redemption orders may decrease the SOL prices, which will result in lower prices for the Shares. Decreases in SOL prices may also occur as a result of selling activity by other market participants.
In addition to the effect that purchases and sales of SOL by the Trust or the Execution Agent may have on the price of SOL, sales and purchases of SOL by similar investment vehicles (if developed) could impact the price of SOL. If the price of SOL declines, the trading price of the Shares will generally also decline.
Authorized Participant risk.
The Trust has a limited number of financial institutions that may act as Authorized Participants and engage in creation or redemption transactions directly with the Trust, and none of those Authorized Participants is obligated to engage in creation and/or redemption transactions. In the event that one or more Authorized Participants that have substantial interests in the Trust’s Shares exit the business or are unable to proceed with participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, and no other Authorized Participant is able to step forward to create or redeem Creation Baskets, this may result in a significantly diminished trading market for the Shares, and the Shares may be more likely to trade at a premium or discount to the Trust’s NAV and to face trading halts and/or delisting. Further, the Trust’s Authorized Participants may act as authorized participants for a number of other digital asset ETPs. If those digital asset ETPs experience operational challenges or regulatory problems that impact or implicate one or more of the Trust’s Authorized Participants, the Trust may be adversely impacted. In addition, if one or more of the Trust’s Authorized Participants discontinue serving as an Authorized Participant with respect to the Trust but not to other digital asset ETPs, the liquidity of Shares and the value of an investment in the Shares may be adversely affected. Finally, in periods of heightened SOL price volatility, the Authorized Participants may not be able to effectively make markets in several impacted digital asset ETPs at once, which could lead to larger bid-ask spreads or Share price premiums and discounts. The Sponsor will monitor the activity and operations of the Trust’s Authorized Participants to identify any such potential issues.
The inability of Authorized Participants to hedge their SOL exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.
Authorized Participants will generally want to hedge their exposure in connection with Creation Basket creation and redemption orders. To the extent Authorized Participants are unable to hedge their exposure due to market conditions (e.g., insufficient SOL liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of SOL, etc.), such conditions may make it difficult to create or redeem Creation Baskets or cause them to not create or redeem Creation Baskets. In addition, the hedging mechanisms employed by Authorized Participants to hedge their exposure to SOL may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Trust and the spread at which the Trust trades on the open market.
The market infrastructure of the SOL spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.
SOL is extremely volatile, and concerns exist about the stability and reliability of many trading platforms where SOL trades. In a highly volatile market, or if one or more trading platforms supporting the SOL market face an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.
SOL spot trading platforms are not subject to the same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.
The trading for spot SOL occurs on multiple domestic and foreign trading platforms that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond trading platforms. If these trading platforms do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount to the NAV.
In addition, trading on these trading platforms may be halted or disrupted due to regulatory actions, operational problems at the trading platforms or third parties, cybersecurity incidents or acts of fraud or misconduct, among others. In the event a trading platform experiences such a disruption, the Trust may be impacted and the value of the Shares may decline. Further, the price and availability of SOL on these trading platforms may differ, and if the Trust transacts at one trading platform at a time where the price and/or availability of SOL is materially worse than that of another trading platform, the value of Shares may be impacted. Operational problems or failures by SOL trading platforms and fluctuations in SOL prices may reduce confidence in these platforms or in SOL generally, which could adversely affect the price of SOL and therefore adversely affect an investment in the Shares.
Only Authorized Participants may transact in Creation Baskets.
The Trust will process all creations and redemptions of Shares in transactions with financial firms that are authorized to do so (known as “Authorized Participants”). Shareholders that are not Authorized Participants or who are unable to transact in Creation Baskets through Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares. Although shares of the Trust are listed for trading on the Exchange, there can be no assurance that an active trading market for such shares will develop or be maintained. Secondary market trading in Shares may be halted by the Exchange because of market conditions or for other reasons. Shares of the Trust, similar to shares of other issuers listed on a stock exchange, may be sold short and are therefore subject to the risk of increased volatility and price decreases associated with being sold short. Shares trade on the Exchange at prices at, above or below the most recent NAV. The NAV is calculated at the end of each Business Day and fluctuates with changes in the market value of the Trust’s SOL. The trading price of the Shares fluctuates continuously throughout trading hours based on both market supply of and demand for Shares and the underlying value of the Trust’s SOL or the Trust’s NAV. As a result, the trading prices of Shares may deviate significantly from NAV during periods of market volatility. Any of these factors, among others, may lead to the Shares trading at a premium or discount to NAV. While the creation/redemption feature is designed to make it more likely that Shares normally will trade on the Exchange at prices close to the next calculated NAV, market prices are not expected to correlate exactly with the Trust’s NAV due to timing reasons, supply and demand imbalances and other factors. In addition, disruptions to creations and redemptions, including disruptions at Authorized Participants, or other market participants, and during periods of significant market volatility, may result in trading prices for Shares that differ significantly from its NAV. Authorized Participants may be less willing to create or redeem Shares if there is a lack of an active market for such Shares or its underlying investments, which may contribute to the Shares trading at a premium or discount to NAV. Buying or selling Shares on the Exchange involves two types of costs that apply to all securities transactions. When buying or selling Shares through a broker, Shareholders will likely incur a brokerage commission and other charges. In addition, Shareholders may incur the cost of the “spread”; that is, the difference between what investors are willing to pay for Shares (the “bid” price) and the price at which they are willing to sell Shares (the “ask” price). The spread, which varies over time for Shares based on trading volume and market liquidity, is generally narrower if the Trust has more trading volume and market liquidity and wider if the Trust has less trading volume and market liquidity. In addition, increased market volatility may cause wider spreads. There may also be regulatory and other charges that are incurred as a result of trading activity. Because of the costs inherent in buying or selling Shares, frequent trading may detract significantly from investment results and an investment in Shares may not be advisable for investors who anticipate regularly making small investments through a brokerage account.
Solana Counterparty risk.
There can be no guarantee that the Execution Agent will be able to find Solana Counterparties to actively and continuously provide SOL liquidity to the Trust. Because the Solana Counterparties are not contractually obligated to provide SOL liquidity to the Trust, if the Trust is unable to find sufficient sources of SOL liquidity, the Execution Agent may not be able to purchase or sell SOL on behalf of the Trust at prices and at times that will enable the Trust to track the Benchmark. If the Execution Agent is unable to transact in SOL on the Trust’s behalf on a timely and cost-efficient basis, it could adversely affect the price of SOL and therefore adversely affect an investment in the Shares. To the extent that the unavailability of SOL liquidity results in a diminished trading market for the Shares, the Shares may be more likely to trade at a premium or discount to the Trust’s NAV and to face trading halts and/or delisting. Further, if one or more Solana Counterparties or trading platforms or venues supporting the SOL market are unwilling or unable to provide liquidity to the Trust, it could be challenging for any Authorized Participants to provide continuous liquidity in the Shares.
Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.
The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the purchase or redemption settlement date, for (1) any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, (3) such other period as the Sponsor determines to be necessary for the protection of the Trust or its Shareholders (for example, where acceptance of the total deposit required to create each Creation Basket would have certain adverse tax consequences to the Trust or its Shareholders), or (4) as agreed upon between the Sponsor and Authorized Participant. An emergency could include situations where the Trust is unable to transact in SOL or where the Trust is unable to value its SOL holdings. Such a situation may arise when trading of SOL is suspended on one or more of the digital asset trading platforms that are included in the Benchmark (for example, as a result of a significant technical failure, power outage or network error) or the Trust is unable to access the SOL in the Trust’s SOL custody account at the Solana Custodian due to technical or operating issues at the Trust or the Solana Custodian. Because the Trust’s SOL transactions are expected to be effected by the Execution Agent over-the-counter, it is unlikely that the Trust’s SOL transactions would be directly impacted by a trading halt on one or more digital asset trading platforms. However, such disruptions may have an effect on overall SOL liquidity or cause price spreads of SOL to widen.
In addition, the Trust may reject a redemption order if the order is not in proper form as described in the authorized participant agreement by and among the Trust, the Sponsor and the Authorized Participants (the “Authorized Participant Agreement”) or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.
Due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s SOL that remains unstaked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked SOL which must be unstaked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust's SOL that has not been staked, or through another mechanism to manage liquidity in connection with redemption orders in respect of which the Trust has received an opinion of a tax advisor or a tax ruling) will be unstaked only after the redemption request is approved by the Trust, the Sponsor executes an unstake or withdrawal transaction through the Solana Custodian, and such transaction is processed by the Solana network. The Staking Provider will not be able to transfer unstaked SOL or staking rewards to another address on the Solana network. The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.
The Trust’s Shares are listed for trading on the Exchange under the ticker symbol QSOL. Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.
The lack of active trading markets for the Shares of the Trust may result in losses on Shareholders’ investments at the time of disposition of Shares.
Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, will likely be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.
Shareholders could incur a tax liability without an associated distribution of the Trust.
In the normal course of business, Shareholders could incur a taxable gain as a result of the sale of SOL (including sales of SOL to pay the Sponsor Fee and other Trust expenses), which gain does not correspond to a distribution to Shareholders (so-called “phantom income”). Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns. In that event, Shareholders may be subject to tax on any realized capital gain resulting from their pro-rata share of the SOL sold by the Trust even though there is not a corresponding distribution from the Trust. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders” and “U.S. Federal Income Tax Consequences—Taxation of the Trust.”
The amount of SOL represented by the Shares will decline over time.
The amount of SOL represented by the Shares will be reduced during the life of the Trust each time the Trust accrues the Sponsor Fee, and to pay for any extraordinary expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls. The

Trust's staking activities may have the opposite effect on the Trust's assets, subject to the Staking Condition being satisfied and the staking program operating successfully.
Each outstanding Share represents a fractional, undivided interest in the SOL held by the Trust. The Trust transfers SOL to pay for the Sponsor Fee, and to pay for any extraordinary expenses, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Solana network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the Solana blockchain), any indemnification of the Sponsor, Cash Custodian, Solana Custodian, Staking Provider, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Therefore, the amount of SOL represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of SOL or cash used to acquire SOL over time, as the amount of SOL required to create Shares proportionally reflects the amount of SOL represented by the Shares outstanding at the time of such Share issuance. Assuming a constant SOL price, the trading price of the Shares is expected to gradually decline relative to the price of SOL at the rate of the Sponsor Fee and other expenses.
Any errors or changes in calculations used to value the Trust’s SOL holdings and SOL holdings per Share may have an adverse effect on the value of the Shares.
The value of Trust’s SOL holdings is typically determined on a daily basis as of 4:00 p.m. ET on each Business Day. This determination is made utilizing data from the operations of the Trust, calculated as of 4:00 p.m. ET on such day. In the event that the value of the Trust’s SOL holdings or SOL holdings per Share is incorrectly calculated, the Sponsor and the Administrator will not be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.
The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent, the Solana Custodian, Staking Provider or the Cash Custodian.
Under the Trust Agreement, the Trustee and the Sponsor will have a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. The Trust has also agreed to indemnify the Transfer Agent, Solana Custodian, Staking Provider and Cash Custodian under their respective agreements with the Trust for certain liabilities or expenses that such party incurs, subject to certain qualifications. Therefore, the Trustee, Sponsor, Transfer Agent, the Solana Custodian, Staking Provider or the Cash Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the SOL holdings of the Trust and the value of the Shares.
The Sponsor and its affiliates are subject to conflicts of interest that could adversely affect an investment in the Trust.
The Sponsor and its affiliates and their respective officers, directors and employees and other related parties engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its related parties will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its related parties may engage in activities where the interests of the Sponsor and its related parties or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more related parties. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s related parties, and the allocation of such employees’ time between the Sponsor and its related parties may change over time.
The Sponsor and its related parties are responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, offshore funds or accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.
The Sponsor may devote unequal time and attention to the management of different accounts. As a result, the Sponsor may not be able to fulfill its obligations to the Trust as might be the case if it were to devote substantially more attention to the management of a single account. The effects of this potential conflict may be more pronounced where accounts overseen by the Sponsor have different investment strategies.
A conflict of interest arises where the financial or other benefits available to the Sponsor or its related parties differ among the accounts that it manages. Where the structure of the Sponsor’s or its related party’s fee differs among accounts (such as where certain accounts pay higher management fees or a performance or incentive fee), the Sponsor might be motivated to help certain accounts over others. In addition, the Sponsor might be motivated to favor accounts in which it has an interest and/or its related parties have interests. Similarly, the desire to maintain or raise assets under management or to enhance the Sponsor’s or its related parties’ performance record or to derive other rewards, financial or otherwise, could influence the Sponsor to give preferential treatment to those accounts that could most significantly benefit the Sponsor.
The Trust’s service providers (including its Solana Custodian, Administrator, auditor and legal counsel) may provide services to other pooled investment vehicles with similar investment strategies and objectives and, accordingly, may have conflicts of interest. The Trust’s Sponsor and other service providers and their principals, employees or affiliates may invest or trade in digital assets for their own accounts, which activities may conflict or compete with the Trust.
The Sponsor or its related parties may purchase Shares from the Trust from time to time, and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which you may be able to sell your Shares. The Sponsor and its related parties reserve the right, subject to compliance with applicable law, to sell into the market or redeem in Creation Baskets through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor or its related parties face conflicting interests in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its related parties are under no obligation to consider the effect of redemptions on the Trust and other Shareholders in deciding whether to sell or redeem their Shares.
The Sponsor is responsible for selecting and engaging the Trust’s service providers, including the Benchmark Provider. To the extent that the Sponsor has other commercial arrangements with the service providers, the Sponsor may face conflicts of interest with respect to its oversight and supervision of the service providers. Further, to the extent that the Sponsor has investments in SOL and/or in Shares, and due to the fact that the Sponsor Fee is payable based on the value of the Shares, the Sponsor may face potential conflicts of interest with respect to the Benchmark Provider’s valuation of Shares.

Investment vehicles advised or managed by affiliates of the Sponsor hold a minority interest in Coinbase Global, the parent of Coinbase Inc., which serves as the Trust’s Prime Broker and operates one of the digital asset trading platforms included in the Benchmark price and is the parent of the Solana Custodian.
Investment vehicles advised or managed by affiliates of the Sponsor own shares in many public companies listed in the United States, including Coinbase Global, the parent of Coinbase Inc. which operates the Coinbase trading platform and serves as the Trust’s Prime Broker. The Trust values its digital assets by reference to the Benchmark price. Coinbase is one of the digital asset trading platforms included in the Benchmark.
Although neither the Sponsor nor any affiliates of the Sponsor nor any investment vehicles managed or advised by any of them exercise control over Coinbase, it is possible that positions of investment vehicles managed by affiliates of the Sponsor in Coinbase may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor Coinbase’s interests over the interests of the Trust or its Shareholders with respect to, for example, fees charged, and the quality of service provided by Coinbase as Prime Broker. Similarly, investors could have concerns that the Sponsor or affiliates of the Sponsor could influence market data provided by Coinbase in a way that benefits the Sponsor, for example by artificially inflating the values of SOL in order to increase the Sponsor’s fees. This could make the Trust’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect Share trading prices.
Coinbase Global is also the parent company of the Solana Custodian. The Solana Custodian serves as a fiduciary and custodian on the Trust’s behalf, and is responsible for safeguarding digital assets held by the Trust, and holding the private keys that provide access to the Trust’s digital wallets and vaults. The positions of investment vehicles managed by affiliates of the Sponsor in the parent company of the Solana Custodian may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor the Solana Custodian’s interests over the interests of the Trust or its Shareholders with respect to, for example, fees charged, and the quality of service provided by the Solana Custodian. Similarly, it is possible that investors could have concerns that the interests owned by investment vehicles managed by affiliates of the Sponsor in Coinbase could cause it to refrain from taking actions that are in the best interests of the Trust but that could harm the Solana Custodian. This could make the Trust’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect Share trading prices.
There is no guarantee that every employee, officer, director or similar person associated with the Sponsor, the Execution Agent or their affiliates will comply with the policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust, the Sponsor or the Execution Agent.
While the Sponsor has adopted and implemented policies and will adopt standard operating practices requiring that certain applicable personnel pre-clear personal trading activity in which SOL is the referenced asset, there is no way to guarantee that every employee, officer, director, or similar person associated the Sponsor, the Execution Agent or their affiliates will comply at all times with such policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust, the Sponsor or the Execution Agent. This risk is present in traditional financial markets and is not unique to SOL. If such employees or others affiliated with the Trust, Sponsor, Execution Agent, or affiliates respectively do engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Trust, Sponsor, Execution Agent, or relevant affiliate respectively could be the target of civil or criminal fines, penalties, punishments, or other regulatory or other sanctions or lawsuits or could be the target of an investigation, whether directly or indirectly, such as on a failure to diligently supervise theory. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor, the Execution Agent and their affiliates may also participate in transactions related to SOL, either for their own account (subject to certain internal employee trading operating practices) or for the account of other clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the SOL held by the Trust and, consequently, on the market value of SOL.
Limited recourse.
The Solana Custodian has limited liability for any loss, claim, or damage to the Trust, impairing the ability of the Trust to recover losses relating to its SOL and any recovery may be limited, except to the extent that such loss, claim or damage directly resulted from the negligence, bad faith, willful misconduct or fraud of the Solana Custodian. In addition, the Solana Custodian is generally not liable for any loss caused, directly or indirectly, by the failure of the Trust to provide true, correct and complete information to the Solana Custodian, or a force majeure event. Furthermore, the Solana Custodian is generally not liable for a loss caused, directly or indirectly, by any failure or delay to act by any service provider to the Solana Custodian or any system failure in respect of a third party’s automated system that prevents the Solana Custodian from fulfilling its obligations.
Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent fraud, gross negligence, bad faith or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.
Risks Related to the Benchmark.
The Benchmark has a limited history.
The Benchmark has a limited history. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Benchmark, including the spot markets that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Benchmark will appropriately track the price of SOL in the future, and the Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.
The Benchmark Pricing Sources used by the Benchmark are digital asset spot markets that facilitate the buying and selling of SOL and other digital assets. Although many Benchmark Pricing Sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of SOL may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of SOL used in Benchmark calculations and, therefore, could affect the SOL price as reflected by the Benchmark.
The Benchmark is based on various inputs which include price data from various third-party SOL spot markets. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

Right to change the Benchmark.
The Sponsor, in its sole discretion, may cause the Trust to utilize an index or standard other than the Benchmark (an “Alternative Benchmark”) at any time, with at least 60 days’ prior notice to the Shareholders (where possible). The Sponsor may utilize an Alternative Benchmark for a variety of reasons, including, without limitation, if investment conditions change such that the Sponsor believes that an Alternative Benchmark better reflects a fair value price for SOL, the Sponsor has concerns regarding the Benchmark Provider’s ability to continue to publish the Benchmark, or the Sponsor otherwise believes that the use of an Alternative Benchmark would be in the best interest of the Trust. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an Alternative Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.
The trading platforms that may be designated as a principal market under the Benchmark Provider’s methodology face a number of risks.
Unlike traditional stock and commodity exchanges, cryptocurrency trading platforms face a number of risks, including but not limited to, distributed denial-of-service (“dDoS”), interruption of trading, hacking of user accounts, lack of standards and naming convention for symbols, and an unstable technological and legal environment (causing changes in fee structure, blocking of funds withdrawal, etc.). Suspension or disruption of market trading in SOL on one or more Benchmark Pricing Sources may adversely affect the value of the Benchmark.
The Benchmark is subject to the limitations of its methodology and the Solana market.
Though the Benchmark is designed to be representative of the SOL market or otherwise align with its stated objective, it may not be representative in every case or achieve its stated objective in all instances. The Benchmark is designed and calculated strictly to follow the rules of its methodology, and any Benchmark price or other output is limited in its usefulness to such design and calculation. In addition, the Benchmark will necessarily be composed of a limited number of potential principal markets, and thus the Benchmark may not reflect the value of SOL on crypto trading platforms not considered in the Benchmark. Furthermore, the Benchmark Provider publicizes its methodology as a whitepaper available for download on the Benchmark Provider’s website.
The SOL market can be volatile, including those market interests which the Benchmark intends to measure or upon which the Benchmark is dependent in order to achieve its stated objective. For example, illiquidity can have an impact on the quality or amount of data available to the Benchmark Provider for calculation, and may cause the Benchmark to produce unpredictable or unanticipated results. In addition, market trends and changes to market structure may render the objective of the Benchmark unachievable or cause the Benchmark to become impractical to replicate.
The Benchmark Provider could experience system failures or errors.
If the computers or other facilities of the Benchmark Provider, Benchmark Pricing Sources, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Benchmark may be delayed. Errors in Benchmark data, the Benchmark computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to the errors in the Benchmark, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Benchmark is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Benchmark’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.
If the Benchmark is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. See “Calculation of NAV—General.” To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of SOL, the price of the Shares may no longer track, whether temporarily or over time, the global market price of SOL, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of SOL. To the extent such prices differ materially from the market price for SOL, investors may lose confidence in the Shares’ ability to track the market price of SOL, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” SOL will be a common occurrence.
Risks related to pricing.
As set forth under “Calculation of NAV” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the estimated fair market value (“FMV”) for SOL determined by the Benchmark Provider. The price of SOL in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV. The Benchmark Provider has substantial discretion at any time to change the methodology used to determine the FMV of SOL, including the spot markets underlying its methodology. The Benchmark Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes.
The Benchmark Pricing Sources used by the Benchmark Provider are digital asset spot markets that facilitate the buying and selling of SOL and other digital assets. Although many Benchmark Pricing Sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of SOL may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of SOL determined by the Benchmark Provider.
The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s SOL holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of SOL trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of SOL. An Authorized Participant may be able to create or redeem a Creation Basket at a discount or a premium to the public trading price per Share.
Shareholders also should note that the size of the Trust in terms of total SOL held may change substantially over time and as Creation Baskets are created and redeemed.
In the event that the value of the Trust’s SOL holdings or SOL holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

SOLANA AND THE SOLANA MARKET
This section of the Prospectus provides a more detailed description of SOL, including information about the historical development of SOL, how a person holds SOL, how to use SOL in transactions, how to trade SOL, the markets where SOL can be bought, held and sold, the SOL over-the-counter (“OTC”) market and government oversight of SOL.
Solana and the Solana Network
Solana is a digital asset that is created and transmitted through the operations of the peer-to-peer Solana network, which is a network of computers, known as nodes, that operates on cryptographic computer-code based logic, called a protocol. No single entity owns or operates the Solana network, the infrastructure of which is collectively maintained by a distributed user base, a phenomenon known as decentralization. The Solana network allows people to exchange tokens of value, called Solana, which are recorded on a public transaction ledger known as the Solana blockchain. Solana can be used to pay for goods and services, including computational power on the Solana network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on platforms that enable trading in Solana or in individual end-user-to-end-user transactions under a barter system.

The Solana network allows users to write and implement computer programs called smart contracts-that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than Solana on the Solana network. Smart contract operations are executed on the Solana blockchain in exchange for payment of Solana. The Solana network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Solana protocol introduced the Proof-of-History (PoH) timestamping mechanism. PoH automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like Bitcoin and Ethereum, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. PoH is a new blockchain technology that is not widely used. PoH may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users, or may be subject to outages or fail to function as intended. In addition, there may be flaws in the cryptography underlying PoH, including flaws that affect functionality of the Solana network or make the network vulnerable to attack.

In addition to the PoH mechanism described above, the Solana network uses a proof-of-stake consensus mechanism to incentivize Solana holders to validate transactions. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining.”

History of Solana
The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper.

Development of the Solana network is overseen by the Solana Foundation, a Swiss non-profit organization, and Solana Labs, Inc. (“Solana Labs”), a Delaware corporation, which administered the original network launch and token distribution. Although Solana Labs and the Solana Foundation continue to exert significant influence over the direction of the development of Solana, the Solana network, like the Ethereum network, is understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of SOL.
In order to own, transfer or use SOL directly on the Solana network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Solana network. SOL transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending Solana, a user must notify the Solana network of the transaction by broadcasting the transaction data to its network peers. The Solana network provides confirmation against double-spending by memorializing every transaction in the Solana blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Solana network validation process, which adds “blocks” of data, including recent transaction information, to the Solana blockchain. Unlike other blockchains that rely solely on sequential production of blocks through proof-of-work or proof-of-stake mechanisms, however, the Solana network introduces PoH, which creates a historical record that proves an event has occurred at a specific moment in time.
Smart Contracts and Development on the Solana network
Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets. Smart contracts and DApps can execute their code on the execution layer of the Layer 1 (as defined below) Solana network, through Execution Clients located on the Layer 1 Solana network. Alternatively, one proposed path to enabling the Solana network to scale - i.e., removing some computational load and thus network congestion from the Layer 1 Solana network - is to facilitate smart contracts and DApps executing their code on Layer 2s (as defined below) and rolling up (as defined below) their transactions back to the main Layer 1 Solana network through the Layer 1 network’s consensus mechanism.
Development on the Solana network involves building more complex tools on top of smart contracts, such as DApps; organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”); and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.
In total, as of June 1, 2025, more than 200 DApps are currently built on the Solana network, including DApps in the collectible non-fungible token, gaming, music streaming, and decentralized finance categories.

Moreover, the Solana network has also been used as a platform for creating new digital assets and conducting their associated initial coin offerings.
More recently, the Solana network has been used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. Over the course of 2025, between

$6 billion and $13 billion worth of digital assets were locked up as collateral on DeFi platforms on the Solana network.
In addition, the Solana network and other smart contract platforms have been used for creating non-fungible tokens (“NFTs”). Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution. Instead, NFTs allow for digital ownership of assets that convey certain rights to other digital or real-world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Solana network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.
Overview of the Solana Network Operations
In order to own, transfer or use SOL directly on the Solana network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Solana network. SOL transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending SOL, a user must notify the Solana network of the transaction by broadcasting the transaction data to its network peers. The Solana network provides confirmation against double-spending by memorializing every peer-to-peer transaction in the Solana blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending of peer-to-peer transactions is accomplished through the Solana network validation process, which adds “blocks” of data, including recent transaction information, to the Solana blockchain. Unlike other blockchains that rely solely on sequential production of blocks through proof-of-work or proof-of-stake mechanisms, however, the Solana network introduces PoH, which creates a historical record that proves an event has occurred at a specific moment in time.
Summary of a Solana Transaction
Prior to engaging in Solana transactions directly on the Solana network, a user generally must first install on its computer or mobile device a Solana network software program that will allow the user to generate a private and public key pair associated with a Solana address. The Solana network software program and the Solana address also enable the user to connect to the Solana network and transfer Solana to, and receive Solana from, other users.
Each user’s Solana network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive Solana in a peer-to-peer transaction, the Solana recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from which the payor is transferring the Solana. The recipient, however, does not make public or provide to the sender its related private key, only its public key.
Neither the recipient nor the sender reveal their private keys in a peer-to-peer transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the Solana contained in the associated address. Likewise, Solana is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending Solana, a user’s Solana wallet must validate the transaction with the sender’s associated private key. In addition, since every computation on the Solana network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor and the resulting digitally validated transaction is sent by the user’s Solana network software program to the Solana network validators to allow transaction confirmation.
Solana network validators record and confirm transactions when they validate and add blocks of information to the Solana blockchain. No minimum amount of Solana is required to become a validator, which allows them to activate a unique validator key pair (consisting of a public and private validator key). When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted transaction requests and accepted transactions and (ii) a reference to the prior block in the Solana blockchain to which the new block is being added. The validator becomes aware of outstanding unrecorded transactions through the data packet transmission and distribution discussed above.
Upon the addition of a block of Solana transactions, the Solana network software program of both the spending party and the receiving party will show confirmation of the transaction on the Solana blockchain and reflect an adjustment to the Solana balance in each party’s Solana network public key, completing the Solana transaction. Once a transaction is confirmed on the Solana blockchain, it is irreversible.
Some Solana transactions are conducted “off-blockchain” and are therefore not recorded in the Solana blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding Solana or the reallocation of ownership of certain Solana in a digital wallet containing assets owned by multiple persons, such as a digital wallet maintained by a digital assets platform. In contrast to on-blockchain transactions, which are publicly recorded on the Solana blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly Solana transactions in that they do not involve the transfer of transaction data on the Solana network and do not reflect a movement of Solana between addresses recorded in the Solana blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of Solana ownership is not protected by the protocol behind the Solana network or recorded in, and validated through, the blockchain mechanism.
Creation of New Solana
Initial Creation of Solana
Unlike other digital assets such as Bitcoin, which are solely created through a progressive mining process, 500 million SOL were created in connection with the launch of the Solana network. The initial 500 million Solana were distributed as follows:

•	Investors: 189 million SOL, or 37.8% of the supply, was sold in private sales to venture capital and other investors conducted between 2018 to 2021.
•	Solana Foundation: 52 million SOL, or 10.4% of the supply, was distributed to the SOL Foundation for operational costs incurred in the development of the Solana network.
•	Solana Labs, Inc.: 64 million SOL, or 12.8% of the supply, was retained by Solana Labs to be used, at least in part, to compensate the employees of Solana Labs.
•	Community: 195 million SOL, or 39.0% of the supply, was distributed to the Solana Foundation to be deployed as bounties, incentive programs, marketing and grants.
Following the launch of the Solana network, SOL supply increases through a progressive minting process. SOL supply and issuance rate varies based on factors such as recent use of the network.

Proof-of-Stake Process
Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work.
Under a proof-of-stake protocol, token holders who voluntarily commit to staking are given the exclusive right to validate transactions and participate in consensus. Token holders can elect to stake their SOL in order to earn SOL tokens as staking rewards. Token holders can actively participate in the staking of their SOL by operating a validator node.
Alternatively, token holders can participate in staking by delegating their SOL to a validator node operated by another party. Validator nodes are selected by the Solana network to validate transactions and earn staked SOL rewards for completing such validation. Approximately every 400-600 milliseconds, a new block is added to the Solana network with the latest transactions processed by the network, and the validator that generated this block is awarded SOL. As such, there is not a competitive race to solve a mathematical puzzle that prevails in a proof-of-work consensus mechanism.
Fees are paid to validators that participate in the consensus and propose new blocks on the blockchain and other validators earn much lower fees for attesting to each block. Validators perform both roles on a continuous basis and are called upon on a basis determined by the protocol. The SOL trading market may be impacted by the supply of SOL that voluntarily elects to commit to staking. The Solana network issues a fixed amount of rewards for voting on blocks, which are divided among the participating validators. The less validators and the less users staking their SOL, the more rewards are available, and vice versa.
Staking

Subject to the Staking Condition being met, the Sponsor seeks to stake substantially all of the Trust’s assets through one or more trusted Staking Providers, which may include an affiliate of the Sponsor or the Execution Agent. In consideration for any staking activity in which the Trust may engage, the Trust would receive certain staking rewards of SOL tokens, which may be treated as income to the Trust. The amount of SOL the Trust may receive as reward for its staking activity can vary significantly. Staking activity comes with a risk of loss of SOL. Staked assets are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The Trust may also be subject to “slashing” penalties. Slashings occur when a validator attests to two different histories of the chain and penalties occur when a validator is offline for a prolonged period of time. In combination, they deter malicious validators from attacking blockchains. To date, no slashing penalty has been assessed on the Solana network. The Sponsor believes that the Staking Providers are reputable and will not engage in harmful behavior that could lead to slashing or penalties but the Sponsor cannot guarantee that there will be no slashing penalties assessed.
In May of 2025 the SEC Division of Corporation Finance's staff issued a “Statement on Protocol Staking Activities” (the “Statement”). The Statement gave the SEC staff’s view regarding staking on networks that use a proof-of-stake consensus mechanism. The staff's view is that some of these activities do not involve the offer and sale of securities within the meaning of the Securities Act and the Exchange Act. Accordingly, under such an interpretations, the participants in such staking activities do not need to register these transactions with the SEC under the Securities Act. The Sponsor believes that the Trust’s staking activities are of the type described in the Statement and therefore does not involve the purchase and sale of securities.

However, if the staff or the SEC were to disagree with the Sponsor’s position, or if the SEC or the staff were to take a position counter to the position stated in the Statement, the Trust or its service providers may be deemed to be in violation of federal securities laws. The SEC Division of Corporation Finance subsequently gave a similar statement with regard to certain liquid staking activities in August of 2025.
Staking Rewards are computed and issued once per Epoch. Generally, an Epoch is approximately two days long on the Solana network. Rewards accrued in a given Epoch are issued to all validators and delegators in the first block of the following Epoch. Staking yield is presented as an annualized figure, though the number varies each Epoch as the inflation rate and total active stake continually changes. Staking Rewards have historically ranged from a low of 5.33% in June 2022 to a high of 12.36% in January 2025.
The treatment of staking in a grantor trust for U.S. federal income tax purposes is still developing.  As a grantor trust, the Trust can undertake only certain types of activities.  Please see “Taxation of the Trust” below for more details.
Limits on Solana Supply.
The rate at which new SOL supply has been minted and put into circulation has varied since network launch. Additionally, the Solana protocol reduces the SOL supply by eliminating 50% of transaction fees paid to the network. As a result, net changes in SOL supply are expected to vary in the future.
At network launch, the SOL circulating supply was 8 million SOL. Between network launch and September 30, 2025, the circulating supply of SOL increased by roughly 6,800% to approximately 544 million SOL.

In February 2021, the SOL supply inflation rate was changed from 0.1% to a new initial inflation rate of 8%. The 8% initial inflation rate is scheduled to decline in 15% increments until a long-term inflation rate of 1.5% is reached. As of September 30, 2025, the SOL supply issuance rate was approximately 4.2% on an annual basis before any offsets for eliminated transaction fees.

Modifications to the Solana Protocol
Historically, the Solana network’s development has been overseen by Solana Labs, the Solana Foundation and other core developers. The Solana Foundation and core developers are able to access and alter the Solana network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Solana network’s source code.

For example, in March 2020, the Solana network launched the Mainnet Beta version of the Solana network, one month after launching the testnet, Tour de SOL. Solana Labs led the development of these reference implementations.

The Solana network operates using open-source protocols, meaning that any user can become a node by downloading the Solana Client and participating in the Solana network, and no permission of a central authority or body is needed to do so. In addition, anyone can propose a modification to the Solana network’s source code and then propose that the Solana network community support the modification. These proposed modifications to the Solana network’s source code, if adopted, can lead to forks (referred to as “planned forksˮ because they take place through a formal process). A forthcoming “hard fork” called “Alpenglow” was announced by developers of the Solana network in May of 2025 and is expected to reduce transaction finality time and enhance network security. Alpenglow and other future updates could be improperly implemented or not implemented at all, potentially creating vulnerabilities, outages and disruptions in the Solana network, which would impact the price of SOL and the Shares.

In the case of planned forks, the core developers, including those associated with or funded by the Solana Foundation, are able to access and alter the Solana network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Solana network’s source code called SIMDs. Any user can propose an idea for modifying the Solana network’s source code, and the core developers are responsible for merging the proposed idea into the SIMD repository on GitHub, where it formally becomes a SIMD. However, the release of proposed updates to the Solana network’s source code by core developers does not guarantee that the updates will be adopted. The developers of each Solana Client must agree to implement the SIMD’s changes to the Solana network in the source code for their respective client software, nodes must accept the changes made available by the developers of the Solana Client software they use by choosing to individually download the modified Solana Client software, and ultimately a critical mass of validators and users - such as DApp and smart contract developers, as well as end users of DApps and smart contracts, and anyone else who transacts on the Solana blockchain or Solana network - must support the shift, or the upgrades will lack adoption.

Typically in the case of a planned fork, once the SIMDs are formally introduced by being merged into the SIMD repository on GitHub, a robust debate within the Solana community as to the advisability of the proposed change ordinarily follows. Assuming the core developers at the protocol level and the developers of individual Solana Clients reach a broad consensus among themselves in favor of introducing the change into the respective source code they are responsible for developing and maintaining, the source code modification will be introduced and made available to download. A modification of the Solana network’s source code is only effective with respect to the Solana nodes that download it and modify their Solana Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. Typically, after a modification introduced and if a sufficiently broad critical mass of users and validators support the modification and nodes download the modification into their individual Solana Clients, the change is implemented and the Solana network continues to operate uninterrupted, assuming there are no software issues (e.g., bugs, outages, etc.). However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Solana Clients, and the modification is not backwards compatible with the Solana blockchain or network or the Solana Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Solana network, with one group of nodes running the pre-modified software, with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software. See “Risk Factors -A temporary or permanent “fork” or “clone” could adversely affect an investment in the Shares.”

Core development of the Solana source code has increasingly focused on modifications of the Solana protocol to increase speed and scalability and to allow for financial and non-financial next generation uses.
The Trust’s activities will not directly relate to scalability or upgrade projects, though such projects may potentially increase demand for Solana and the utility of the Solana network as a whole. Conversely, if they are unsuccessful or they cause users or application or smart contract developers to migrate away from the Solana blockchain, demand for SOL could potentially be reduced. Also, projects that operate and are built within the Layer 1 Solana blockchain and network may increase the data flow on the Solana network and could either “bloat” the size of the Solana blockchain or slow confirmation times.
Forks and Airdrops
A “hard fork” of the Solana network (or any other a proof-of-stake digital asset network) occurs when there is a disagreement among users and validators over modifications to the network, which are typically made through software upgrades and subsequently accepted or rejected through downloads or lack thereof of the relevant software upgrade by users. If less than a substantial majority of users and validators consent to a proposed modification, and the modification is not compatible with the software prior to its modification, a fork in the blockchain results, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork is the existence of two versions of the network running in parallel, yet lacking interchangeability. After a fork, holders of the original digital asset typically end up holding equal amounts of the original digital asset and the new digital asset.
For example, in August 2017, bitcoin “forked” into bitcoin and a new digital asset, bitcoin cash, as a result of a several-year dispute over how to increase transaction throughput. The solution favored by the majority of users and miners was to make software changes that would allow “off-chain” scaling solutions, such as the Lightning Network, which works by allowing secure transactions to occur in a separate network of bilateral payment channels that only periodically settle through a transaction on the main Bitcoin network. A minority group favored a less complex approach of simply increasing the number of transactions that can be validated at the same time. A sizable minority of miners adopted software that implemented the latter approach, which effectively created a new network, the Bitcoin Cash network, with a transaction history identical to that of the Bitcoin Network. The identical transaction history meant that each holder of bitcoin at the time of the new network’s formation continued to hold bitcoin for use on the Bitcoin Cash network, but also received an equal amount of Bitcoin Cash for use on the new network.
Forks may also occur after a significant security breach. For example, in June 2016, a smart contract developed and deployed on the Ethereum network was hacked and approximately $60 million worth of ether was stolen, which resulted in most participants in the Ethereum ecosystem electing to adopt a hard fork that effectively reversed the hack. However, a minority of users continued to develop the old blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain also named ether, or ETC. Ethereum Classic’s ether remains traded on several digital asset trading platforms.
Additionally, a fork could be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run for any given digital asset. Such a fork could adversely affect SOL’s viability. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the network while resisting community-led efforts to merge the two chains, resulting in a permanent fork.
A hard fork can introduce new security risks. Another possible result of a hard fork is an inherent decrease in the level of security. After a hard fork, it may become easier for an individual validator or validator pool to exceed 50% of the processing power of the Solana network, thereby making the network more susceptible to attack. A fork in the Solana network could adversely affect an investment in the Shares.
In addition to forks, SOL (or any other digital asset) may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free simply by virtue of having held the original digital asset at a certain point in time leading up to the airdrop. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned ether as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational security, legal or regulatory, or other risks for the Trust, the Sponsor, Authorized Participants, or other entities.
From time to time, the Trust may be entitled to Incidental Rights or IR Assets by virtue of its ownership of SOL, generally through a fork in the Solana blockchain, an airdrop offered to holders of SOL or other similar event.

In the event the Trust becomes entitled to Incidental Rights or IR Assets by virtue of its ownership of SOL, the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created. SOL is the only digital asset that will be held by the Trust. In the event the Trust seeks to change its treatment of Incidental Rights or IR Assets, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.

In the event of a fork, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network it believes is generally accepted as the Solana network and should therefore be considered the appropriate network, and the associated asset as SOL, for the Trust’s purposes.
If the Trust modifies its policy on forks and airdrops, notice to Shareholders will be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.
Forms of Attack Against the Solana network
All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Solana network contains certain flaws. For example, the Solana network is currently vulnerable to a “51% attack” where, if a validator or group of validators acting in concert were to gain control of more than the relevant threshold of the staked SOL, a malicious actor would be able to gain full control of the network and the ability to manipulate the Solana blockchain. Although referred to generically as “51% attacks”, there are different thresholds that could lead to different types of attack on the consensus process. For more information, see “Risk Factors—Flaws in the source code of Solana, or flaws in the underlying cryptography, could leave the Solana network vulnerable to a multitude of attack vectors.” As of September 30, 2025, the top three largest staking pools controlled nearly 69% of the SOL staked on the Solana network.
In addition, many digital asset networks have been subjected to a number of denial-of-service attacks, which has led to temporary delays in block creation and in the transfer of SOL. Any similar attacks on the Solana network that impact the ability to transfer SOL could have a material adverse effect on the price of SOL and the value of the Shares.
For example, on September 14, 2021, the Solana network experienced a significant disruption, later attributed to a type of denial-of-service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Any similar attacks on the Solana network that impact the ability to transfer Solana could have a material adverse effect on the price of SOL and the value of the Shares.

This is not intended as an exhaustive list of all forms of attack against the Solana network. For additional information, see the “Risk Factors” section of this prospectus.
Market Participants
Validators
In proof-of-stake, validators risk or stake coins to compete to be randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Malfunctions that cause validators to go offline and, in turn, inhibit them from performing their duties, can result in financial penalties (e.g., inactivity leak). Any malicious activity, such as validating multiple blocks for the same slot, making incorrect attestations or otherwise violating protocol rules, results in the penalization or in extreme cases slashing of staked coins and forced exit from performing validator duties. The penalty varies depending on the type of offense and correlation to potential offenses by other validators.
Validators range from SOL enthusiasts to professional operations that design and build dedicated machines and data centers, including “clusters,” which are groups of validators that act cohesively and combine their processing to confirm transactions. On the Solana network, a validator does not have any minimum staking requirement in order to participate in maintaining the network. When a validator confirms a transaction, the validator and any associated stakers receive fees, including a base fee and a discretionary tip. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by increasing offered transaction fees to incentivize validators to give their submitted transaction requests priority. Validators less commonly capture MEV in the Solana network because, unlike the Ethereum network, it does not publicly expose transactions before they are accepted by a validator. However, some efforts are underway to help Solana Validators consistently capture MEV.

Investment and Speculative Sector
This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.
Retail Sector
The retail sector includes users transacting in direct peer-to-peer SOL transactions through the direct sending of SOL over the Solana network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of SOL as a means of payment is still developing and has not been accepted in the same manner as bitcoin due to SOL’s relative nascency and because SOL has a generally different purpose than bitcoin. In addition, end users of DApps and smart contracts built on the Layer 1 Solana network can access many types of goods and services and engage in a variety of transactions using the functionality of the relevant DApp or smart contract.
Service Sector
This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of SOL. For example, Coinbase, Kraken, and Gemini are some of the larger Solana trading platforms by volume traded. Coinbase Custody Trust Company, LLC, the Solana Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store SOL for users. If Solana network continues grows in adoption, it is anticipated that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Solana network.
Competition
As of September 2025, over 17,000 different digital tokens are tracked CoinGecko.com, of which Solana is currently the 6th largest digital asset by market capitalization. While Solana has enjoyed some success in its limited history, the aggregate value of outstanding SOL is smaller than that of bitcoin and ether and may be eclipsed by the more rapid development of other digital assets. In addition, a number of newer digital assets also function as smart contracts platforms, including Avalanche and Cardano. Some industry groups are also creating private, permissioned blockchain versions of Solana.

Government Oversight
As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve and state financial institution and regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors.
Recently, President Trump has issued executive orders addressing the administration’s intention to establish a comprehensive digital asset regulatory framework.  It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and SOL held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.
In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.
Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that may affect a digital asset network, the digital asset markets, and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope.

Spot Solana Markets

Solana spot markets typically permit investors to open accounts with the market and then purchase and sell SOL via websites or through mobile applications. Prices for trades on Solana spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a Solana market and trading SOL is different from, and should not be confused with, the process of users sending SOL from one Solana address to another Solana address on the Solana blockchain. This latter process is an activity that occurs on the Solana network, while the former is an activity that occurs entirely on the private website operated by the spot market. The spot market typically records the investor’s ownership of SOL in its internal books and records, rather than on the Solana blockchain. The spot market ordinarily does not transfer SOL to the investor on the Solana blockchain unless the investor makes a request to the exchange to withdraw the SOL in their exchange account to an off-exchange Solana wallet.

Outside of the spot markets, SOL can be traded in the over the counter (“OTC”) market in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for SOL, investment managers, proprietary trading firms, high-net-worth individuals that trade SOL on a proprietary basis, entities with sizeable SOL holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of SOL. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price - often via phone or email - and then one of the two parties will then initiate the transaction. For example, a seller of SOL could initiate the transaction by sending the SOL to the buyer’s Solana address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on Solana spot markets.

THE TRUST
Overview of the Trust
The Trust is an exchange-traded fund that issues Shares that trade on the Exchange under the ticker symbol QSOL. The Trust’s investment objective is to reflect the performance of the spot price of SOL as measured using the Benchmark, as adjusted to reflect the SOL staking rewards earned by the Trust and the Trust’s expenses and other liabilities. The Trust expects to outperform the Benchmark before taking its expenses and liabilities into account due to its plans to receive SOL staking rewards
In seeking to achieve its investment objective, the Trust will hold SOL and will seek to stake substantially all of its SOL to earn staking rewards to the extent the Trust, in the Sponsor’s sole discretion, can engage in staking without undue legal or regulatory risk, including jeopardizing its status as a grantor trust for U.S. federal income tax purposes (the “Staking Condition”).  The Trust will value its Shares daily based on the value of the Benchmark as of 4:00 p.m. ET. The value of SOL held by the Trust is determined based on the fair market value (“FMV”) price for SOL, reflecting the execution price of SOL on its principal market as determined by the Benchmark Provider. Invesco Capital Management LLC is the sponsor of the Trust, CSC Delaware Trust Company is the trustee of the Trust, and the Solana Custodian will hold all of the Trust’s SOL on the Trust’s behalf.
The Trust will process all creations and redemptions of Shares in transactions with Authorized Participants. When the Trust issues or redeems its Shares, it will do so only in blocks of 5,000 Shares (a "Creation Basket") based on the quantity of SOL attributable to each Share of the Trust  (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities).
Creation and redemption transactions will be conducted in exchange for SOL in-kind or cash.
When purchasing Creation Baskets in-kind with SOL, Authorized Participants will deliver SOL to the Solana Custodian. After confirming receipt of the SOL by the Solana Custodian, the Transfer Agent is authorized by the Sponsor to issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.
When purchasing Creation Baskets for cash, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of SOL on behalf of the Trust on an agency basis on the value date of the order. Once the Execution Agent selects a Solana Counterparty, the Cash Custodian will transfer cash to the Solana Counterparty in payment for the requisite amount of SOL. The SOL acquired from the Solana Counterparty will be transferred to the Solana Custodian. After receipt of the SOL by the Solana Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.

When redeeming Creation Baskets in-kind for SOL, the Transfer Agent will redeem the Shares and the Solana Custodian will distribute the resulting SOL to the redeeming Authorized Participant in satisfaction of the redemption order.
When redeeming Creation Baskets for cash, the Execution Agent will be responsible for selling the requisite amount of SOL on behalf of the Trust on an agency basis. Once the Execution Agent selects a Solana Counterparty, the Solana Custodian will transfer SOL to the Solana Counterparty in return for the requisite cash payment. The cash received from the Solana Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.
In connection with both cash creation and cash redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Solana Counterparty to transact on the Trust’s behalf. The Trust will create Shares by receiving SOL from a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to deliver the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the SOL to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the SOL to the Trust. The Trust will redeem shares by delivering SOL to a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to receive the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the SOL from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the SOL from the Trust.
Subject to specific instructions from the Sponsor, the Execution Agent in its discretion is responsible for selecting the method of transacting, the price, the Solana Counterparty or Counterparties and the trading platform or venue (if any) for the execution of each purchase and sale of SOL on behalf of the Trust. The Execution Agent has established policies and procedures for identifying, monitoring and performing due diligence on potential Solana Counterparties and trading platforms or venues, with entities being added or removed from consideration on an ongoing basis. In addition, the Execution Agent evaluates Solana Counterparties and trading platforms or venues on a per-transaction basis. At the time it selects a Solana Counterparty for any specific transaction, the Execution Agent may consider a number of factors in an effort to seek to achieve “best execution,” including price, transaction costs, speed, and likelihood of execution and settlement, taking into account the size of the transaction and the experience and capabilities of the Solana Counterparty. Relying on its history of transacting in SOL, the Execution Agent assesses Solana Counterparties in seeking to achieve the best overall outcome for the Trust. Although the Trust is relatively new, and therefore does not have a long history of trading SOL, the Execution Agent (and its asset management affiliates) have extensive experience, having traded over $12.5 Billion in digital assets in 2020 across over ten counterparties for other accounts.
As of [    ], 2025, [__] have been identified by the Execution Agent as Solana Counterparties and have consented to be named in this Prospectus. Each of these Solana Counterparties are, and any other Solana Counterparty the Execution Agent, on behalf of the Trust, places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions, and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions. The Execution Agent, on behalf of the Trust, may engage additional Solana Counterparties at any time. [__] is an affiliate of [__], an Authorized Participant of the Trust. [__] is an affiliate of [__], an Authorized Participant of the Trust.
The Trust expects to purchase or sell SOL in connection with cash creation or redemption transactions, and may direct the Execution Agent to sell SOL on behalf of the Trust to pay certain expenses, including the

Sponsor Fee. Each creating or redeeming Authorized Participant will be charged (i) a transaction fee and (ii) the Custody Transaction Fee in connection with each creation or redemption transaction.
To support the ability of Authorized Participants to provide liquidity at prices that reflect the value of the Trust’s assets and to facilitate orderly transactions in the Shares, the Trust will ordinarily process redemptions of Creation Baskets within two business days following receipt of a redemption request by an Authorized Participant.
Creation Baskets are expected to be created when there is sufficient demand for Shares, including when the market price per Share is at a premium to the NAV. Authorized Participants are expected to sell such Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction. Similarly, Creation Baskets are expected to be redeemed when the market price per Share is at a discount to the NAV. Investors seeking to purchase or sell Shares on any day are expected to transact in the secondary market, on the Exchange or other national securities exchanges, at the market price per Share, rather than through the creation or redemption of Creation Baskets.
The Sponsor believes that the design of the Trust will enable Investors to effectively and efficiently implement strategic and tactical asset allocation strategies that use SOL by investing in the Shares rather than directly in SOL.
Description of Lukka Prime Solana Reference Rate
The Benchmark is designed to provide an estimated fair market value for SOL, in a manner that aligns with U.S. GAAP and IFRS accounting guidelines regarding fair market value measurements. In this regard, the Benchmark Provider seeks to identify a “principal market” each day for SOL, by evaluating eligible Solana trading platforms across a variety of different criteria, including the trading platforms’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. As of September 30, 2025, the following trading platforms are considered to be eligible trading platforms by the Benchmark Provider: Binance, Bitfinex, Bitflyer, Bitstamp, Bullish, Coinbase, Crypto.com, Gate.io, Gemini, HitBTC, Huobi, itBit, Kraken, KuCoin, LMAX, MEXC Global, OKX and Poloniex (collectively, “Benchmark Pricing Sources”). The Benchmark Provider reviews trading platforms eligible for inclusion in the Benchmark quarterly. In determining which trading platforms to include, the Benchmark Provider evaluates each trading platform using proprietary ratings criteria. The Benchmark Provider periodically reassesses the trading platforms eligible to be considered Benchmark Pricing Sources, and makes adjustments as needed.
In pursuit of its commitment to provide the highest quality, institutional grade product offerings, the Benchmark Provider adheres to strict oversight practices. As part of this oversight, the Benchmark Provider maintains formal governance boards to oversee its data products. The Benchmark Provider’s Price Integrity Oversight Board (“PIOB”) seeks to ensure the integrity and validity of the Benchmark Provider’s pricing and valuation products and to also ensure that products remain fit for purpose. One of the PIOB’s responsibilities, among others, is to determine the market data that is utilized in the Benchmark Provider’s pricing and valuation processes. This includes any approval of new sources of market data and the suspension or discontinuation of existing sources of market data. Additionally, the Benchmark Provider’s PIOB regularly reviews eligible trading platforms, including any new sources of pricing information. As it pertains to the impact on the NAV of the Trust, the continuous monitoring of pricing data helps ensure that pricing accurately reflects the economic reality that the benchmark is intended to measure. A change in the Benchmark Pricing Sources may result in a change in the Trust’s NAV.

The Benchmark Provider launched the Benchmark in August 2024, and the Benchmark has been back-populated to August 24, 2020. The below graph compares the historical Benchmark returns to the prices on each of the Benchmark Pricing Sources with U.S. Dollar-SOL trading pairs from January 1, 2024 to June 1, 2025.

As is evident from the foregoing graph and as expected given arbitrage activity across trading platforms, the historic Benchmark returns have aligned closely to the prices of SOL on each of the Benchmark Pricing Sources with U.S. Dollar-SOL trading pairs.
The below table contains the market share and volume information for each Benchmark Pricing Source with U.S. Dollar-SOL trading pairs. The below table shows the percentage that each Benchmark Pricing Source’s volume represents out of the sum of the volumes of all of the Benchmark Pricing Sources with U.S. Dollar- Solana trading pairs. Note that the Benchmark Provider will prioritize U.S. Dollar trading pairs before using trading platforms where other pairs, such as stablecoins, are used:
Lukka Prime Solana Volumes SOLN-USD (Jan 1, 2024 to Sept 30, 2025)
Trading Platform	Volume (SOLN)	Volume (%)
Bitfinex	16,655,013	1.33%
Bitstamp	44,242,422	3.53%
Bullish	6,360,204	0.51%
Coinbase	743,432,916	59.27%

Lukka Prime Solana Volumes SOLN-USD (Jan 1, 2024 to Sept 30, 2025)
Trading Platform	Volume (SOLN)	Volume (%)
Crypto.com	145,226,394	11.58%
Gemini	21,097,082	1.68%
itBit	2,661,912	0.21%
Kraken	228,893,543	18.25%
LMAX	38,844,161	3.10%
OKEx	6,963,458	0.56%

Trading platforms with U.S. Dollar trading pairs:
Bitfinex: A British Virgin Islands-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Bitfinex is also licensed as a Digital Asset Service Provider from the Central Reserve Bank of El Salvador.
Bitflyer: A Japan-based trading platform registered as a Virtual Currency Exchange from the Japan Financial Services Agency. Bitflyer is also licensed as a virtual currency business under the NYSDFS BitLicense.
Bittrex: A Liechtenstein-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Bittrex is also licensed in Bermuda and Liechtenstein. On November 20, 2023, Bittrex announced its intention to wind down its operations and disable trading activity effective December 4, 2023. On November 21, 2023, Bittrex was removed as a Benchmark Pricing Source as a result of its announcement.
Bitstamp: A U.K.-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Bitstamp is also licensed as a virtual currency business under the NYSDFS BitLicense.
Coinbase: A U.S.-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Coinbase is also licensed as a virtual currency business under the NYSDFS BitLicense.
Crypto.com: A Singapore-based trading platform with a Digital Token License from the Monetary Authority of Singapore. Crypto.com is also registered as a Money Services Business with the Financial Crimes Enforcement Network.

Gemini: A U.S.-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Gemini is also licensed as a virtual currency business under the NYSDFS BitLicense.
itBit: A U.S.-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. itBit is also chartered by the NYSDFS as a limited purpose trust company.
Kraken: A U.S.-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Kraken is also registered as a Digital Currency Exchange Provider with the Australian Transaction Reports and Analysis Centre.
LMAX: A Gibraltar-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. LMAX is also registered as a DLT provider by the Gibraltar Financial Services Commission.
Trading platforms without U.S. Dollar trading pairs:
Binance: A Cayman Islands-based trading platform with a Digital Asset Service Provider registration from the Autorité des Marchés Financiers, MVP Preparatory License from Dubai’s Virtual Assets Regulatory Authority and a variety of other licenses across the European and Asia-Pacific regions.
Gate.io: A Cayman Islands-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Gate.io is also registered as a DLT provider by the Gibraltar Financial Services Commission and a variety of other licenses across the European and Asia-Pacific regions.
HitBTC: A British Virgin Islands-based trading platform that currently does not hold any licenses from any licensing authorities.
Huobi: A Gibraltar-based trading platform with a Distributed Ledger Technology Provider License from the Gibraltar Financial Services Commission. Huobi is also registered as a Digital Currency Exchange Provider with the Australian Transaction Reports and Analysis Centre.
KuCoin: A Seychelles-based trading platform that currently does not hold any licenses from any licensing authorities.
MEXC Global: A Seychelles-based trading platform registered as a Digital Currency Exchange Provider with the Australian Transaction Reports and Analysis Centre and a variety of other licenses across the European region.
OKX (fka OKEx): A Seychelles-based trading platform with an MVP Preparatory License from Dubai’s Virtual Assets Regulatory Authority.
Poloniex: A Seychelles-based trading platform that currently does not hold any licenses from any licensing authorities.
The Trust confirms that the Sponsor may, in its sole discretion, change either the Benchmark or Benchmark Provider without Shareholder approval.

In the event that the Benchmark Provider changes the methodology of the Benchmark, the Benchmark Provider will inform the Sponsor of the nature of the change and the timeline for implementation. The Sponsor will notify investors of material changes to the Benchmark, or the Sponsor’s decision to change the Benchmark or the Benchmark Provider, by providing notice to investors and market participants as promptly as practicable through some combination of press release, website disclosure, 8-K filing or registration statement supplement, in addition to any notice to the listing exchange required under applicable listing rules.
In determining the value of SOL, the Benchmark Provider applies a five-step weighting process for identifying the principal trading platform for SOL and the last price on that trading platform. A Base Exchange Score (“BES”) that takes into account the criteria above is assigned to each Benchmark Pricing Source in order to select the most appropriate primary trading platform and then an executed trading platform price is determined at 4:00 p.m. ET. The characteristics of each trading platform are weighted as follows for their BES:
•
Oversight (35%): This score reflects the rules in place to protect and to give access to investors and is a function of a variety of factors. The score assigned for trading platform oversight will depend on parameters such as jurisdiction, regulation, “Know Your Customer and Anti-Money Laundering Compliance” (KYC/AML), etc. Benchmark Participants will receive a higher score if they are subject to more stringent regulation, including comprehensive KYC/AML screening, and the level of currency oversight and regulation in their home jurisdiction.

•
Microstructure Efficiency (30%): The second trading platform characteristic is microstructure efficiency. The Benchmark takes the effective bid-ask spread as a proxy for efficiency. For each trading platform and currency pair, the Benchmark takes an estimate of the “effective spread,” which is a common approach to measuring trade execution costs.

•
Data Integrity (25%): Data Integrity provides a metric of how consistent a trading platform’s trading activity is with its underlying market microstructure. This is done by aligning a trading platform’s trade data for a given product with quotes data pertaining to the same market. Trading platforms whose traded prices deviate outside the spreads indicated by the quotes data are penalized. This would potentially expose nefarious actions such as wash trading or other potential manipulation of data. The metric is computed by joining a sample of trades with quotes by trading platform, product and time. With this, the Benchmark Provider computes the maximum observed ask price and the minimum observed bid price over a rolling window in time. This serves to define a range of possible trade prices that would be expected based on the quotes data. The Benchmark Provider then aggregates this dataset by trading platform, computing the fraction of transactions where the trade price was within the expected range as computed in the prior step. This fraction is multiplied by 100 to give the data integrity score.

•
Data Transparency (10%): Transparency is the term used for a quality score that is determined by the level of detail of the data offered by a trading platform. Similar to the jurisdiction hierarchy, Level 1, the highest level in the transparency hierarchy, is assigned 100 points and is reduced by 20 points for each subsequent lower level. The most transparent (Level 1) trading platforms offer order-level data, followed by order book (Level 2), trade-level (Level 3), candles (Level 4), and then no data (Level 5).

For financial reporting purposes, the Trust will determine the principal market for SOL in accordance with ASC Topic 820-10, and such determination is considered from the Trust’s perspective. The Benchmark follows a methodology designed to identify the principal market for SOL at a given time. Procedures will be implemented by the Sponsor to review and confirm the prices utilized to value SOL reflect fair value in accordance with ASC Topic 820 and will be reviewed by the Sponsor’s Valuation Committee on a periodic basis.
With respect to the Trust’s Authorized Participants or their affiliates, the Trust notes that it has no authority over which trading platforms the Authorized Participants or their affiliates might transact on, although the Trust expects that most Authorized Participants or their affiliates may transact on several of the trading platforms that are Benchmark Pricing Sources for the Benchmark Provider. The Trust notes that for transactions in which it is selling SOL, it may do so in principal-to-principal transactions arranged by the Execution Agent, although the Trust is eligible to execute trades on all of the trading platforms used by the Benchmark Provider. While the principal to principal market is the market in which the Execution Agent, on the Trust’s behalf, would normally transact for sales of SOL, in considering all information reasonably available in accordance with the guidance in ASC 820-10-35-5A, the Trust notes that the identification of a principal market is completed by the Benchmark Provider based on a variety of different criteria including but not limited to trading platforms’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. The Trust views this evidence to the contrary as appropriate basis to determine a primary market that is not the principal-to-principal market, in accordance with the guidance in ASC 820-10-35-5A. The Sponsor performed extensive back testing of the Benchmark, comparing the Benchmark Provider’s historical designation of the primary trading platform and the daily pricing from said trading platform, relative to where the Trust is expected to transact. The Sponsor concluded that the methodology consistently resulted in a principal market that aligns with the Trust’s expected transaction activities. Procedures will be implemented to review and confirm the above on at least a quarterly basis, adjusting the frequency of that review if determined necessary by the Sponsor’s Valuation Committee.
The Trust and the Sponsor are not responsible for the calculations performed by the Benchmark Provider or for the development or implementation of the Benchmark Provider’s methodologies.
WITHOUT LIMITING THE FOREGOING, NONE OF LUKKA INC., THE SPONSOR, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS,
OMISSIONS, DELAYS OR INTERRUPTIONS IN THE BENCHMARK PRICING PROCESS NONE OF LUKKA INC., THE SPONSOR, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRICING SERVICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LUKKA INC., THE SPONSOR, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LUKKA INC. AND THE SPONSOR OTHER THAN THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES.
The Trust’s Expenses
The Trust will pay the Sponsor a unified fee of 0.25% per annum (the “Sponsor Fee”) as compensation for services performed under the Trust Agreement (as defined herein). The Trust’s only ordinary, recurring expense is the Sponsor Fee.
The Sponsor Fee will be accrued daily and paid monthly in arrears in U.S. dollars, and will be calculated by the Administrator. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. The Administrator will calculate the Sponsor Fee on a daily basis by applying the 0.25% annualized rate to the Trust’s total net assets. To cover the Sponsor Fee, and extraordinary expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to instruct the Execution Agent to convert SOL held by the Trust into U.S. dollars. At the direction of the Trust, the Execution Agent will seek to sell SOL at approximately the price at which it is valued by the Trust and in the smallest amounts required to permit such payments as they become due, with the intention of minimizing the Trust’s holdings of assets other than SOL. Accordingly, the amount of SOL to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of SOL. Any cash held by the Trustee will not bear any interest. Each sale of SOL by the Trust to pay the Sponsor Fee or other Trust expenses will give rise to taxable gain or loss to Shareholders. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders.” The NAV of the Trust and the number of SOL represented by a Share will decline each time the Trust accrues the Sponsor Fee or any Trust expenses not assumed by the Sponsor. The Trust is not responsible for paying any costs associated with the transfer of SOL to or from the Trust in connection with paying the Sponsor Fee or in connection with creation and redemption transactions.
Except as noted below, the Sponsor has agreed to pay all of the Trust’s ordinary expenses out of the Sponsor Fee, including, but not limited to, the Trustee’s fees, the fees of the Administrator and the Transfer Agent, the fees of the Solana Custodian, the fees of the Execution Agent, Exchange listing fees, SEC registration fees, printing and mailing costs, legal costs and audit fees. The Sponsor’s payment of such Trust expenses is not subject to a cap. The Sponsor also paid the costs of the Trust’s organization.
Subject to the Staking Condition being met, the Trust will receive a portion of the Staking Rewards earned through its staking program in the form of SOL. The remaining portion of the Staking Rewards will be retained by the Staking Provider facilitating the staking program. The expenses of staking the Trust’s SOL will be paid from the proceeds of the Trust's staking program.
The Trust may incur certain extraordinary expenses that are not assumed by the Sponsor. These include, but are not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Solana network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the Solana blockchain), any indemnification of the Sponsor, Cash Custodian, Solana Custodian, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

CALCULATION OF NAV
General
The Shares are valued each Business Day as of 4:00 p.m. ET. The value of SOL held by the Trust is determined based on the fair market value price for SOL determined by the Benchmark Provider. In this regard, the Benchmark Provider seeks to identify a “principal market” for SOL each day, by evaluating eligible SOL trading platforms across a variety of different criteria, including the trading platforms’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. The Sponsor believes that use of the Benchmark mitigates against idiosyncratic exchange risk, as the failure of any individual Benchmark Pricing Source will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.
As discussed, the fact that the NAV is based on data from multiple trading platforms makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple trading platforms simultaneously to impact the NAV.
The Trust’s NAV is an amount denominated in U.S. dollars and is not utilized in determining the number of Shares that an Authorized Participant will receive in creating Shares, or the value of SOL that an Authorized Participant will receive in redeeming Shares, as those transactions are based on the Trust’s SOL holdings per Share. See “Creation and Redemption of Shares.”
The Trust’s NAV is calculated by:
•	taking the current market value of its SOL (calculated by the Benchmark Provider) and any other assets;
•	subtracting any liabilities (including accrued but unpaid expenses); and
•	dividing that total by the total number of outstanding Shares.
The Administrator calculates the NAV of the Trust once each Business Day. The end-of-day SOL price is calculated using the execution price of SOL on the principal market selected by the Benchmark Provider as of 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. ET). The daily valuation process will be overseen by the Sponsor’s Valuation Team. The pause between 4:00 p.m. ET and 5:30 p.m. ET (or later) provides the Sponsor’s Valuation Team an opportunity to algorithmically detect, flag, investigate, and address unusual pricing should it occur.
Consistent with the daily pricing of all assets held in the Sponsor’s funds that are registered under the 1940 Act, daily valuation oversight resides with the Sponsor’s Valuation Team. The Sponsor’s Valuation Team is an independent control function within the Sponsor with the responsibility for oversight of asset pricing. Standardized controls (such as exception-based reports) are in place and run daily prior to NAV dissemination to detect “unusual pricing.” This includes, but is not limited to, missing price reports, unchanged price reports, and large daily price variance reports. Specifically with respect to the Trust, the Sponsor’s Valuation Team will monitor the pricing of the Benchmark to ensure that the Trust’s NAV is determined based on consistent, accurate pricing that the Sponsor believes is reflective of the value of the Trust’s SOL, and also a transparent methodology and process. In addition, the Sponsor’s Valuation Team may seek information and recommendations from the Execution Agent, the Benchmark Provider, the Solana Custodian, the Prime Broker or others regarding SOL valuation issues and potential SOL market events.
All price updates are communicated to the Administrator only by the Sponsor’s pricing team. No members of the Sponsor’s investment or other business-related teams are authorized to provide pricing instructions to the Administrator. Price updates are communicated to the Administrator prior to NAV finalization and therefore would be incorporated in that day’s NAV.
The Sponsor’s Valuation Team will monitor for significant events related to digital assets that may impact the value of the Trust’s SOL, and will determine in good faith whether to fair value the Trust’s SOL on a given day based on whether certain pre-determined criteria have been met. For example, if the price of SOL represented by the Benchmark deviates by more than 25 basis points from the level established by one or more Alternative Benchmarks, then the Sponsor’s Valuation Team may (but is under no obligation to) perform additional analyses and make a recommendation as to whether to utilize an Alternative Benchmark. The Sponsor’s Valuation Team may also fair value the Trust’s SOL using observed market transactions from various trading platforms, including some or all of the trading platforms included in the Benchmark.
In the event the Benchmark becomes unavailable or if the Sponsor or Administrator determines that the Benchmark does not reflect an accurate SOL price, an independent assessment to designate the Trust’s principal market is performed by looking at pricing and transaction volume information from eligible trading platforms in which the Trust transacts only incorporating those. Typically, this will involve a multi-step process conducted by the Sponsor’s Valuation Team to identify the principal market for SOL on a given day:
•
First, a list of eligible SOL trading platforms in which the Trust transacts is compiled and ranked in descending order based on the prior twelve months of volume of SOL traded on each trading platform.

•	Second, any trading platforms that do not comply with licensing requirements which are applicable to the Trust and the Authorized Participants are excluded.
•
Third, reviews of intra-day pricing are completed to identify any material variances which may impact the price information provided by a particular trading platform. A SOL trading platform is then selected as the Trust’s principal market and pricing consumed from that trading platform. Even if the Benchmark is deemed to be available and reliable, the aforementioned process is completed periodically as deemed necessary by the Sponsor’s Valuation Team in order to assess and evaluate the effectiveness of the process.

The SOL markets are generally open on days when U.S. markets are closed, which means that the value of the SOL owned by the Trust could change on days when Shares cannot be bought or sold.
The website for the Trust, www.invesco.com/QSOL, which will be publicly accessible at no charge, will contain the following information: (a) the prior Business Day’s NAV; (b) the prior Business Day’s official closing price; (c) calculation of the premium or discount of such Cboe official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Cboe official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the Prospectus; and (f) other applicable quantitative information. The Administrator will also disseminate the Trust’s SOL holdings on a daily basis on the Trust’s website. The NAV for the Trust will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the Consolidated Tape Association (“CTA”).
The Trust’s periodic financial statements may not utilize the net asset value of the Trust determined by reference to the Benchmarks to the extent the methodology used to calculate the Benchmark is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) ASC Topic 820 and utilize an exchange-traded price from the Trust’s principal market for SOL on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for SOL, which will be determined and designated by such third-party vendor daily based on its consideration of several trading platform characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in an active market for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of determining fair value in preparing the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for SOL in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that SOL is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through Solana Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the Solana Trading Counterparties from whom the Sponsor acquires or disposes of the Trust’s SOL, the principal market in each scenario is determined by looking at the market-based level of volume and SOL trading activity. Solana Counterparties may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.
The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable SOL trading platforms (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include Binance, Bitfinex, Bitflyer, Bitstamp, Bullish, Coinbase Pro, Crypto.com, Gate.io, Gemini, HitBTC, Huobi, itBit, Kraken, KuCoin, LMAX, MEXC Global, OKx, and Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 ET for SOL. The Sponsor then identifies that market as the principal market for SOL during that period, and uses the price for SOL from that venue at 4:00 ET as the principal market price.
Intraday Indicative Value
In order to provide updated information relating to the Trust for use by Shareholders and market professionals, the Benchmark Provider will calculate and disseminate during each day the NYSE is open for regular trading an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value throughout the trading day to reflect changes in the most recently reported price of SOL as reported by the Benchmark Provider or another reporting service.
The IIV disseminated during each day the NYSE is open for regular trading should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day value of the Trust’s SOL. The IIV will be calculated every second from 9:30 a.m. to 4:00 p.m. ET and disseminated on a per Share basis every 15 seconds during each day the NYSE is open for regular trading. Lukka Inc. will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters. The IIV as of the time that the NAV is calculated on a given day may differ from the NAV for such day due to the differences in the time window of trades used to calculate each price (the NAV uses a 15-minute window, whereas the IIV draws prices from the last trade on each trading platform in an effort to produce a relevant, real-time price).

There are many instances in the market today where the IIV as of the time that the NAV is calculated on a given day and the NAV of an ETF for such day are subtly different, whether due to the calculation methodology, market hours overlap or other factors. The Sponsor has seen limited or no negative impact on trading, liquidity or other factors for exchange-traded funds in this situation. The Sponsor believes that the IIV will closely track the globally integrated SOL price as reflected on the Benchmark Pricing Sources.
Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Shares and the IIV. If the market price of the Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Shares and the IIV, and thus can be beneficial to all market participants.
Stock Splits
The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders in the secondary market. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.
Other Assets
The fair values of any liquid assets held by the Trust primarily in the form of cash and certificates of deposits are included in the determination of NAV.
Liabilities
The fair value of the Trust’s liabilities is included in the determination of NAV. These liabilities are expected generally to consist only of the Sponsor Fee, although liabilities may also include extraordinary expenses from time to time. See “The Trust—The Trust’s Expenses.”
Impact of Trust Expenses on the Trust’s NAV
The amount of SOL represented by the Shares will be reduced during the life of the Trust each time the Trust accrues the Sponsor Fee, and to pay for any extraordinary expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Shares, rises or falls. Staking activities could have the opposite effect if the Staking Condition is satisfied and the Trust is successful in operating its staking program.
ADDITIONAL INFORMATION ABOUT THE TRUST
The Trust
The Trust is a Delaware statutory trust, formed on June 12, 2025, pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to its Amended and Restated Declaration of Trust and Trust Agreement, dated as of [   ], 2025 (the

“Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor.
The Trust is not registered as an investment company under the 1940 Act and is not required to register under such act. The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust is not a commodity pool for purposes of the CEA and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.
The Trust is passively-managed and the Sponsor does not actively manage the SOL held by the Trust. This means that the Sponsor does not sell SOL at times when its price is high or acquire SOL at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional SOL investors to attempt to reduce the risks of losses resulting from price changes. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective; however, the Trust may utilize a short term credit facility or an alternative liquidity arrangement solely for the purposes of obtaining funds necessary to meet redemptions from the Trust.
The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Creation Baskets. The Trust creates and redeems Shares from time to time, but only in one or more Creation Baskets. Creation and redemption transactions will be conducted in exchange for SOL in-kind or cash.
The Trust has no fixed termination date.
Dissolution of the Trust
The Trust will dissolve at the direction of the Sponsor, and the Sponsor will promptly notify Shareholders of such dissolution, if any of the following dissolution events occur:
•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;
•
180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that dissolution of the Trust is advisable;
•	the CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor has made the determination that dissolution of the Trust is advisable;
•
the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, as amended (the “BSA”) and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•	a U.S. regulator requires the Trust to shut down or forces the Trust to liquidate its SOL;
•	SOL is determined to be a “security” and is subject to regulation under U.S. federal securities laws;

•
any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of SOL for purposes of determining the NAV of the Trust;

•	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;
•
the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Internal Revenue Code of 1986, as amended (the “Code”) or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, dissolution of the Trust is advisable;

•
60 days have elapsed since Depository Trust Company (“DTC”) or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•
the Trustee elects to dissolve the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•
the Sponsor elects to dissolve the Trust after the Trustee, Execution Agent, Administrator or the Solana Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of dissolution events that rely on Sponsor determinations to dissolve the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and the Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event of a determination that the Trust is a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to dissolve the Trust.

If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (the “Delaware Act”) that it is appropriate to terminate and liquidate the Trust, the Sponsor will instruct the Execution Agent to sell the Trust’s SOL and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portions of any distribution. Following the liquidation of the Trust’s SOL, any remaining outstanding Shares will be redeemed for cash and distributed to Shareholders in accordance with the provisions of the Trust Agreement.
Upon dissolution of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon completion of the winding up of the business of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive dissolution of the Trust Agreement.
Amendments
The Trust Agreement provides that it may be amended by the Sponsor in its sole discretion and without the Shareholders’ consent. Any such amendment to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion, except that any amendment that imposes or increases any fees or charges or prejudices a substantial existing right of the Shareholders will not become effective until thirty (30) days after notice of such amendment is given to the Shareholders. However, any amendment to the Trust Agreement that affects the rights or duties of the Trustee will require the Trustee’s prior written consent. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. The Sponsor does not expect to make any amendment that would impair the right of Authorized Participants to surrender Creation Baskets and receive therefore the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.
THE TRUST’S SERVICE PROVIDERS
The Sponsor
The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee or the Solana Custodian. Except as noted in “The Trust—The Trust’s Expenses” above, the Sponsor has agreed to pay all of the Trust’s ordinary expenses out of the Sponsor Fee, including, but not limited to, the Trustee’s fees, the Administrator’s fee, the Transfer Agent’s fee, the Solana Custodian’s fee, the Execution Agent’s fees, Exchange listing fees, SEC registration fees, printing and mailing costs, legal costs and audit fees. The Sponsor also paid the costs of the Trust’s organization. The Sponsor is a wholly-owned subsidiary of Invesco Ltd. Invesco Ltd. and its subsidiaries, including the Sponsor, are an independent global investment management group.

The Sponsor has significant experience overseeing exchange-traded products, including both 1940 Act-registered exchange-traded products and non-1940 Act-registered exchange-traded products, including a spot bitcoin exchange-traded product and a spot ether exchange-traded product. As of December 31, 2024, the Sponsor oversees over 200 exchange-traded products with assets over $700 billion. The Sponsor’s relatively limited experience in this specific field may not fully equip them to navigate the complexities of digital asset markets effectively, but by managing its own products and through its relationships with the Execution Agent and the Solana Custodian, the Sponsor has amassed significant knowledge regarding SOL and the digital asset markets.
The Trustee
CSC Delaware Trust Company, a Delaware trust company located at 251 Little Falls Drive, Wilmington, DE 19808, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.
General Duty of Care of Trustee
The Trust Agreement provides that, to the extent that, at law or at equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Sponsor, such duties and liabilities are eliminated and replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. Under the Trust Agreement, the duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) at the direction of the Sponsor, the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Act.
Resignation, Discharge or Removal of Trustee; Successor Trustees
The Trustee may resign at any time by giving at least 60 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 60 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.
If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and other expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will dissolve and liquidate the Trust and distribute its remaining assets in cash, although in certain circumstances a Shareholder may request an in-kind liquidating distribution.

The Administrator
Under the trust administration and accounting agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including calculating the NAV of the Trust and determining the net assets of the Trust, and calculating the size of the Creation Baskets.
The Transfer Agent
The Transfer Agent is responsible for (1) issuing and redeeming Shares in connection with creation and redemption transactions, (2) responding to correspondence by Shareholders and others relating to its duties, (3) maintaining Shareholder accounts and (4) making periodic reports to the Trust.
The Solana Custodian
Under the Solana Custody Agreement, the Solana Custodian is responsible for (1) safekeeping all of the sol owned by the Trust, (2) opening one or more accounts that hold the Trust’s SOL and (3) facilitating the transfer of SOL required for the operation of the Trust as directed by the Sponsor. The Solana Custodian is chartered as a limited purpose trust company by the NYSDFS and is authorized by the NYSDFS to provide digital asset custody services. The Solana Custodian is a wholly-owned subsidiary of Coinbase Global, Inc.
The Cash Custodian
Under the Cash Custody Agreement, the Cash Custodian is responsible for holding the Trust’s cash in connection with creation and redemption transactions effected in cash. The Cash Custodian is a New York state-chartered bank and a member of the Federal Reserve System.
The Marketing Agent
The Marketing Agent is responsible for: (1) working with the Transfer Agent to review and approve, or reject, purchase and redemption orders of Creation Baskets placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.
The Staking Provider
If the Staking Condition is satisfied and the Trust seeks to engage in staking of its SOL, the Trust will enter into an agreement with a Staking Provider, which may be an affiliate of the Solana Custodian and/or the Execution Agent. Staking Provider will stake the Trust’s SOL as the node operator and will operate a validator by which the Trust’s SOL is staked. The Staking Provider will perform its staking services in collaboration with the Solana Custodian, as the SOL will be staked directly from the Trust’s account with the Solana Custodian.

The Execution Agent
The Sponsor has entered into an agreement with Galaxy Digital Funds LLC, a subsidiary of Galaxy Digital LP (“Galaxy” or the “Execution Agent”) to serve as Execution Agent. At the direction of the Sponsor, the Execution Agent is responsible for selling SOL on behalf of the Trust to the extent necessary to permit the payment of the Trust’s expenses. The Trust also will utilize the services of the Execution Agent to purchase or sell SOL in connection with cash creations and redemptions. When acquiring or disposing of SOL on behalf of the Trust in connection with a cash creation or cash redemption transaction, the Sponsor will provide instructions to the Execution Agent, who will identify a Solana Counterparty. The Solana

Counterparty will not have a pre-existing material relationship with the Trust, except that in some cases the Solana Counterparty may be an affiliate of a service provider to the Trust. In connection with both cash creation and cash redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Solana Counterparty to transact on the Trust’s behalf.
Pursuant to the Execution Agent Agreement, and subject to specific instructions from the Sponsor, the Execution Agent in its discretion is responsible for selecting the method of transacting, the price, the Solana Counterparty or Counterparties and the trading platform or venue (if any) for the execution of each purchase and sale of SOL on behalf of the Trust. The Execution Agent has established policies and procedures for identifying, monitoring and performing due diligence on potential Solana Counterparties and trading platforms or venues, with entities being added or removed from consideration on an ongoing basis. In addition, the Execution Agent evaluates Solana Counterparties and trading platforms or venues on a per-transaction basis. At the time it selects a Solana Counterparty for any specific transaction, the Execution Agent may consider a number of factors in an effort to seek to achieve “best execution,” including price, transaction costs, speed, and likelihood of execution and settlement, taking into account the size of the transaction and the experience and capabilities of the Solana Counterparty. Relying on its history of transacting in SOL, the Execution Agent assesses Solana Counterparties in seeking to achieve the best overall outcome for the Trust. Although the Trust is relatively new, and therefore does not have a long history of trading SOL, the Execution Agent (and its asset management affiliates) have extensive experience, having traded over $12.5 billion in digital assets since 2020 across over ten counterparties for other accounts.
As of [  ], 2025, [__] have been identified by the Execution Agent as Solana Counterparties and have consented to be named in this Prospectus. Each of these Solana Counterparties are, and any other Solana Counterparty the Execution Agent, on behalf of the Trust, places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions, and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions. The Execution Agent, on behalf of the Trust, may engage additional Solana Counterparties at any time. [__] is an affiliate of [__], an Authorized Participant of the Trust. [__] is an affiliate of [__], an Authorized Participant of the Trust.
In addition, as part of this agreement, the Execution Agent has agreed to co-brand and co-market the Trust, and the Sponsor has licensed the use of certain Execution Agent trademarks, service marks and trade names in connection with the Trust. The Execution Agent is a leader in digital asset investing and trading and has extensive knowledge of and experience with digital asset investing and related services and markets.
The Execution Agent offers passive private funds in both the Solana and Solana markets, including funds in Brazil and Canada which track the price of SOL. Galaxy also offers active strategies such as its Flagship Liquid Crypto Fund, which seeks to provide access to the current and next generation of essential digital assets. Galaxy also has experience in the SOL and digital asset markets through its affiliates, including Galaxy Digital Capital Management LP, which has been appointed as a fiduciary in the bankruptcy liquidation of FTX Trading Ltd. and acts as a fiduciary managing outside capital.
Galaxy is a subsidiary of Galaxy Digital Holdings LP (“Galaxy Holdings”). Galaxy Digital Holdings Ltd., which holds a limited partner interest in Galaxy Holdings, is listed on the Toronto Stock Exchange under the symbol “GLXY.”
Authorized Participants
The Trust will process all creations and redemptions of Shares in transactions with Authorized Participants. Creation and redemption transactions will be conducted in exchange for SOL in-kind or cash.

When purchasing Creation Baskets in-kind with SOL, Authorized Participants deliver SOL to the Solana Custodian. After confirming receipt of the SOL by the Solana Custodian, the Transfer Agent is authorized by the Sponsor to issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.
When purchasing Creation Baskets for cash, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of SOL on behalf of the Trust on an agency basis on the value date of the order. Once the Execution Agent selects a Solana Counterparty, the Cash Custodian will transfer cash to the Solana Counterparty in payment for the requisite amount of SOL. The SOL acquired from the Solana Counterparty will be transferred to the Solana Custodian. After receipt of the SOL by the Solana Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.
When redeeming Creation Baskets in-kind for SOL, the Transfer Agent will redeem the Shares and the Solana Custodian will distribute the resulting SOL to the redeeming Authorized Participant in satisfaction of the redemption order.
When redeeming Creation Baskets for cash, the Execution Agent will be responsible for selling the requisite amount of SOL on behalf of the Trust on an agency basis. Once the Execution Agent selects a Solana Counterparty, the Solana Custodian will transfer SOL to the Solana Counterparty in return for the requisite cash payment. The cash received from the Solana Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.
In connection with both cash creation and cash redemption transactions, the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Solana Counterparty to transact on the Trust’s behalf. The Trust will create Shares by receiving SOL from a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to deliver the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the SOL to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the SOL to the Trust. The Trust will redeem shares by delivering SOL to a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to receive the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the SOL from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the SOL from the Trust.
Authorized Participants are expected to sell Shares to the public at prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction.
As of the date of the Prospectus, the Trust has entered into Authorized Participant Agreements with [___].
CUSTODY OF THE TRUST’S ASSETS
Custody of the Trust’s SOL
The Solana Custodian will keep the private keys associated with the Trust’s SOL in a “cold storage” environment where the private keys are generated and secured (the “Prime Custody Vault”). The Trust intends to conduct its regular SOL transactions, including in connection with creation and redemption transactions and selling SOL to pay the Trust’s expenses, directly from the Trust’s Prime Custody Vault in over-the-counter transactions directly with counterparties selected by the Execution Agent. While the Trust does not expect to utilize the services of the Coinbase, Inc. (“Coinbase” or the “Prime Broker”), in connection with transactions where  the Trust’s SOL is being processed in connection with certain creation or redemption transactions or it is being sold to pay Trust expenses, the Execution Agent may elect to transact through the Prime Broker. In such circumstances, the Trust’s SOL may be maintained in a trading account (the “Trading Balance”) with the Prime Broker, an affiliate of the Solana Custodian. The Trust’s SOL will be maintained by the Solana Custodian and Coinbase in accounts that are required to be segregated from the assets held by the Solana Custodian or Coinbase as principal and, when held in the Prime Custody Vault, the assets of their other customers. “Cold storage” refers to a safeguarding method by which the private keys corresponding to the Trust’s SOL are generated and stored in an offline manner using computers or devices that are not directly connected to the internet, which is intended to make them more resistant to hacking, or similarly secure technology. All of the Trust’s SOL will be held in the Prime Custody Vault except that it may be maintained in the Trading Balance in connection with certain creation or redemption transactions or when it is being sold to pay the Sponsor Fee or Trust expenses not assumed by the Sponsor. To the extent the Trust maintains a Trading Balance with Coinbase, such short-term holdings represent an omnibus claim on Coinbase’s SOL held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in Coinbase’s name on a trading platform (including third-party venues and Coinbase’s own execution venue) where Coinbase executes orders to buy and sell SOL on behalf of clients.
Custody of SOL typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of SOL from an address associated with the private key to another address). Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s SOL is (are) generated and stored in an offline manner.
Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. Cold storage of private keys involves keeping key material on storage devices not directly connected to the internet. In accordance with the Trust’s instructions, the Solana Custodian will keep the Trust’s SOL in cold storage on an ongoing basis. Please see “Risk Factors—Cybersecurity Risk Related to Solana,” “—Risks Related to the Markets and Service Ecosystem for Solana,” and “—Risks Related to the Trust and the Shares” for a discussion of custody risks.
Solana Custodian Access to Private Keys and Whitelisting
The Solana Custodian uses two distinct wallet architectures to support the Trust’s operations. There is the Prime Custody Vault environment that provides the storage where assets will be secured when not involved in creation or redemption transactions. Additionally, there is the Trading Balance environment where assets move through the Coinbase trading wallets for matching, settlement, and trade execution.
Prime Custody Vault
The following groups of personnel are involved in the Prime Custody Vault wallet digital signing process. Solana Custodian personnel that participate in wallet private key use activities each have access to material that is necessary to complete a transaction, but the material they have access to is not by itself sufficient to use a wallet private key and sign a transaction unilaterally (e.g., there is segregation of duties enforced between those that can initiate a private key use request, and those that can participate in wallet private key use).
•	The Trust: The Sponsor, acting on behalf of the Trust is responsible for creating and approving the transaction (including specifying transaction details) within the Prime Custody Vault. Clients have the ability to manage address whitelist, where funds are permitted to be sent outside the boundaries of Solana Custodian’s environment. Modifications to the address book require client consensus and client-owned hardware two-factor authentication (2FA).
•
Facilitation: The Solana Custodian has a back-office operations team that supports validation of transaction intent, facilitates optional client video authorization calls, and collaborates with the operators to track transaction processing.

•
Key Management & Physical Access: Private keys are encrypted and secured with cryptographically enforced consensus policies and stored in offline vaults. A secure system is responsible for uploading encrypted key share materials from a secure storage facility based on authorization from human operators. Access to a Solana Custodian secure storage facility and materials therein is physically and logically restricted from a different operator group required for wallet private key use.

•
Key Use: A group of human operators is responsible for providing the necessary cryptographic material to allow access to the private key. Cryptographic consensus must be achieved across this group of human operators before a wallet private key can be used, and transactions signed to be broadcast on-chain.

Upon cryptographic consensus being achieved the transaction is processed. The Solana Custodian securely signs the transaction and broadcasts to the blockchain. All system-to-system authentication and authorization is enforced to ensure that unauthorized services are blocked from accessing resources supporting wallet operations.
Trading Balance
For the ETF trading and settlement environment, clients have configurable security controls that mirror those of the Vault wallet.
Specifically, the Sponsor, on behalf of the Trust, has the ability to manage their address allowlist where funds are permitted to be sent outside the boundaries of the Solana Custodian’s environment. Modifications to the address book require client consensus and client- owned hardware two-factor authentication (2FA).
The wallet private keys are secured in an online, isolated, high security system that leverages hardware security modules (HSMs). Transaction signing occurs automatically within this secure environment.
In the Trading Balance, any human access to the environment is exceptional, requiring additional secure authentication protocols, and is actively monitored and logged. The private keys are encrypted at rest, and stored in a non-exportable format. All system-to-system authentication and authorization is enforced to ensure that unauthorized services are blocked from accessing resources supporting wallet operations.
Verifying Existence of Solana
The Solana Custodian issues Systems and Organizational Control (“SOC”) reports for the Prime Custody Vault, to verify the existence of digital assets among other objectives. It ensures controls are designed and operating effectively, providing reasonable assurance that customer digital asset positions held in the Solana Custodian and Prime Broker are authorized, executed, and accurately and completely recorded.

Moving Assets from Cold Storage
To summarize, any movement of funds initiated by the Solana Custodian on behalf of its customers adhere to the cold storage principles described above, which are inclusive of cryptographic consensus enforcement and segregation of duties between personnel among other security features.
Moving Assets into Cold Storage
The Solana Custodian supports transfer of funds between a client’s Trading Balance and Prime Custody Vault. This process requires a user to comply with the account’s configured Transfer Policy which governs the approval requirements to be met before a transfer can be processed. The transfer is considered processed when it receives the appropriate blockchain confirmations.
Specifically, the transaction would be broadcasted from the Trading Balance wallet environment and received by a specific Prime Custody Vault wallet. Moving assets from the Trading Balance to Prime Custody Vault can be initiated by the client via the Solana Custodian’s platform UI/API and must comply with client configured Transfer Policies.
Insurance of the Solana Custodian
The Solana Custodian purchases commercial crime and cyber coverage with comprehensive coverage terms and conditions. The commercial crime insurance program covers both cold and hot storage assets held by Coinbase Global, Inc. (“Coinbase Global”) and all its subsidiaries, including the Solana Custodian and Coinbase, Inc. (collectively, “Coinbase”). Assets held within the Solana Custodian are secured within Coinbase’s cold storage environment.
Coinbase Global currently maintains a commercial crime insurance policy. Coinbase Global has maintained a commercial crime insurance policy since 2013, which is designed to be comprehensive and intended to cover the loss of client assets held by the Solana Custodian and the Prime Broker (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”), including from employee collusion or fraud, theft, damage of key material, security breach or hack, and fraudulent transfer. The commercial crime insurance policy is intended to provide the Coinbase Insureds and their clients with some of the broadest and deepest insurance coverage in the crypto industry, with comprehensive coverage terms and conditions. This policy is renewed annually and the insurance amounts are subject to review and change. The Solana Custodian has advised the Sponsor that this insurance is maintained at a commercially reasonable amount for the digital assets custodied on behalf of the Coinbase Insureds’ clients, including the Trust’s SOL custodied by the Solana Custodian. The insurance maintained by Coinbase Global is shared among all of the Coinbase Insured’s customers, is not specific to the Trust or to customers holding SOL with the Solana Custodian or Prime Broker, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. Further, the coverage will not be sufficient to fully cover losses for the Trust in the event of a catastrophic, large scale or simultaneous incident affecting multiple Coinbase clients. Coinbase Global may choose not to renew, or may be unable to renew any portion or all of these insurance policies, which may further expose the Trust and its Shareholders to the risk of loss.

Operation of the Solana Custodian
Solana which is custodied by the Solana Custodian is held in segregated wallets and is not commingled with assets of Solana Custodian or its affiliates or with assets of other customers of the Solana Custodian. The Solana Custodian has also agreed in the Solana Custody Agreement that it will not, directly or indirectly, lend, pledge, hypothecate or rehypothecate any of the Trust’s SOL, and that the Trust’s SOL assets are not treated as general assets of the Solana Custodian but are instead considered custodial assets that remain the Trust’s property. Additionally, the Solana Custodian has agreed to provide the Trust or its authorized independent public accountant with confirmation of or access to information sufficient to confirm the SOL held by the Solana Custodian for the Trust and that the Trust’s SOL is held in a separate, segregated account under the Trust’s name. Under the Solana Custody Agreement, the Solana Custodian is required to obtain and maintain, at its sole expense, commercially reasonable insurance coverage for the custody services it provides to the Trust. The Solana Custody Agreement does not require that private key information with respect to the Trust’s SOL be kept in a particular physical location. The Sponsor will continuously evaluate the Solana Custodian’s performance and operations by engaging in regular communications and scheduled meetings to ensure that the Solana Custodian operates consistent with the standards set forth in the Solana Custody Agreement and the Solana Custodian’s policies and procedures.
The Solana Custodian may receive deposits of SOL but may not send SOL without use of the corresponding private keys. In order to send SOL kept in cold storage, private keys must be accessed from offline cold storage and used to sign transactions. At that point, the Solana Custodian can upload the fully signed transaction to an online network and transfer the SOL. Because the Solana Custodian may need to access private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.
The Solana Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible. See “Risk Factors—Risks Related to Solana —Cybersecurity Risk Related to Solana.”
The Trust may engage third-party custodians or vendors besides the Solana Custodian and the Cash Custodian to provide custody and security services for all or a portion of its SOL and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Solana Custodian and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate Solana custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Trust’s SOL holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into SOL custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft.
Under the Solana Custody Agreement, the Solana Custodian’s liability is subject to the following limitations, among others: (i) other than with respect to claims and losses arising from fraud or willful misconduct, the Solana Custodian’s aggregate liability under the Solana Custody Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Solana Custodian in the 12 months prior to the event giving rise to the Solana Custodian’s liability, and (B) the value of the affected SOL giving rise to the Solana Custodian’s liability; (ii) the Solana Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Solana Custodian is not liable, even if the Solana Custodian has been advised of or knew or should have known of the possibility thereof. The Solana Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Solana Custodian. While the Solana Custodian does not limit the size of each wallet to $100 million in SOL, and there is no guarantee that the amount of SOL in each Trust wallet will remain below this threshold, the Sponsor intends to monitor each Trust wallet and adjust the amount of SOL (valued in USD) in any given Trust wallet (including moving SOL into additional wallets) in an effort to maintain the amount of SOL in each Trust wallet below $100 million.

The Trust is not a banking institution and is not a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, investments in the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. Likewise, the Solana Custodian is not a depository institution and is not a member of the FDIC or SIPC and, therefore, the Trust’s assets held with the Solana Custodian are not subject to FDIC or SIPC insurance coverage. In addition, neither the Trust nor the Sponsor insure the Trust’s SOL.
Also pursuant to the Solana Custody Agreement, Coinbase, an affiliate of the Solana Custodian, may provide prime broker services, including SOL trade execution, from time to time as requested by the Sponsor. The Trust may engage in purchases or sales of SOL by placing orders with Coinbase. Coinbase will route orders placed by the Sponsor through Coinbase’s execution platform to a Connected Trading Venue where the order will be executed. Each order placed with Coinbase by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. Subject to the foregoing, and to certain policies and procedures that the Solana Custody Agreement requires Coinbase to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Solana Custody Agreement provides that Coinbase shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading platforms not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.
Orders to sell SOL on behalf of the Trust may be executed by the Coinbase at venues that have been approved in accordance with the Coinbase’s due diligence and risk assessment process. Due diligence includes reviews conducted by the legal, compliance, security, privacy and finance/credit-risk teams for every trading venue that Coinbase’s multi-venue execution capability connects to, helping ensure that the Coinbase only partners with secure and compliant liquidity partners. Coinbase also adheres to a maximum amount of assets that can ever be held on a venue, which is unique for each venue based on Coinbase’s venue diligence and continually refreshed.
[As of the date of this Prospectus, Coinbase’s multi-venue execution capability connects with eight (8) venues in total: Coinbase Exchange, Bitstamp, LMAX, Kraken, and four non-bank market makers that it is unable to name due to confidentiality restrictions].
Coinbase may execute orders as an agent on behalf of the Trust. Coinbase does not operate a dealer and does not trade against its clients–all orders are routed to the venues listed above based on a variety of routing criteria, including pricing, liquidity and depth of order book.
Custody of the Trust’s Cash
The Trust generally does not intend to hold cash or cash equivalents. However, the Trust may hold cash and cash equivalents on a temporary basis to pay expenses or in connection with cash creation and redemption transactions. The Trust has entered into the Cash Custody Agreement with BNYM under which BNYM acts as custodian of the Trust’s cash and cash equivalents, if any.
THE PRIME BROKER
Pursuant to the Solana Custody Agreement, a portion of the Trust’s SOL holdings and cash holdings from time to time may be held with the Prime Broker, an affiliate of the Solana Custodian, in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust expenses not assumed by the Sponsor in consideration for the Sponsor Fee. The Trust, however, intends to conduct its regular SOL transactions, including in connection with paying the Trust’s expenses, directly from the Trust’s Prime Custody Vault over the counter with counterparties selected by the Execution Agent. If the

Sponsor or the Execution Agent determines to transact with the Prime Broker, the amount of SOL that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust expenses not assumed by the Sponsor in consideration for the Sponsor Fee.
The Sponsor may, in its sole discretion, add or terminate prime brokers at any time. The Sponsor may, in its sole discretion, change the Prime Broker for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime brokers.
These periodic holdings held in the Trading Balance with the Prime Broker represent an omnibus claim on the Prime Broker’s SOL held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a Connected Trading Venue.
The Prime Broker is not required by the Solana Custody Agreement to hold any of the SOL in the Trust’s Trading Balance in cold storage or to hold any such SOL in a segregated account, and neither the Trust nor the Sponsor can control the method by which the Prime Broker holds the SOL credited to the Trust’s Trading Balance. SOL in the Trust’s Trading Balance is held in FBO omnibus trading accounts subject to robust accounting controls in order to ensure that the beneficial interest of the Trust’s assets are properly ledgered at all times.
The Solana Custody Agreement contains an agreement by the parties to treat the SOL credited to the Trust’s Trading Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”). Article 8 provides additional protection for the Trust’s SOL in the Trading Balance by creating a security entitlement in favor of the Trust while imposing various duties on the Prime Broker. The Prime Broker’s parent, Coinbase Global, has stated in its most recent public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Prime Broker were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario.
To the extent the Trust sells SOL through the Prime Broker, the Trust’s orders will be executed at Connected Trading Venues that have been approved in accordance with the Prime Broker’s due diligence and risk assessment process. The Prime Broker has represented that its due diligence on Connected Trading Venues include reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams. The Connected Trading Venues, which are subject to change from time to time, currently include [Coinbase Exchange, Bitstamp, LMAX, Kraken, and four non-bank market makers that the Prime Broker is unable to name due to confidentiality restrictions].
In the event the Sponsor, on behalf of the Trust, places an order to purchase or sell SOL on the Trading Platform in connection with the creation or redemption of Shares via a cash transaction, the associated SOL or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Balance. The Trust’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, the Prime Broker shall establish an account in the Prime Broker’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Balance the Trust maintains with the Prime Broker, have a direct legal relationship, or account with, any Connected Trading Venue.
In any SOL transactions between an Authorized Participant, the Solana Custodian and the Prime Broker, the Authorized Participant will be responsible for any fees associated with SOL transactions.

Either the Trust or the Prime Broker may terminate the Solana Custody Agreement in its entirety for any reason and without Cause (as defined below) by providing at least ninety (90) days’ prior written notice to the other party.
The Prime Broker and the Solana Custodian may, in their sole discretion, suspend, restrict or terminate the Trust’s prime broker services, including by suspending, restricting or closing any account of the Trust covered under the Solana Custody Agreement for Cause, at any time and with prior notice to the Trust.
For purposes of the Solana Custody Agreement, “Cause” shall mean: (i) a default occurs and is continuing with respect to Trust; (ii) the Trust materially breaches this Prime Broker Agreement, including any agreement, exhibit, appendix, addendum, policy referenced herein, or supplement attached hereto, and, to the extent capable of remedy, such breach is not cured within five business days following written notice from the Prime Broker to the Trust of such breach; (iii) a requirement of a facially valid subpoena, court order, or binding order of a government authority; (iv) The Trust’s account with the Prime Broker is subject to any pending litigation, investigation, or government proceeding and/or the Prime Broker reasonably perceives a heightened risk of legal or regulatory non-compliance associated with the Trust’s use of the Prime Broker services; or (v) the Prime Broker reasonably suspects the Trust of attempting to circumvent the Prime Broker’s controls or uses the Prime Broker services in a manner the Prime Broker otherwise deems inappropriate or potentially harmful to itself or third parties.
A decision by the Prime Broker or the Solana Custodian to take certain actions, including suspending, restricting or terminating the Trust’s accounts covered under the Solana Custody Agreement, may be based on confidential criteria that are essential to the Prime Broker’s risk management and security practices and agrees that the Prime Broker and the Solana Custodian are under no obligation to disclose the details of its risk management and security practices to the Trust.
Pursuant to the Solana Custody Agreement, the Trust compensates the Prime Broker through (i) a “Settlement Fee” assessed per settlement in the Trust’s Trading Balance, (ii) a “Primer Broker Custody ETP Services Fee” assessed as a tiered rate of the Trust’s assets under custody in its custodial account, and (iii) a “Trading Account Fee” assessed as a fixed percentage rate of each executed order. The Prime Broker will invoice the Trust for the Settlement Fee and the Prime Broker Custody ETP Services Fee on a monthly basis and the Trust shall pay all amounts to the Prime Broker within 30 days of the Trust’s receipt of an invoice for such fees.
The parent company of the Solana Custodian and Prime Broker, Coinbase Global, maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Coinbase Insureds. This policy covers the loss of client assets held by the Solana Custodian and Prime Broker, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of their customers, is not specific to the Trust or to customers holding SOL with the Solana Custodian or Prime Broker and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
Under the Solana Custody Agreement, the Prime Broker’s liability is limited in the following respects, among others: (i) other than with respect to claims and losses arising from fraud or willful misconduct, the Prime Broker’s aggregate liability under the Solana Custody Agreement shall not exceed the greater of (A) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability, and (B) the value of the affected SOL giving rise to the Prime Broker’s liability; (ii) the Prime Broker’s aggregate liability in respect of each cold storage address shall not exceed $100 million; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew or should have known of the possibility thereof. Both the Trust and the Prime Broker and its affiliates (including the Solana Custodian) are required to indemnify each other under certain circumstances. The Solana Custody Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.
FORM OF SHARES
Registered Form
Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry. The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.
Book Entry
Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent on behalf of the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”) and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.
DTC
The Trust understands that DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.
TRANSFER OF SHARES
The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.
Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.
The Trust understands that DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.
PLAN OF DISTRIBUTION
Buying and Selling Shares
Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol QSOL. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges, as well as any bid-ask spread. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.
Authorized Participants
The offering of Shares is a best efforts offering. The Trust continuously offers Creation Baskets consisting of 5,000 Shares to Authorized Participants. Authorized Participants may pay (i) a transaction fee and (ii) the Custody Transaction Fee for each order they place to create or redeem Creation Baskets.
The offering of Shares is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.
By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Creation Baskets from, and have Creation Baskets redeemed by, the Trust. An Authorized Participant is under no obligation to create or redeem Creation Baskets or to offer to the public any Shares it does create. A broker-dealer participating in the distribution of Shares may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the 1933 Act, in connection with such sales.
Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Basket from the Trust, breaks the Creation Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple its purchases of Shares from the Trust with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.
Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the Securities Act.
While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.
Seed Capital Investor; Selling Shareholders
In connection with the Trust’s launch, the Trust was seeded with $100,000 on October 16, 2025 through the sale of 4,000 Shares (“Initial Seed Shares”) at a per-Share price of $25.00 by the Trust to Invesco Ltd. On [__], 2025, Invesco Ltd. redeemed all of its Shares for cash at a per-Share price of $[__] for a total redemption value of $100,000.  At the same time on [__], 2025, Invesco Ltd. created [__] shares at a price of $[__] per Share based on the Benchmark price as of 4:00 pm. Eastern Time on [__], 2025. Accordingly, as of the market close on [__], 2025, the Trust had total assets of $[__], solely represented by SOL held in custody by the Solana Custodian, and had [__] Shares outstanding, entirely held by Invesco Ltd.
Additionally, [___] (in such role, the “Seed Capital Investor”) has expressed its interest in acquiring [__] Shares representing [__] Creation Baskets (the “Seed Creation Baskets”) at a price per Share based on the Benchmark price as of 4:00 p.m. Eastern Time on the date of this registration statement. Accordingly, after the market close on the date of this registration statement, the Trust expects to have [__] Shares outstanding, with [__] Shares held by Invesco Ltd. and [__] Shares held by the Seed Capital Investor. Invesco Ltd. and the Seed Capital Investor each have acted or will act as a statutory underwriter in connection with their purchase of the applicable shares. The price of the Shares acquired by the Seed Capital Investor is determined as described in this Prospectus, and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

It is anticipated that the Seed Capital Investor will redeem the Seed Capital Baskets or sell its shares to a third party in the weeks following the initial listing of Shares on the Exchange, if third-party investments in the Trust exceed the value of the Seed Capital Investor’s entire investment. The Seed Capital Investor may sell some or all of the shares underlying the Seed Creation Baskets held by it pursuant to the registration statement for the Trust (the Seed Capital Investor in such role, the “Selling Shareholder”), which shares have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds of the redemption of any Seed Creation Baskets by the Seed Capital Investor or from the resale by the Selling Shareholder of its shares. The Seed Capital Investor will not receive any fee or other compensation from the Sponsor in connection with the sale of the Seed Capital Baskets.
A Selling Shareholder may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. A Selling Shareholder may redeem Shares held in Creation Basket size through an Authorized Participant.
CREATION AND REDEMPTION OF SHARES
The Trust creates and redeems Shares from time to time, but only in one or more Creation Baskets. The value of Creation Baskets are based on the quantity of SOL attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities) being created or redeemed determined as of 4:00 p.m. ET on the Business Day the order to create or redeem Creation Baskets is properly received.  Creation and redemption transactions will be conducted in exchange for SOL in-kind or cash.
When purchasing Creation Baskets in-kind with SOL, Authorized Participants will deliver SOL to the Solana Custodian. After confirming receipt of the SOL by the Solana Custodian, the Transfer Agent is authorized by the Sponsor to issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.
When purchasing Creation Baskets for cash, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of SOL on behalf of the Trust on an agency basis on the value date of the order. Once the Execution Agent selects a Solana Counterparty, the Cash Custodian will transfer cash to the Solana Counterparty in payment for the requisite amount of SOL. The SOL acquired from the Solana Counterparty will be transferred to the Solana Custodian. After receipt of the SOL by the Solana Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.
When redeeming Creation Baskets in-kind for SOL, the Transfer Agent will redeem the Shares and the Solana Custodian will distribute the resulting SOL to the redeeming Authorized Participant in satisfaction of the redemption order.
When redeeming Creation Baskets for cash, the Execution Agent will be responsible for selling the requisite amount of SOL on behalf of the Trust on an agency basis. Once the Execution Agent selects a Solana Counterparty, the Solana Custodian will transfer SOL to the Solana Counterparty in return for the requisite cash payment. The cash received from the Solana Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.
The Sponsor recognizes that the size of the Creation Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Creation Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s shares.
Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets. Authorized Participants must be: (1) registered broker-dealers or other securities market participants, such as banks or other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement provides the procedures for the creation and redemption of Shares. The delivery of SOL to or from the Trust in connection with creation and redemption transactions, may settle on the Solana network and is thus subject to the risks associated with Solana network transactions, including the irreversibility of transactions made in error. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust and the Sponsor, without the consent of any Shareholder or Authorized Participant.

Authorized Participants will pay (i) a transaction fee and (ii) Custody Transaction Fee for each order they place to create or redeem Shares. The transaction fee may be reduced, increased or otherwise changed by the Trust and the Sponsor. Authorized Participants receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.
Certain Authorized Participants or their affiliates may be capable of participating directly in the spot markets. Some Authorized Participants or their affiliates may from time to time buy or sell SOL and may profit in these instances. See “Risk Factors—Risks Related to the Trust and the Shares—The Sponsor and its affiliates are subject to conflicts of interest that could adversely affect your investment in the Trust.” To the extent that the activities of Authorized Participants or their affiliates have a meaningful effect on the Solana market, it could affect the price of SOL and impact the ability of the Authorized Participants or their affiliates to effectively arbitrage the difference between the price at which the shares trade and the NAV of the Trust’s Shares. While the Sponsor currently expects that Authorized Participants’ or their affiliates direct activities in the Solana or the secondary market in connection with the creation and redemption activities of the Trust will not significantly affect the price of SOL or the Shares, the impact of the activities of the Trust and its Authorized Participants on SOL or the secondary market is unknown and beyond the control of the Sponsor.
Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.
The following description of the procedures for the creation and redemption of Creation Baskets is only a summary and a Shareholder should refer to the relevant provisions of the form of Authorized Participant Agreement for more detail. The form of Authorized Participant Agreement is filed as an exhibit to the registration statement of which this Prospectus is a part.
Creations and redemptions may be “off-chain” transactions that are represented in the books and records of the Prime Broker or “on-chain” transactions reflected in the Trust’s Prime Custody Vault Account. The creating or redeeming Authorized Participant will be responsible for any on-chain transaction fees, as well as any transaction fees imposed by the Trust and any transaction charges imposed by the Execution Agent in connection with acquiring or disposing of SOL in connection with creation or redemption transactions.
Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Trust’s Solana Custodian in order to facilitate settlement of the Shares and cash and/or SOL as described in more detail in the “—Creation Procedures” and “—Redemption Procedures” sections below.
Creation Procedures
On any Business Day, an Authorized Participant may place an order through the Transfer Agent’s electronic order delivery system to create one or more Creation Baskets. The Transfer Agent will acknowledge the purchase order unless the Trustee or the Sponsor decides to refuse the deposit as described below under “Rejection of Purchase Orders.” For cash creations orders to purchase Shares (“Purchase Orders”) must be placed by 2:30 p.m. ET or the close of regular trading on the Exchange, whichever is earlier (the “Cash

Order Cutoff Time”). For in-kind creations, Purchase Orders must be placed by 4:00 p.m. or the close of regular trading on the Exchange, whichever is earlier (the In-Kind Order Cutoff Time”). The day on which a valid order is received by the Transfer Agent is considered the “Purchase Order Date.”
The Sponsor may in its sole discretion limit the number of Shares created pursuant to Purchase Orders on any specified day without providing notice to the Authorized Participants and may direct the Transfer Agent to reject any Purchase Orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to Purchase Orders when it deems so doing to be in the best interest of Shareholders. The Sponsor may choose to do so when it believes the market is too volatile to execute a SOL transaction, when it believes the price of SOL is being inconsistently, irregularly, or discontinuously published from SOL trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting Purchase Orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV.
If the Trustee accepts the Purchase Order, the Transfer Agent will transmit to the Authorized Participant, via electronic mail message or other electronic communication, no later than 5:00 p.m. ET on the date such Purchase Order is received, or deemed received, a copy of the Purchase Order endorsed “Accepted” by the Transfer Agent and indicating the Creation Basket Deposit that the Authorized Participant must deliver to the Solana Custodian or Prime Broker in exchange for each Creation Basket. In the case of Purchase Orders submitted via the Transfer Agent’s electronic order entry system, the Authorized Participant will receive an automated email indicating the acceptance of the Purchase Order and the Purchase Order will be marked “Accepted” in the Transfer Agent’s electronic order entry system. Prior to the Transfer Agent’s acceptance as specified above, a Purchase Order will only represent the Authorized Participant’s unilateral offer to deposit the requisite amount of SOL or cash in exchange for Creation Baskets and will have no binding effect upon the Trust, the Sponsor, the Trust Administrator, the Transfer Agent, the Solana Custodian or any other party.
If required by the Sponsor and the Trust, prior to the delivery of Creation Baskets for a Purchase Order, the Authorized Participant must have wired to the Transfer Agent the nonrefundable transaction fee due for the Purchase Order. Authorized Participants may not withdraw a Purchase Order.
The manner by which Creation Baskets are made is dictated by the terms of the Authorized Participant Agreement. By placing a Purchase Order, an Authorized Participant agrees to facilitate the deposit of the requisite amount of SOL or cash with the Trust’s Solana Custodian or Cash Custodian, respectively. If an Authorized Participant fails to consummate the foregoing, the Purchase Order will be cancelled. For cash creation transactions, the Execution Agent will be responsible for acquiring the requisite amount of SOL on behalf of the Trust.
The Sponsor and Transfer Agent shall reject any purchase order or redemption order that is not in proper form. Upon receipt of the SOL deposit amount in the Trust’s Solana account, the Solana Custodian will notify the Transfer Agent, the Authorized Participant and the Sponsor that the SOL has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

SOL transactions that occur on the blockchain are susceptible to delays due to Solana network outage, congestion, spikes in transaction fees demanded by validators, or other problems or disruptions. To the extent that SOL transfers from the Trust’s Trading Balance to the Trust’s Prime Custody Vault are delayed due to congestion or other issues with the Solana network, such SOL will not be held in cold storage in the Prime Custody Vault until such transfers can occur.
Cash Creation Transaction
The total cash deposit required to create each cash Creation Basket is an amount of cash equivalent to the amount of SOL described below in the subsection entitled “Determination of Required Deposits,” plus any amount above the Benchmark on each Purchase Order Date that the Trust agrees to pay in order to acquire the required amount of SOL as described in the subsection entitled “Determination of Required Deposits.” The Sponsor causes to be published each night the amount of SOL that will be acquired in exchange for each Purchase Order, from which can be computed the estimated amount of cash required to create each cash Creation Basket, prior to accounting for any additional cash required to acquire the requisite amount of SOL if the price paid by the Trust is in excess of the Benchmark on each Purchase Order Date.
When purchasing Creation Baskets for cash, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of SOL on behalf of the Trust on an agency basis. Once the Execution Agent selects a Solana Counterparty, the Cash Custodian will transfer cash to the Solana Counterparty in payment for the requisite amount of SOL. The SOL acquired from the Solana Counterparty will be transferred to the Solana Custodian. After receipt of the SOL by the Solana Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.
The Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Solana Counterparty to transact on the Trust’s behalf. The Trust will create Shares by receiving SOL from a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to deliver the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the SOL to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the SOL to the Trust.
As between the Trust and the Authorized Participant, the expense and risk of the difference between the value of SOL calculated by the Administrator for daily valuation using the Benchmark and the price at which the Trust acquires the SOL will be borne solely by the Authorized Participant to the extent that the Trust pays more for SOL than the price used by the Trust for daily valuation. Any such additional cash amount will be included in the amount of cash calculated by the Administrator on the Purchase Order Date (identified as a variable transaction fee), communicated to the Authorized Participant on the Purchase Order Date, and wired by the Authorized Participant to the Cash Custodian on the day following the Purchase Order Date. If the Solana Counterparty fails to deliver the SOL to the Solana Custodian, no cash is sent from the Cash Custodian to the Solana Counterparty, no Shares are transferred to the Authorized Participant’s DTC account, the cash is returned to the Authorized Participant, and the Cash Purchase Order is cancelled.
In-Kind Creation Transactions
The total amount of SOL required to be deposited by an Authorized Participant to create each in-kind Creation Basket is described below in the subsection entitled “Determination of Required Deposits.” The Sponsor causes to be published each night the amount of SOL that will be acquired in exchange for each Purchase Order.

When purchasing Creation Baskets in-kind for SOL, Authorized Participants will deposit SOL related to the Authorized Participant’s purchase order with the Solana Custodian. After receipt of the SOL by the Solana Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.
Determination of Required Deposits
The quantity of SOL required to create each Creation Basket (“Creation Basket Deposit”) changes from day to day. On each day that the Exchange is open for regular trading, the Sponsor will publish the Creation Basket after market close, which is composed of an amount of SOL or an amount of cash and/or SOL required to purchase a Creation Basket the following day. After the Trust’s NAV is struck on a Business Day, the Administrator adjusts the quantity of SOL constituting the Creation Basket Deposit for the next Business Day as appropriate to reflect accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. The Administrator calculates the Creation Basket Deposit for a given day by multiplying the NAV by the number of Shares in a Creation Basket (5,000) divided by the price of SOL at 4:00 p.m. ET as determined consistent with the Benchmark to determine the cash amount required for a Creation Basket. Fractions of a SOL smaller than 0.00000001 are disregarded for purposes of the computation of the Creation Basket Deposit. Although the Administrator applies the SOL price to the calculation of the Creation Basket value, the Administrator plays no role in the determination of the SOL price used by the Trust; rather the SOL price used in calculating the cash value of a Creation Basket is identical to the SOL price used in determining the Trust’s NAV.
Each Business Day, the Sponsor will communicate the final Creation Basket Deposit for that same Business Day and an estimated Creation Basket Deposit for the next Business Day. The Creation Basket Deposit so determined is communicated daily via electronic mail message to all Authorized Participants. Authorized Participants may use the value of the SOL in the Creation Basket to estimate the amount of cash needed for a Purchase Order.
The date the Transfer Agent receives a valid Purchase Order will determine the Creation Basket Deposit the Authorized Participant needs to deposit. However, Purchase Orders received by the Transfer Agent after 2:30 p.m. ET (or the close of regular trading on the Exchange, whichever is earlier) will be rejected and should be resubmitted on the following Business Day.
For cash creation transactions, to the extent there is a difference between the price actually paid by the Trust to acquire a Creation Basket worth of SOL in the creation process compared to the cash value of the Creation Basket (i.e., if there is a difference between the amount paid by the Execution Agent on behalf of the Trust to purchase the requisite amount of SOL and the valuation of SOL as part of the Trust’s NAV calculation), that difference will also be charged to the creating Authorized Participant in the form of a variable fee.
Delivery of Required Deposits
An Authorized Participant who places a Purchase Order must follow the procedures outlined in the “—Creation Procedures” section above. When purchasing Creation Baskets for cash, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of SOL on behalf of the Trust on an agency basis. Once the Execution Agent selects a Solana Counterparty, the Cash Custodian will transfer cash to the Solana Counterparty in payment for the requisite amount of SOL. The SOL acquired from the Solana Counterparty will be transferred to the Solana Custodian. After receipt of the SOL by the Solana Custodian, the Solana Custodian will notify the Sponsor and the Transfer Agent that the SOL has been received, and the Transfer Agent will direct DTC to credit the number of Creation Baskets ordered to an Authorized Participant’s DTC account on the next Business Day following the Purchase Order Date.
When purchasing Creation Baskets in-kind with SOL, Authorized Participants deliver SOL to the Solana Custodian. After receipt of the SOL by the Solana Custodian, the Transfer Agent will direct DTC to credit the number of Creation Baskets ordered to an Authorized Participant’s DTC account on the next Business Day following the Purchase Order Date.
The expense and risk of delivery and ownership of SOL until SOL has been received by the Solana Custodian on behalf of the Trust, including transaction fees from the Solana network’s blockchain, will be borne solely by the Authorized Participant. If SOL is to be delivered to the Trust other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts as the Sponsor determines to be desirable, or to reject such Purchase Order or Creation Basket Deposit.
Rejection of Purchase Orders
The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any Purchase Order or Creation Basket Deposit if the Sponsor determines that:
•	the Purchase Order or Creation Basket Deposit is not in proper form as described in the Authorized Participant Agreement;
•	the acceptance of the Purchase Order or Creation Basket Deposit would not be in the best interest of the Trust;
•	the acceptance of the Purchase Order or the Creation Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;
•	the acceptance of the Creation Basket Deposit presents a security or regulatory risk to the Trust, the Sponsor, the Transfer Agent or the Solana Custodian;
•	the acceptance or receipt of the Purchase Order or Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or
•	circumstances outside the control of the Trust, the Sponsor or the Solana Custodian or Cash Custodian make it impractical or not feasible to process Creations Baskets.
None of the Sponsor, the Transfer Agent or the Solana Custodian will be liable for the rejection of any Purchase Order or Creation Basket Deposit.
Redemption Procedures
An order to redeem Creation Baskets is a “Redemption Order.” On any Business Day, an Authorized Participant may place an order through the Transfer Agent’s electronic order delivery system to redeem one or more Creation Baskets. The Transfer Agent will acknowledge the Redemption Order unless the Trustee or the Sponsor decides to refuse the deposit as described below under “Suspension or Rejection of Redemption Orders.” For cash redemptions, Redemption Orders must be placed by the Cash Order Cutoff Time. For in-kind redemptions, Redemption Orders must be placed by the In-Kind Order Cutoff Time. The day on which a valid order is received by the Transfer Agent is considered the “Redemption Order Date.”

When a Redemption Order is received, the Trust will instruct the Solana Custodian to move the corresponding amount of SOL from the Trust’s Prime Custody Vault Balance to the Trading Balance by a specified time on the settlement date. Transfers of SOL from the Trust’s Prime Custody Vault Balance to the Trust’s Trading Balance are “on-chain” transaction represented on the Solana blockchain.
SOL transactions that occur on the blockchain are susceptible to delays due to Solana network outages, congestion, spikes in transaction fees demanded by validators, or other problems or disruptions. To the extent that SOL transfers from the Trust’s Prime Custody Vault to the Trust’s Trading Balance are delayed due to congestion or other issues with the Solana network, redemptions in the Trust could be delayed.
Disruption of services at the Solana Custodian would have the potential to delay settlement of the SOL related to Redemption Orders.
Cash Redemption Transactions
When redeeming Creation Baskets for cash, the Execution Agent will be responsible for selling the requisite amount of SOL on behalf of the Trust on an agency basis. Once the Execution Agent selects a Solana Counterparty, the Solana Custodian will transfer SOL to the Solana Counterparty in return for the requisite cash payment. The cash received from the Solana Counterparty will be delivered to the Cash Custodian. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the Redemption Order. The Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Solana Counterparty to transact on the Trust’s behalf.
In connection with cash redemption transactions (and, as noted above, cash creation transactions), the Execution Agent, pursuant to the oversight of the Sponsor, will decide how and with which Solana Counterparty to transact on the Trust’s behalf.  The Trust will redeem shares by delivering SOL to a third-party that is not the Authorized Participant and the Trust (through the Execution Agent, on an agency basis)—not the Authorized Participant—is responsible for selecting the third-party to receive the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the SOL from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the SOL from the Trust.
In-Kind Redemption Transactions
When redeeming Creation Baskets for SOL, the Transfer Agent will redeem the Shares and the Solana Custodian will distribute the resulting SOL to the redeeming Authorized Participant in satisfaction of the redemption order.
The Trust instructs the Solana Custodian to prepare to move the associated SOL from the Trust’s Vault Balance with the Solana Custodian to the Trust’s Trading Balance with the Solana Custodian. For settlement of a redemption, the Authorized Participant delivers the necessary Shares to the Trust and the Trustee instructs the Execution Agent to deliver the resulting SOL to the redeeming Authorized Participant .
Determination of Redemption Distribution
The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant of an amount of SOL or cash that is determined in the same manner as the determination of Creation Basket Deposits discussed above.

Delivery of Redemption Distribution
The redemption distribution due from the Trust will be delivered to the Authorized Participant within two Business Days following the Redemption Order date if, by 9:00 a.m. ET on such Business Day, the Transfer Agent’s DTC account has been credited with the Creation Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Creation Baskets to be redeemed by such time, the redemption distribution will also be delayed. The expense and risk of delivery and ownership of SOL in redemption distributions, including transaction fees from the Solana network’s blockchain, will be borne solely by the Authorized Participant.
While the Fund generally intends to reserve sufficient amounts of unstaked SOL to satisfy foreseeable redemption requests, there may be circumstances in which a Redemption Order exceeds the amount of unstaked SOL reserved by the Trust. When the Trust receives such a Redemption Order, the Sponsor will request to un-stake an amount of staked SOL, as necessary, to satisfy the Redemption Order. Staked SOL is subject to the Solana network’s cooldown period before it can be transferred or sold, and the cooldown period is ordinarily around 48 hours.  Accordingly, the Sponsor will typically satisfy these redemption requests within two business days.
The Solana network utilizes what is known as an “epoch-based” staking mechanism. When a user on the Solana network (such as the Sponsor) initiates a request to un-stake, the request does not take effect immediately. It is queued and only processed at the end of the epoch. Each epoch on the Solana network lasts approximately two days. As a result, if the un-stake request is issued just after a new epoch has begun, the Trust may have to wait nearly a full epoch before its SOL begins transitioning to an inactive (withdrawable) state. This means the total un-staking period could extend beyond two days. This could occur as a result of factors outside of the Trust’s control, such as if the validator that it is utilizing to stake its SOL is offline, lagging or underperforming and its un-stake request is not processed at the desired time. Additionally, an extended cooldown period could occur during periods of uniquely high transaction volume on the Solana network or general network instability on the Solana network. Furthermore, if the Solana network undergoes a network upgrade, the cooldown period for staked Solana could extend beyond two days.
For these, or any other reason, the Trust’s SOL may not become un-staked in a timely enough fashion to satisfy Redemption Orders within two business days without taking additional action.
A circumstance where the Trust was unable to satisfy Redemption Orders could have significant negative consequences for the Trust. Disruptions to the Trust’s creation and redemption mechanism could widen the bid-ask spreads for the Shares or cause Shares to trade at an increased premium or discount to NAV. If Authorized Participants are unable to reliably redeem Baskets within the expected timeframe, they may decline to provide such services to the Trust, which would cause additional increases in bid-ask spreads and larger premiums and discounts. Furthermore, the Sponsor and the Trust’s service providers could face reputational and regulatory scrutiny which could ultimately have a negative impact on the Trust.
Suspension or Rejection of Redemption Orders
The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of SOL is not reasonably practicable, (3) for such other period as the Sponsor determines to be necessary for the protection of the Trust or its Shareholders (for example, where acceptance of the total deposit required to create each Creation Basket would have certain adverse tax consequences to the Trust or its Shareholders), or (4) as agreed upon between the Sponsor and Authorized Participant. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. An emergency could include situations where the Trust is unable to transact in SOL or where the Trust is unable to value its SOL holdings. Such a situation may arise when trading of SOL is suspended on one or more of the digital asset trading platforms that are included in the Benchmark (for example, as a result of a significant technical failure, power outage or network error) or the Trust is unable to access the SOL in the Trust’s SOL custody account at the Solana Custodian due to technical or operating issues at the Trust or the Solana Custodian. Because the Trust’s SOL transactions are expected to be effected by the Execution Agent over-the-counter, it is unlikely that the Trust’s SOL transactions would be directly impacted by a trading halt on one or more digital asset trading platforms. However, such disruptions may have an effect on overall SOL liquidity or cause price spreads of SOL to widen. None of the Sponsor, the person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement, or the Solana Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
Redemption Orders must be made in whole Creation Baskets. The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any Redemption Order if the Sponsor determines that:
•	the Redemption Order is not in proper form as described in the Authorized Participant Agreement;
•	the acceptance of the Redemption Order would not be in the best interest of the Trust;
•	the acceptance of the Redemption Order would have adverse tax consequences to the Trust or its Shareholders;
•	the acceptance of the Redemption Order presents a security risk to the Trust, the Sponsor, the Transfer Agent or the Solana Custodian;
•	the acceptance of the Redemption Order would, in the opinion of counsel to the Sponsor, be unlawful; or
•	circumstances outside the control of the Trust, the Sponsor, or the Solana Custodian make it impractical or not feasible for the Shares to be delivered under the Redemption Order.
The Sponsor may also reject a Redemption Order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 100,000 Shares (i.e., 20 Creation Baskets) or less.
In the event that the Sponsor intends to suspend or postpone redemptions, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.
Creation and Redemption Transaction Fee
To compensate the Transfer Agent and/or Solana Custodian for expenses incurred in connection with the creation and redemption of Creation Baskets, an Authorized Participant may be required to pay a transaction fee to the Transfer Agent and a Custody Transaction Fee to the Solana Custodian to create or redeem Creation Baskets, which are not expected to vary in accordance with the number of Creation Baskets in such order, except to the extent that the fee in connection with a cash transaction is generally higher than the fee in connection with an in-kind transaction. The transaction fee may be reduced, increased or otherwise changed by the Sponsor and the Trust. The Sponsor will notify Authorized Participants of any change in the transaction fee and will not implement any increase in the fee for the redemption of Shares until thirty (30) days after the date of notice. Additionally, for any creation or redemption transaction, to the extent there is a difference (i) in the case of a creation for cash, between the price actually paid by the

Trust to acquire a Creation Basket worth of SOL in the creation process compared to the cash value of the Creation Basket (i.e., if there is a difference between the amount paid by the Execution Agent on behalf of the Trust to purchase the requisite amount of SOL and the valuation of SOL as part of the Trust’s NAV calculation); or (ii) in the case of a redemption for cash, between the cash proceeds of selling a Creation Basket worth of SOL in the redemption value compared to the cash value of the Creation Basket (i.e., if there is a difference between the amount received by the Trust from a Solana Counterparty in selling the requisite amount of SOL and the valuation of SOL as part of the Trust’s NAV calculation), that difference will also be charged to the creating Authorized Participant in the form of a variable fee.
Tax Responsibility
Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Creation Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.
Secondary Market Transactions
As noted, the Trust will create and redeem Shares from time to time, but only in one or more Creation Baskets. The creation and redemption of Shares are made in exchange for delivery to the Trust or the distribution by the Trust of the amount of SOL or cash determined as described above.
As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Creation Baskets, and an Authorized Participant is under no obligation to offer to the public any Shares it does create.
Authorized Participants that do offer to the public Shares from the Creation Baskets they create will do so at per-Share offering prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Shares and market conditions at the time of a transaction. Creation Baskets are generally redeemed when the market price per Share is at a discount to the NAV. Shares initially constituting the same Creation Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Creation Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Creation Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person has any obligation or responsibility to the Sponsor to effect any sale or resale of Shares.
Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV. The amount of the discount or premium in the trading price relative to the NAV may be influenced by various factors, including the value of the Trust’s assets, supply and demand for the Shares and market conditions at the time of a transaction.
USE OF PROCEEDS
Proceeds received by the Trust from the issuance of Creation Baskets consist of SOL in-kind and cash deposits.  SOL deposits are held by the Solana Custodian on behalf of the Trust until (i) delivered to Authorized Participants or their designated agent or client in connection with an in-kind redemption or sold in connection with a cash redemption or (ii) sold to pay the Sponsor’s Fee and Trust expenses of liabilities not assumed by the Sponsor. Cash deposits are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of SOL, (ii) delivered to Authorized Participants in connection with a redemption of Creation Baskets; or (iii) transferred to pay the Sponsor Fee or for extraordinary expenses and liabilities not assumed by the Sponsor. If the Staking Condition has been satisfied and subject to any other applicable requirements related to the Staking Condition, proceeds may also be used in staking activities.
OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST
The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.
All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.
The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or the Transfer Agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or the Transfer Agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.
CONFLICTS OF INTEREST
There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.
The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has the authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.
The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.
If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.
The Sponsor, the Prime Broker, the Execution Agent and their respective affiliates and/or employees may hold or participate in transactions related to SOL, either for their own account or for the account of others, such as clients. Such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the SOL held by the Trust and, consequently, on the market value of SOL. Because these parties may trade SOL for their own accounts at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions in SOL which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.
The Prime Broker and the Execution Agent may be subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Broker’s own execution venue or to the Execution Agent’s principal market, where the Trust’s orders may be executed against other customers of the Prime Broker or Execution Agent, or with the Prime Broker acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker or the Execution Agent, (iii) neither the Prime Broker nor the Execution Agent engages in front-running, but each is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge, and (iv) the Prime Broker or Execution Agent may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Broker or the Execution Agent may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests. While the Prime Broker and the Execution Agent each have in place procedures to mitigate conflicts of interest when executing the Trust’s orders, trading platforms or counterparties not used by the Prime Broker or Execution Agent may offer better prices and/or lower costs than the platforms or counterparties used to execute the Trust’s orders.
The Execution Agent has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including among others a Personal Trading Accounts Policy, a

Code of Ethics and Business Conduct, and a Global Policy on the Use of Confidential Information and the Prohibition of Insider Trading, which address certain conflicts of interest (together, the “Policies”). Consistent with the requirements of the Policies, the Execution Agent will implement standard operating protocols under which personnel who have access to information about creation and redemption activity in Shares of the Trust (“Solana Access Persons”) report and disclose personal trading activity and holdings in SOL. All of the Execution Agent’s employees will be required to preclear personal transactions in the Shares of the Trust. In addition, the Sponsor will adopt a Code of Ethics that requires Solana Access Persons to report and pre-clear certain transactions in SOL, Shares of the Trust, and certain other digital assets. Finally, trading on behalf of clients in the shares of the Trust will be subject to controls embedded in the Sponsor’s and the Execution Agent’s respective compliance programs and systems.
Resolution of Conflicts Procedures
The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.
DUTIES OF THE SPONSOR
The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent). The Trust Agreement provides that the duty and authority to manage the affairs of the Trust is vested in the Sponsor, which duty and authority the Sponsor may further delegate.
Additionally, under the Trust Agreement, the Sponsor will have the power and authority as a sponsor of the Trust to cause the Trust, among other things:
•	To own SOL, cash or IR Assets, to store SOL, cash or IR Assets with a Custodian, and to transfer SOL, cash or IR Assets;
•	To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including claims for taxes;
•	To operate as a trust with the purpose for which the Trust was established as described in the Trust Agreement, and exercise all the powers necessary or appropriate to the conduct of such operations;
•
To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, transfer, dispose of and otherwise deal in Shares pursuant to applicable federal law; to establish terms and conditions including any fees or expenses regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or Trust property;

•
In the event of an upcoming modification to the Solana network that could potentially result in a network fork, to cause the Solana Custodian, in consultation with the Sponsor, to either (i) disclaim all rights to the IR Assets so created, (ii) sell the IR Assets as soon as reasonably practicable and thereafter distribute the cash proceeds to the Shareholders of record as of the date of the hard fork or airdrop that resulted in the Trust’s acquisition of the IR Assets, or (iii) distribute the IR Assets in-kind as soon as reasonably practicable to the Shareholders of record as of the date of the hard fork or airdrop that resulted in the Trust’s acquisition of the IR Assets or to an agent acting on behalf of such Shareholders;
•
To make such filings applications, statements, certificates, agreements and other instruments with the SEC, the Financial Industry Regulatory Authority or a national securities exchange as may be required by the federal securities laws or other applicable regulations or as deemed necessary or desirable in the sole judgment of the Sponsor;

•
To execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Shares to be issued by the Trust and also any filing required to be made as determined by the Sponsor and any other filing or application necessary or desirable as determined by the Sponsor in connection with the registration and/or offering of Shares by the Trust;

•
To negotiate the terms of, and execute on behalf of the Trust, any agreement, including, but not limited to, any underwriting agreement or purchase agreement relating to the Shares to be issued by the Trust as determined by the Sponsor;

•	To do all other acts which, in the Sponsor’s judgment, are reasonably necessary or desirable for the registration and/or offering of Shares by the Trust;
•
To stake or delegate to an affiliate of the Sponsor, a Custodian, an affiliate of the Custodian, or another third-party to Stake SOL on the Solana network or other digital assets on another digital asset network, as applicable;

•
To borrow money, SOL or other digital assets and in this connection issue notes or other evidence of indebtedness; to secure such borrowings by mortgaging, pledging or otherwise subjecting as security the Trust property; and to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust property;

•	To retain independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust; and
•	To enter into contracts and carry on any other activities in connection with or incidental to any of the foregoing powers or with the furtherance of the Trust’s purpose.
The Sponsor will perform its duties in its subjective good faith belief as to what is in or not opposed to the best interests of the Trust, but only consistent with the terms of the Trust Agreement.
LIABILITY AND INDEMNIFICATION
Trustee
The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement. The Trustee shall not have any obligation or duty to supervise or monitor the performance of any other person, including the Trust or the Sponsor, and shall have no liability for the failure of any other person to perform its obligations or duties under the agreements to which the Trust or the Trustee is a party or otherwise. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:
(a) the duties and obligations of the Trustee shall be determined solely by the express provisions of the Trust Agreement;
(b) the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Trust Agreement;

(c) no implied covenants, duties (including fiduciary duties and duties existing at law or in equity) or obligations shall be read into the Trust Agreement against the Trustee;
(d) in the absence of willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of the Trust Agreement;
(e) the Trustee shall not be liable for an error of judgment made in good faith by an officer or employee of the Trustee except to the extent such error of judgment constituted gross negligence;
(f) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Sponsor or any other person with the right to direct the Trustee;
(g) no provision of the Trust Agreement shall require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or duties under the Trust Agreement, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
(h) under no circumstance shall the Trustee be personally liable for any representation, warranty, covenant, agreement or indebtedness of the Trust;
(i) the Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor; and
(j) in the event that the Trustee is unsure of the course of action to be taken by it hereunder, the Trustee may request instructions from the Sponsor and to the extent the Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith.
The Trustee will have no liability for the failure to respond to any instructions or directions that it has not actually received. The Trustee also will not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee's reliance upon and compliance with such instructions notwithstanding that such instructions conflict, or are inconsistent, with a subsequent written instruction.

The Trustee is under no obligation to exercise any of the duties or powers vested in it by the Trust Agreement; or to make any investigation of matters arising under the Trust Agreement; or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto; or (except in certain limited circumstances) to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Sponsor.

The Trustee may execute any of the trusts or powers vested in it by the Trust Agreement or perform any of its duties under the Trust Agreement either directly or by or through agents, nominees, or attorney-in-fact appointed with due care and shall not be responsible for any willful misconduct or negligence on the part of any agent, custodian, nominee or attorney-in-fact so appointed, provided that the appointment of any agent, custodian, nominee or attorney-in-fact shall not relieve the Trustee of any of its obligations or liabilities under the Trust Agreement.
Except as otherwise provided in Section 2.2 of the Trust Agreement, in accepting the trust created by the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof.
The Trustee will not be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Trustee hereto be liable for any failure or delay in the performance of its obligations under the Trust Agreement or any related documents because of circumstances beyond its control.
Under the Trust Agreement, the Trust has agreed to be primary obligor and to indemnify, defend and hold harmless the Trustee, in its individual capacity and in its capacity as Trustee and any of the officers, directors, employees, affiliates and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including reasonable legal fees and expenses in connection with enforcement of its rights to indemnity under the Trust Agreement and including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated by the Trust Agreement; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person.
As security for any amounts owing to the Trustee under the indemnification provisions of the Trust Agreement described above, the Trustee shall have a lien against the Trust’s property, which lien shall be prior to the rights of the Sponsor or any other Shareholder of the Trust. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.
Sponsor
The Trust Agreement provides that the Trust will indemnify, defend and hold harmless the Sponsor, in its capacity as Sponsor, and any of the officers, directors, employees, affiliates and agents of the Sponsor (the “Sponsor Indemnified Persons”) from and against any and all Expenses, to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Sponsor Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated by the Trust Agreement; provided, however, that the Trust shall not be required to indemnify any Sponsor Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of a Sponsor Indemnified Person. To the fullest extent permitted by law, Expenses to be incurred by a Sponsor Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Trust prior to the final disposition of any matter upon receipt by the Trust of an undertaking by, or on behalf of, such Sponsor Indemnified Person to repay such amount if it shall be determined that the Sponsor Indemnified Person is not entitled to be indemnified under the Trust Agreement. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.
The Trust Agreement provides that (i) whenever a conflict of interest exists or arises between the Sponsor, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated in the Trust Agreement provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder or any other person, the Sponsor will use its good faith efforts to resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.
VOTING BY SHAREHOLDERS; MANAGEMENT
The Shareholders of the Trust take no part in the management or control of, and have no voice in, the Trust’s operations or business. Shareholders will have no voting rights under the Trust Agreement, except as authorized in the Sponsor's sole discretion. It is currently anticipated that Shareholders will possess no voting rights except as required by the listing rules of the Exchange or applicable law to which the Trust is subject.
The Sponsor, in its sole discretion, will generally have the right to amend the Trust Agreement without the consent of any Shareholders as it applies to the Trust provided that any amendment that imposes or increases any fees or charges or prejudices a substantial existing right of the Shareholders will not become effective until thirty (30) days after notice of such amendment is given to the Shareholders. Any amendment shall be effective on such date as designated by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee.
Liquidation and Voting Rights. The Sponsor will act to terminate the Trust upon the agreement of Shareholders owning at least seventy-five (75) percent of the outstanding Shares. Consistent with the Trust Agreement, upon dissolution of the Trust, the Trustee will wind up the business and affairs of the Trust and direct the Execution Agent to sell all the SOL remaining in the Trust in an orderly manner. Following the liquidation of the Trust’s SOL, any remaining outstanding Shares will be redeemed for cash and distributed to Shareholders in accordance with the provisions of the Trust Agreement.
The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. Under the Trust Agreement, all management functions of the Trust will be delegated to and will be conducted by the Sponsor, its agents and its affiliates, including the Solana Custodian. The following persons, in their respective capacities as officers of the Sponsor perform certain functions with respect to the Trust that, if the Trust had officers, would typically be performed by them.
Name	Capacity
Brian Hartigan*	Chief Executive Officer, Board of Managers
Peter Hubbard	Vice President and Director of Portfolio Management
Jordan Krugman*	Board of Managers
Terry Gibson Vacheron	Chief Financial Officer
Kelli Gallegos*	Principal Financial and Accounting Officer, Investment Pools
Melanie Zimdars	Chief Compliance Officer
Melanie Ringold*	Board of Managers

* Executive officer of the Trust, within the meaning of Rule 3b-7 under the Exchange Act.
The Sponsor is managed by a Board of Managers. The Board of Managers is composed of Messrs. Hartigan and  Krugman and Ms. Ringold.

Brian Hartigan (45) has been Chief Executive Officer of the Sponsor since November 2023. In this role, he has general oversight responsibilities for all of the Sponsor’s business. Mr. Hartigan has been a Member of the Board of Managers of the Sponsor since November 2023. Previously, Mr. Hartigan was Global Head of ETF Investments and Indexed Strategies at Invesco Ltd., a global investment management company and affiliate of the Sponsor, since 2015. In that role, he was responsible for oversight of all portfolio management activities of exchange-traded funds (ETFs), as well as providing support to the US ETF Board, serving as a global ETF expert/resource and providing day-to-day support. In addition, he was a team leader for Invesco’s unit investment trusts. Mr. Hartigan earned a BA degree from the University of St. Thomas in Minnesota and an MBA in finance from DePaul University. He is a Chartered Financial Analyst® (CFA) charterholder and a member of the CFA Society of Chicago.
Peter Hubbard (43) joined the Sponsor in May 2005 as a portfolio manager and has been Vice President, Director of Portfolio Management since September 2012. In his role, Mr. Hubbard manages a team of eight portfolio managers. His responsibilities include facilitating all portfolio management processes associated with more than 200 equity and fixed income Invesco Funds listed in the United States, Canada and Europe. He is a graduate of Wheaton College with a B.A. degree in Business & Economics.
Jordan Krugman (46) is Chief Financial Officer of the Americas for Invesco Ltd., a global investment management company affiliated with the Sponsor. He was appointed to this position in October 2020. In this capacity, Mr. Krugman is responsible for general management support, in addition to executing on various strategic initiatives and overseeing the financial framework for the business units operating within the Americas division of Invesco Ltd. He has also served as a Member of the Board of Managers of the Sponsor since October 2020. From March 2019 to October 2020, Mr. Krugman served as the Global Head of Financial Planning and Analysis at Invesco Ltd. In this role, he was responsible for overseeing Invesco’s forecasting, budgeting strategic planning and financial target setting processes, including analytics and decision support for Invesco Ltd.’s executive team. From March 2017 to March 2019, Mr. Krugman served as Invesco Ltd.’s Head of Finance & Corporate Strategy, North America. In this role, Mr. Krugman was responsible for strategic and financial planning for Invesco Ltd.’s global investments organization including global real estate, private equity and global fixed income. Prior to that, Mr. Krugman was Invesco Ltd.’s Treasurer and Head of Investor Relations from May 2011 to March 2017. In this role, he was responsible for management of Invesco Ltd.’s liquidity and capital management programs. Additionally, Mr. Krugman managed the communication with Invesco Ltd.’s external stakeholders including equity shareholders, debt investors, rating agencies, and research analysts. Mr. Krugman earned a BA degree in American civilizations, with a U.S. history concentration, from Middlebury College in Vermont in 1999, and earned an MBA from Santa Clara University in California in 2007. He is a Certified Treasury Professional (CTP).
Terry Vacheron CPA (59) is the Chief Accounting Officer (since April 2022) and Head of Global Tax (since November 2020) at Invesco Ltd. In this role, she leads the company’s financial reporting, accounting, corporate tax, payroll, and SOX functions. Ms. Vacheron also serves as the Chief Financial Officer (since June 2022) of the Sponsor and Invesco Advisers Inc. where she is responsible for overseeing all aspect of the companies’ financial operations, including financial reporting and accounting. Ms. Vacheron joined Invesco in November 2020 following a brief break while between roles in October 2020. Prior to joining the firm, she was with SunTrust Bank (and later Truist Bank, which was formed in 2019 following the merger of BB&T and SunTrust) from October 2009 until September 2020, where she served as the Chief Tax Officer. Ms. Vacheron directed the full spectrum of corporate tax matters and led the tax merger integration effort for the BBT and SunTrust merger. In an overlapping role as the Corporate Functions Risk Officer at SunTrust Bank from March 2013 to December 2019, she built and led multiple corporate risk programs to identify and manage risk while maintaining her Chief Tax Officer responsibilities. During her tenure, she oversaw the implementation of stronger guidelines and accountability for risk programs, including SOX, third-party risk management, and operational risk oversight. Ms. Vacheron earned a BS degree in accounting from the University of Tennessee. She is a Certified Public Accountant (CPA). Ms.

Vacheron served on the board of the United Way of Greater Atlanta from 2013 to 2020. She served as a member of the United Way’s Community Engagement Council and is currently on the United Way’s Finance Committee.
Kelli Gallegos (53) has been Principal Financial and Accounting Officer—Investment Pools for the Sponsor since September 2018. Additionally, since September 2018, Ms. Gallegos has been Principal Financial and Accounting Officer – Investment Pools of Invesco Specialized Products, LLC (sponsor to a suite of currency exchange-traded funds, “ISP”), Head of North America Fund Reporting of Invesco, Ltd. (“Invesco”, a global investment management company), and Vice President and Treasurer of Invesco Exchange Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Commodity Fund Trust, and Invesco Exchange-Traded Self-Indexed Fund Trusts (each a registered investment company offering series of exchange-traded funds, the “Invesco ETFs”). She also serves as Vice President (since March 2016), Principal Financial Officer (since March 2016) and Assistant Treasurer (since December 2008) for a suite of mutual funds advised by Invesco Advisers, Inc., a registered investment adviser (the “Invesco Funds”). In her roles with the Sponsor, ISP, Invesco, the Invesco ETFs, and the Invesco Funds, Ms. Gallegos has financial and administrative oversight responsibilities for, and serves as Principal Financial Officer of the Invesco ETFs, the Trust and the exchange-traded funds for which ISP serves as sponsor (the “CurrencyShares Trusts”). Previously, she was Director of Fund Financial Services from December 2008 to September 2018, Assistant Treasurer for the Sponsor from January 2013 to September 2018, Assistant Treasurer of ISP from April 2018 to September 2018, Assistant Treasurer for the Invesco ETFs from September 2014 to September 2018 and Assistant Vice President for the Invesco Funds from December 2008 to March 2016. In such roles, Ms. Gallegos managed the group of personnel responsible for the preparation of fund financial statements and other information necessary for shareholder reports, fund prospectuses, regulatory filings, and for the coordination and oversight of third-party service providers of the Trust, the Invesco ETFs, the Invesco Funds, and the CurrencyShares Trusts. Ms. Gallegos earned a BBA in accounting from Harding University in Searcy, AR.
Melanie H. Zimdars (47) has been Chief Compliance Officer of the Sponsor since November 2017. In this role she is responsible for all aspects of regulatory compliance for the Sponsor. Ms. Zimdars has also served as Chief Compliance Officer of Invesco Exchange-Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Fund Trust and Invesco Actively Managed Exchange-Traded Commodity Fund Trust since November 2017. From September 2009 to October 2017, she served as Vice President and Deputy Chief Compliance Officer at ALPS Holdings, Inc. where she was Chief Compliance Officer for six different mutual fund complexes, including active and passive ETFs and open-end and closed-end funds. Through its subsidiary companies, ALPS Holdings, Inc. is a provider of investment products and customized servicing solutions to the financial services industry. Ms. Zimdars received a BS degree from the University of Wisconsin-La Crosse.
Melanie Ringold (48) has been a Member of the Board of Managers of the Sponsor since July 2024. Ms. Ringold has also served as Head of Legal for the Americas at Invesco Ltd., a global investment management company and affiliate of the Sponsor, since January 2023. In this role, she is responsible for overseeing legal support for all of Invesco’s Americas business. Prior to her current position, Ms. Ringold served as Assistant General Counsel from March 2011 until January 2023, where she was responsible for overseeing legal support for the investments organization and co-chairing the firm’s US Regulatory Change Committee. Ms. Ringold earned a JD from the University of Houston Law Center and a BA degree in political science from the University of Michigan.

BOOKS AND RECORDS
The Trust keeps its books of record and account at the office of the Sponsor or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.
The Trust will keep a copy of the Trust Agreement on file in the Sponsor’s office, which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.
STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS
After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information that the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.
The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.
The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.
FISCAL YEAR
The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.
GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION
The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any other courts located in Delaware for any claims, suits, actions or proceedings, provided that (i) the forum selection provisions do not apply to suits brough to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under any federal securities law. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the State of Delaware and any other courts located in Delaware is an inconvenient venue or is otherwise inappropriate.

LEGAL MATTERS
Litigation and Claims
Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.
Legal Opinions
The validity of the Shares will be passed upon for the Sponsor by [Stradley Ronon Stevens & Young, LLP]. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.
EXPERTS
The financial statement as of October 16, 2025 included in this Prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
MATERIAL CONTRACTS
Trust Agreement
The following is a description of the material terms of the Trust Agreement.
Appointment and Duties of Trustee
The Trust Agreement provides that the Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Act that the Trust have at least one trustee with a principal place of business in Delaware. The Sponsor shall have the exclusive authority to manage the affairs of the Trust as an agent of the Trust pursuant to Section 3806(b)(7) of the Delaware Act.
Under the Trust Agreement, the Trustee has no obligation to supervise or monitor the Trust’s service providers or otherwise manage the Trust. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) at the direction of the Sponsor, the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Act.
The Trust Agreement provides that the Trustee shall serve for the duration of the Trust and until the effective date of the Trustee’s resignation. The Trustee may resign upon sixty (60) days’ prior notice to the Sponsor, which shall promptly appoint a successor. If no successor has been appointed by the Sponsor within such sixty (60) day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee.
Jurisdiction and Waiver of Jury Trial
The Trust Agreement provides that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any other courts located in Delaware will be the exclusive jurisdiction for any claims, suits, actions or proceedings, provided that the federal district courts of the United States of

America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under any federal securities law. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the State of Delaware and any other courts located in Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholder could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.
Matters Pertaining to Shares and Shareholders of the Trust
The Trust Agreement authorizes the Trust to issue an unlimited number of shares unless otherwise determined and subject to any conditions set forth by the Sponsor. The Trust will issue and redeem the Shares in Creation Baskets only to certain Authorized Participants on an ongoing basis, or to such other purchaser or purchasers, including the Seed Capital Investor, as otherwise determined by the Sponsor in its sole discretion, and only in exchange for SOL and/or cash. The creation and redemption mechanics are further described above under “Creation and Redemption of Shares.”
The Trust Agreement provides that all of the Shares are of the same class with equal rights and privileges. Each of the Shares is transferable, is fully paid and nonassessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as provided below, any redemption rights or rights to distributions. Shareholders have no voting rights, except as authorized in the Sponsor's sole discretion. It is currently anticipated that Shareholders will possess no voting rights except as required by the listing rules of the Exchange or applicable law to which the Trust is subject.  Shareholder voting rights are further described above under “Voting by Shareholders; Management—Liquidation and Voting Rights.”
Powers and Duties of the Sponsor
The Trust Agreement provides that the duty and authority to manage the affairs of the Trust is vested in the Sponsor, which duty and authority the Sponsor may further delegate, all pursuant to Section 3806(b)(7) of the Delaware Act. The duties of the Sponsor under the Trust Agreement are further described above under “Duties of the Sponsor.”
Indemnification
Under the Trust Agreement, the Trustee and the Sponsor will have a right to be indemnified by the Trust for certain liabilities or expenses that each incurs without gross negligence, bad faith or willful misconduct on its part.
Amendments
The Trust Agreement provides that it may be amended by the Sponsor in its sole discretion and without the Shareholders’ consent. Any such amendment to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion, except that any amendment that imposes or increases any fees or charges or prejudices a substantial existing right of the Shareholders will not become effective until thirty (30) days after notice of such amendment is given to the Shareholders. However, any amendment to the Trust Agreement that affects the rights or duties of the Trustee will require the Trustee’s prior written consent. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby.

Tax Matters
The Trust Agreement provides that the Sponsor intends that the Trust shall be treated, for federal, state and local income tax purposes, as a grantor trust, and that, notwithstanding anything contained in the Trust Agreement to the contrary, neither the Sponsor nor the Trustee, nor any other person acting for or on behalf of the Trust, shall take any action that is inconsistent with such treatment.
Governing Law
The validity and construction of the Trust Agreement and all amendments thereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision thereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflicts of law provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws are not governed by this limitation.
Derivative Actions
Under the Trust Agreement, no person who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. The Trust Agreement provides that no Shareholder may maintain a derivative action on behalf of the Trust unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if it meets additional conditions described in the Trust Agreement.
Merger and Consolidation
Under the Trust Agreement, the Sponsor may cause (i) the Trust to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) the Shares of the Trust to be converted into beneficial interests in another statutory trust (or series thereof); or (iii) the Shares of the Trust to be exchanged for units in another trust or company under or pursuant to any U.S. state or federal statute to the extent permitted by law. Under the Trust Agreement, the Sponsor, with written notice to the Shareholders, may approve and effect any such transactions without any vote or other action of the Shareholders, but will not do so if doing so would cause the Trust, its successor or other trust or company in which the Shareholders hold beneficial interests as a result of such transaction to fail or cease to qualify as a grantor trust for U.S. federal income tax purposes and any purported approval or effecting of such a transaction shall be null and void ab initio and without legal effect.
Term and Termination
The Trust has no fixed termination date. The Trust may dissolve at the written direction of the Sponsor under the circumstances described in the section titled “Additional Information About the Trust—Dissolution of the Trust,” above. On and after the date of dissolution of the Trust, the Sponsor shall wind up the Trust’s business and affairs in its sole discretion in accordance with the Delaware Act and upon completion of the winding up of the Trust’s business and affairs by the Sponsor in accordance with the Delaware Act, including the payment of the expenses of liquidation and termination and any fee to the Transfer Agent in connection therewith and payment of any applicable taxes or other governmental charges, Shareholders will be entitled to the distribution of the amount of trust property (paid in cash) represented by those Shares upon surrender or termination of the Shares then held. Upon completion of the winding up of the Trust’s business and affairs by the Sponsor, the Trustee shall, at the written direction and expense of the Sponsor, file a certificate of cancellation in accordance with the Delaware Act and thereafter shall be released from any further duties or liabilities. Any remaining expenses of the Trust shall be paid by the Sponsor.
The Sponsor will act to terminate the Trust upon the agreement of Shareholders owning at least seventy-five (75) percent of the outstanding Shares.
Trust Administration and Accounting Agreement
Pursuant to the Trust Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) establishing appropriate expense accruals and compute expense ratios, maintaining expense files and coordinating the payment of Trust approved invoices; (ii) calculating Trust approved income and per Share amounts required for periodic distributions to be made by the Trust; (iii) calculating total return information; (iv) coordinating the Trust’s annual audit; (v) supplying various normal and customary portfolio and Trust statistical data as requested on an ongoing basis; and (vi) preparing financial statements for the Trust.
The responsibilities of the Administrator also include providing various valuation and computation accounting services for the Trust, including (i) maintaining certain financial books and records for the Trust, including creation and redemptions books and records, and Trust accounting records; (ii) computing the Trust’s NAV; (iii) obtaining quotes from pricing services as directed and approved by the Sponsor, or if such quotes are unavailable, then obtaining such prices from the Sponsor, and in either case, calculating the market value of the Trust’s assets in accordance with the Trust’s valuation policies or guidelines; and (iv) transmitting or making available a copy of the daily portfolio valuation to the Sponsor.
The Trust will indemnify the Administrator and any affiliate of the Administrator (“Administrator Indemnitees”), and the Administrator Indemnitees will incur no liability for its reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions or (iv) any written opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Trust Administration and Accounting Agreement; provided however, that the Trust shall not indemnify any Indemnitee for any losses arising out of the Administrator Indemnitees’ own bad faith, gross negligence or willful misconduct in the performance of the Trust Administration and Accounting Agreement.
The Trust Administration and Accounting Agreement will have a three-year initial term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement. The Trust may terminate the Trust Administration and Accounting Agreement at any time upon ninety days’ prior written notice in the event that the Sponsor determines to liquidate the Trust. The Administrator may terminate the Trust Administration and Accounting Agreement at any time upon ninety days’ written notice for any reason and upon thirty (30) days’ written notice in the event of a breach of certain of the Trust’s representations contained in the Trust Administration and Accounting Agreement.
Transfer Agency and Services Agreement
Pursuant to the Transfer Agency and Services Agreement, the Transfer Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Transfer Agent include: (i) performing and facilitating the performance of purchases and redemption of Baskets in connection with creation and redemption transactions; (ii) preparing and transmitting by means of DTC’s book entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by the Trust; (iii) maintaining the record of the name and address of the Shareholder and the number of Shares issued by the

Trust and held by the Shareholder; and (iv) recording the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding and authorized, based upon data provided to it by the Trust.
The Transfer Agency and Services Agreement will have a three-year initial term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement. The Trust may terminate the Transfer Agency and Services Agreement at any time upon ninety days’ written notice in the event that the Trust’s sponsor determines to liquidate the Trust. The Transfer Agent may terminate the Transfer Agency and Services Agreement at any time upon ninety days’ written notice for any reason.
Solana Custody Agreement
Pursuant to the Solana Custody Agreement, the Solana Custodian is responsible for providing the Trust with segregated cold wallet digital asset custody. The Trust’s assets with the Solana Custodian are held in segregated wallets and are therefore not commingled with corporate or other customer assets. The Solana Custodian also segregates each of the accounts (comprising multiple wallets in some cases) that a client (such as the Trust) may hold with the Solana Custodian, and each such account’s balance represents the account’s on-chain balance, which can be independently verified by the client or third-party auditors as needed. This approach applies to each asset supported by the Solana Custodian.
Private key materials are generated and subsequently stored in a form whereby no private key is stored in a decrypted format. The private key materials are stored within the Solana Custodian’s secure storage facilities within the U.S. and Europe. For security reasons, these exact locations are never disclosed.
Personnel supporting key operations are very limited and the Solana Custodian requires a background check prior to onboarding, and where required, annually thereafter. No single individual associated with the Solana Custodian has access to full private keys. Private key use and subsequent transaction signing instead require access to multiple systems and human operators in order to access a key and perform an on-chain transaction. For security purposes, the Solana Custodian does not disclose specifics around the roles and numbers of individuals involved in these processes.
The Solana Custodian maintains an annually renewed insurance policy with comprehensive coverage terms and conditions. This insurance policy covers the loss of client assets held in cold storage at the Solana Custodian. This insurance program, which has continuously run since 2013, provides the Solana Custodian and its clients with some of the broadest and deepest insurance coverage in the digital asset industry, with coverage designed to be comprehensive, including losses from employee collusion or fraud, physical loss (including theft), or damage of key material, security breach or hack, and fraudulent transfer. Furthermore, Coinbase also maintains a Cyber insurance program covering security failures.
The Solana Custodian maintains an Internal Audit team that performs periodic internal audits over custody operations. SOC attestations are also performed on the Solana Custodian’s services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls as well as ensure controls are designed and operating effectively, providing reasonable assurance that customer digital asset positions held in custody and prime brokerage accounts are authorized, executed and accurately and completely recorded. A SOC 1 Type 2 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 Type 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control.

The Solana Custodian will not be liable for any amount greater than the greater of (i) the aggregate amount of custodial fees paid in a 12-month period from the Trust to the Solana Custodian or (ii) the value of the supported digital assets on deposit in the Trust’s custodial account(s) at the time of the event giving rise to the liability, subject further to the maximum liability limit of $100 million for each cold storage address. Additionally, in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Solana Custodian is not liable, even if the Solana Custodian has been advised of or knew or should have known of the possibility thereof. The Solana Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Solana Custodian.
The Solana Custody Agreement became effective on [   ], 2025, and has no fixed termination date. Either party may terminate the Solana Custody Agreement in its entirety for any reason and without cause by providing at least ninety days’ prior written notice to the other party.
Cash Custody Agreement
The Sponsor has entered into a Cash Custody Agreement with the Cash Custodian (the “Cash Custody Agreement”). Under the Cash Custody Agreement, the Cash Custodian will keep safely all cash and other non-SOL assets of the Trust delivered to the Cash Custodian and, on behalf of the Trust, the Cash Custodian shall, from time to time, accept delivery of cash and other non-SOL assets for safekeeping.
In performing its duties under the Cash Custody Agreement, the Cash Custodian will exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market and shall perform its duties without negligence, fraud, bad faith or willful misconduct. The Cash Custodian’s liability arising out of or relating to the Cash Custody Agreement will be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with this standard of care.
The Cash Custody Agreement has no fixed termination date. Each party may terminate the Cash Custody Agreement by giving to the counterparty a notice in writing specifying the date of such termination, which will be not less than ninety days after the date of such notice.
Marketing Agent Agreement
Pursuant to the Marketing Agent Agreement, the Marketing Agent is generally responsible for certain aspects of the day-to-day administration of the Trust. The responsibilities of the Marketing Agent include (i) at the request of the Trust, assisting the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Creation Baskets of the Trust; (ii) maintaining copies of confirmations of Creation Basket creation and redemption order acceptances and producing such copies upon reasonable request from the Trust or Sponsor; (iii) making available copies of the Prospectus to Authorized Participants who have purchased Baskets in accordance with the Authorized Participant Agreements; (iv) maintaining telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; (v) reviewing and approving, prior to use, certain Trust marketing materials submitted by the Trust for review (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and filing all such Marketing Materials required to be filed with FINRA; (vi) ensuring that all direct requests by Authorized Participants for Prospectuses are fulfilled; and (vii) working with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent.

The Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the Securities Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such Prospectus or any such advertising materials or sales literature.
The Marketing Agent Agreement will have a one-year initial term and will automatically be renewed for successive one-year periods, unless terminated on sixty days’ written notice by the Sponsor, the Trust or the Marketing Agent.
Execution Agent Agreement
The Sponsor and the Execution Agent have entered into an agreement pursuant to which the Execution Agent will provide certain execution services on behalf of the Trust. Pursuant to the Execution Agent Agreement, and subject to specific instructions from the Sponsor, the Execution Agent in its discretion is responsible for selecting the method of transacting, the price, the Solana Counterparty or Counterparties and the trading platform or venue (if any) for the execution of each purchase and sale of SOL on behalf of the Trust. The Execution Agent has established policies and procedures for identifying, monitoring and performing due diligence on potential Solana Counterparties and trading platforms or venues, with entities being added or removed from consideration on an ongoing basis. In addition, the Execution Agent evaluates Solana Counterparties and trading platforms or venues on a per-transaction basis. At the time it selects a Solana Counterparty for any specific transaction, the Execution Agent may consider a number of factors in an effort to seek to achieve “best execution,” including price, transaction costs, speed, and likelihood of execution and settlement, taking into account the size of the transaction and the experience and capabilities of the Solana Counterparty or any other consideration relevant to the execution of the relevant transaction, giving priority to transacting at a price that is the same or similar to the Benchmark Price.
The Execution Agent shall designate, validate and maintain the Trust’s digital asset wallets in accordance with instructions received from the Sponsor. The Execution Agent shall cooperate with the Trust’s administrator and custodian(s) as necessary and in accordance with agreed upon procedures.
In addition to the duty of care provisions contained in the Agreement, the Execution Agent is expressly prohibited from using any information that it has gained about the Trust’s trading activities in SOL pursuant to instructions to inform (in whole or in part) any decision to purchase or sell SOL that it makes either for its own account or on behalf of any other person. The Execution Agent shall not aggregate any purchases or sales of SOL it makes on behalf of the Trust with any purchases or sales of SOL it makes either for its own account or on behalf of any other person unless it does so in a manner that is not reasonably expected to operate to the disadvantage of the Trust.
The Execution Agent Agreement’s initial term will continue until [   ], 2025, and will automatically be renewed for successive two-year periods, unless terminated on one hundred eighty days’ written notice by either party.
Master Services Agreement
The Sponsor has entered into a Master Services Agreement with the Benchmark Provider (the “Master Services Agreement”). Under the Master Services Agreement, the Benchmark Provider grants to Fund a license to access and use the Benchmark in addition to other services of the Benchmark Provider. The Master Services Agreement limits the Benchmark Provider’s liability to exclude, among others, (i) loss of profits and any indirect damages arising out of the Master Services Agreement and (ii) any breach of the Benchmark Provider’s servers or systems, including any hacking or unauthorized access to customer data. The Master Services Agreement also includes master terms that apply to other agreements between the Trust and the Benchmark Provider, including the Benchmark Provider Agreement, discussed below.
The term of the Master Services Agreement commenced on [___], 2025 and will continue until the termination of the Sponsor’s last outstanding subscription agreement with the Benchmark Provider for services and proprietary data products. Each underlying subscription agreement automatically renews after its initial period for successive one-year periods until either party provides the other party with a written notice to terminate that subscription agreement no less than ninety days prior to the close of the then-current subscription period, unless otherwise specified in such subscription agreement.
Calculation Services Subscription Agreement
The Sponsor has entered into a Calculation Services Subscription Agreement with the Benchmark Provider (the “Benchmark Provider Agreement”). Under the Benchmark Provider Agreement, the Benchmark Provider agrees to provide and update the Sponsor and other identified parties with the value of SOL as calculated according to the methodology described in the “Description of Lukka Prime” section above, at agreed upon time frames, in exchange for a fixed annual fee payable by the Sponsor.
The Calculation Services Subscription Agreement has an initial period of one year commencing on its effective date. The Calculation Services Subscription Agreement then automatically renews as discussed above at “Material Contracts—Master Services Agreement.”
U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of certain material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by Shareholders and U.S. federal income tax treatment of the Trust, and constitutes, insofar as it describes matters of U.S. federal income tax or legal conclusions relating thereto and subject to the limitations and qualifications described therein, the opinion of [Stradley Ronon Stevens & Young, LLP]. The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,”

“constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all U.S. federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.
For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:
•	an individual who is treated as a citizen or resident of the U.S. for U.S. federal income tax purposes;
•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For purposes of this discussion, a “U.S. Tax-Exempt Shareholder” is a U.S. Shareholder that is exempt from tax under Section 501(a) of the Code.
For purposes of this discussion, a “Non-U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:
•	a nonresident alien individual;
•	a foreign corporation; or
•	an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable, and the Trust urges you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.
Taxation of the Trust
The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee intends to report the Trust’s income, gains, losses and deductions to the IRS on that basis. There can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position.

The treatment of staking in a grantor trust for U.S. federal income tax purposes is still developing.
As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making. If staking is treated for U.S. federal income tax purposes as a passive ministerial and administrative activity, it should be permissible for the Trust. If the Trust were viewed as undertaking the types of activities that would not be allowable for U.S. federal income tax purposes, then the Trust could lose its income tax status as a grantor trust, and the Trust could be reclassified as a partnership. If the Trust were reclassified as a partnership, a more complex reporting regime would apply, and Shareholders would receive a Form K-1. If the Trust were reclassified as a partnership but did not satisfy a safe harbor or exception to the publicly traded partnership rules, it could be reclassified as a corporation, which would subject the Trust to corporate level tax, and the Shareholder’s return on investment would likely be affected.
As discussed below in “Taxation of U.S. Shareholders,” if a hard fork, airdrop, staking or similar event occurs in the Solana blockchain, the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created. Although the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created, it is possible that Shareholders may incur a federal income tax liability if, for example, the IRS does not recognize such a disclaimer. The occurrence of a hard fork, airdrop, staking or the Trust’s or Sponsor’s actions with respect thereto or with respect to any alternative digital asset the Trust receives may affect the Trust’s ability to qualify as a “grantor trust” for U.S. federal income tax purposes.
Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income (which may be eligible for preferential rates, in the case of non-corporate taxpayers, or a dividends received deduction, in the case of corporate taxpayers). However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.
Taxation of U.S. Shareholders
A Shareholder will be treated, for U.S. federal income tax purposes, as if he or she directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder will also be treated as if he or she directly received their respective pro rata share of the Trust’s income, if any, (including staking income, as applicable) and as if they directly incurred their respective pro rata share of the Trust’s expenses. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. A Shareholder that holds multiple lots of Shares, or that is contemplating acquiring multiple lots of Shares, should consult his or her tax advisers as to the determination of the tax basis and holding period for the underlying SOL related to such Shares.
Current IRS guidance on the treatment of convertible virtual currencies classifies SOL as “property” that is not currency for U.S. federal income tax purposes and clarifies that SOL could be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of SOL. Because SOL is a new technological innovation, the U.S. federal income tax treatment of SOL or transactions relating to investments in SOL may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving SOL. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in SOL or in transactions relating to investments in SOL is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. This discussion assumes that any SOL the Trust may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.
The Trust may use SOL to pay the Sponsor Fee, which under current IRS guidance would be treated as a sale of such SOL. Although the Trust generally does not intend to sell SOL for other purposes, it may do so in connection with cash redemption transactions, or if necessary to pay certain expenses that must be paid in cash. As and when the Trust sells SOL (for example to pay any such expenses) or is treated as selling SOL (for example, by using SOL to pay the Sponsor Fee), a Shareholder will generally recognize a gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the SOL that was sold. A Shareholder’s tax basis for its share of any SOL sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the SOL held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of SOL sold, and the denominator of which is the total amount of the SOL held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the SOL remaining in the Trust should be equal to its tax basis for its share of the total amount of the SOL held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the SOL that was sold or treated as sold.
Upon a Shareholder’s sale of some or all of its Shares (other than a redemption), the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the SOL held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize a gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the SOL held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling SOL) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the SOL that was sold.
Gains or losses from the sale of SOL to fund cash redemptions are expected to be treated as incurred by the Shareholder that is being redeemed, and the amount of such gain or loss will generally equal the difference between (a) the amount realized pursuant to the sale of the SOL, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the SOL held in the Trust that is sold to fund the redemption, as determined in the manner described in the paragraph that is two paragraphs above this one. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event to the Shareholder.
An in-kind redemption of some or all of a Shareholder’s Shares in exchange for the underlying SOL represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the SOL received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the SOL held in the Trust immediately prior to the in-kind redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the SOL received generally should include the period during which the Shareholder held the

Shares redeemed in-kind. A subsequent sale of the SOL received by the Shareholder generally will be a taxable event, unless a nonrecognition provision of the Code or Treasury Regulations applies to such sale.
After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the SOL held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the SOL held in the Trust immediately prior to the sale or redemption, less the portion of such basis that is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or redemption for cash or, in the case of an in-kind redemption, that is treated as the basis of the SOL received by the Shareholder in the redemption.
If a hard fork, airdrop or similar event occurs in the Solana blockchain, the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets, as discussed above. Although the Sponsor will instruct the Trust to immediately and irrevocably disclaim all rights to the IR Assets so created, it is possible that Shareholders may still incur a federal income tax liability as a result of a hard fork, airdrop or similar event if, for example, the IRS does not recognize such a disclaimer. Under current guidance, the IRS has held that a hard fork resulting in the receipt of new units of a digital asset is a taxable event giving rise to ordinary income. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income, and it is anticipated that any gain or loss from disposition of any assets received in the airdrop would generally be treated as giving rise to capital gain or loss that generally would be short-term capital gain or loss, unless the holding period of those assets were treated as being greater than one year as of the time they are sold.
If the Trust were to receive staking awards, likely in the form of new SOL tokens, any such staking rewards received by the Trust would be reportable to Shareholders as taxable income under current IRS guidance. In 2023, the IRS released a revenue ruling that provided guidance on digital asset staking, including guidance to the effect that staking rewards will, under certain circumstances, be treated as giving rise to taxable income (the “Staking Guidance”). Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, any staking income received will be a taxable event to beneficial owners of Shares. The Trust receiving staking rewards could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust.
3.8% Tax on Net Investment Income
The Code generally imposes an additional 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts, and estates to the extent their income exceeds certain threshold amounts. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Shares.
Brokerage Fees and Trust Expenses
Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.
Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of SOL by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017, and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.
Investment by Certain Retirement Plans
Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the potential tax consequences of a purchase of Shares.
U.S. Information Reporting and Backup Withholding
The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to U.S. backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a U.S. person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.
The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.
U.S. Federal Income Taxation of U.S. Tax-Exempt Shareholders
The Trust’s investments and activities relating thereto may cause a U.S. Tax-Exempt Shareholder to realize UBTI. In the absence of any guidance on the matter, a U.S. Tax-Exempt Shareholder’s share of income from a hard fork, airdrop, or similar event with respect to digital currencies may be treated as UBTI. If the Trust were to incur liabilities, and thus, be treated as holding property constituting debt-financed property (generally, assets purchased with borrowed funds), income attributable to such property generally would constitute UBTI.
Tax-Exempt Shareholders should consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in the Shares.
U.S. Federal Income Taxation of Non-U.S. Shareholders
The Trust generally does not expect to generate taxable income except for gain (if any) upon the sale or transfer of SOL. A Non-U.S. Shareholder generally will not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of the Shares, or upon the sale or transfer of SOL by the Trust, unless (i) the Non-U.S. Shareholder is an individual and is present in the U.S. for one hundred and eighty-three (183) days or more during the taxable year of the sale, transfer or other disposition, and the gain is treated as being from U.S. sources; or (ii) the gain is (or is treated as) effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States (“ECI”).

A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other FDAP income that is not ECI generally will be subject to U.S. federal withholding tax at a rate of 30% (unless reduced or eliminated by an applicable income tax treaty or statutory exemption). There is currently no guidance as to whether income recognized by the Trust as a result of a fork, airdrop or similar event would constitute U.S. source FDAP.
Non-U.S. Shareholders should consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in the Shares.
Taxation in Jurisdictions Other Than the U.S.
Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the U.S. are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.
PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.
PURCHASES BY EMPLOYEE BENEFIT PLANS
The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.
“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to federal, state, local, non-U.S. or other law or regulation that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.
In considering an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment could constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the fiduciary standards under ERISA including investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Solana Custodian or any of their respective employees, representatives, agents or affiliates (the “Transaction Parties”) has, through this report and related materials, provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; (b) no Transaction Party is intended to be treated as fiduciary to the Plan with respect to any decision by the Plan to purchase, acquire, hold or dispose of the Shares; and (c) no Transaction Party is expected to serve in a trusted advisor role with respect to the Plan’s investment in the Shares.
INFORMATION YOU SHOULD KNOW
This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.
The information contained in this Prospectus was obtained from the Trust, the Sponsor, the Solana Custodian, the Execution Agent and other sources the Trust believes to be reliable.
You should disregard anything the Trust or the Sponsor said in an earlier document that is inconsistent with what is included in this Prospectus.
You should not assume that the information in this Prospectus is current as of any date other than the date on the front page of this Prospectus.
Cross references are included in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.
WHERE YOU CAN FIND MORE INFORMATION
The Trust has filed a registration statement on Form S-1 with the SEC under the Securities Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.
Information about the Trust and the Shares can also be obtained from the Trust’s website, which is www.invesco.com/QSOL. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.
The reports and other information are available online at www.sec.gov.

INVESCO CAPITAL MANAGEMENT LLC PRIVACY NOTICE

Rev. March 5, 2020

FACTS	WHAT DOES INVESCO DO WITH YOUR PERSONAL INFORMATION?*

Why?
Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?
The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•   Social Security number and income

•   Transaction history and investment experience

•   Investment experience and assets

When you are no longer our customer, we continue to share information about you according to our policies.

How?
All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Invesco chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Invesco share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes— to offer our products and services to you	No	We do not share
For joint marketing with other financial companies	No	We do not share
For our affiliates’ everyday business purposes— information about your transactions and experiences	No	We do not share
For our affiliates’ everyday business purposes— information about your credit worthiness	No	We do not share
For our affiliates to market to you	No	We do not share
For non-affiliates to market to you	No	We do not share

Questions?	Call 1-800-959-4246 (toll free).

*
This privacy notice applies to individuals who obtain or have obtained a financial product or service from the Invesco family of companies. For a complete list of Invesco entities, please see the section titled “Who is providing this notice” on page 2.

Page 2

Who we are
Who is providing this notice?
Invesco Advisers, Inc., Invesco Private Capital, Inc., Invesco Senior Secured Management, Inc., WL Ross & Co. LLC, Invesco Distributors, Inc., Invesco Managed Accounts, LLC, and the Invesco family of mutual funds.

What we do
How does Invesco protect my personal information?
To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does Invesco collect my personal information?
We collect your personal information, for example, when you

•   Open an account or give us your contact information

•   Make deposits or withdrawals from your account or give us your income information

•   Make a wire transfer

We also collect your personal information from others, such as credit bureaus, affiliates or other companies.

Why can’t I limit all sharing?
Federal law gives you the right to limit only

•   Sharing for affiliates’ everyday business purposes—information about your creditworthiness

•   Affiliates from using your information to market to you

•   Sharing for nonaffiliates to market to you

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. Invesco does not share with our affiliates so that they can market to you.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. Invesco does not share with non-affiliates so that they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. Invesco doesn’t jointly market.

Report of Independent Registered Public Accounting Firm

To the Board of Managers of Invesco Capital Management LLC (as Sponsor of Invesco Galaxy Solana ETF) and Shareholder of Invesco Galaxy Solana ETF

Opinion on the Financial Statement
We have audited the accompanying statement of assets and liabilities of Invesco Galaxy Solana ETF (the "Trust") as of October 16, 2025, including the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust as of October 16, 2025 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of this financial statement in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
October 31, 2025

We have served as the Trust’s auditor since 2025.

Invesco Galaxy Solana ETF
Statement of Assets and Liabilities
October 16, 2025

Assets
Cash held by custodian	$100,000
Total assets	$100,000

Liabilities
Total liabilities	$—

Commitments and Contingencies (Note 6)
Net Assets	$100,000
Shares outstanding	4,000
Net asset value per share	$25.00

See accompanying Notes to Financial Statement which are an integral part of the financial statement.

Invesco Galaxy Solana ETF
Notes to Financial Statement
October 16, 2025

Note 1 – Organization
Invesco Galaxy Solana ETF (the “Trust”) is a Delaware statutory trust, formed on June 12, 2025, pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust. The Trust operates pursuant to its Declaration of Trust and Trust Agreement, dated as of June 12, 2025 (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by Invesco Capital Management LLC (the “Sponsor”).
 On October 16, 2025, Invesco Ltd., the Seed Capital Investor, subject to certain conditions, purchased 4,000 Shares in exchange for $100,000, which comprise the initial purchase of the Trust’s Shares. Delivery of the Shares was made on October 16, 2025. Through October 16, 2025, the Trust had no operations other than those related to its organization and registration and the sale of Shares to the Seed Capital Investor. As of October 16, 2025, the Seed Capital Investor owns one hundred percent of the outstanding Shares. The Trust has an unlimited number of shares authorized for issuance.
The Trust’s investment objective is to reflect the performance of the spot price of Solana (“SOL”) as measured using Lukka Prime Solana Reference Rate (the “Benchmark”), as adjusted to reflect the SOL staking rewards earned by the Trust and the Trust’s expenses and other liabilities. The Trust expects to outperform the Benchmark before taking its expenses and liabilities into account due to its plans to receive SOL staking rewards. In seeking to achieve its investment objective, the Trust will hold SOL and will seek to stake substantially all of its SOL to earn staking rewards to the extent the Trust, in the Sponsor’s sole discretion, can engage in staking without undue legal or regulatory risk, including jeopardizing its status as a grantor trust for U.S. federal income tax purposes (the “Staking Condition”). The Trust will value its Shares each day when the Exchange is open for regular trading (a “Business Day”) as of 4:00 p.m. ET. Coinbase Custody Trust Company, LLC (the “Solana Custodian”) will hold all of the Trust’s SOL on the Trust’s behalf as Solana Custodian.
Note 2 – Summary of Significant Accounting Policies
A.	Basis of Presentation
The financial statements of the Trust have been prepared using accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Trust is considered an investment company under U.S. GAAP for financial statement purposes and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services— Investment Companies, but is not registered, and is not required to be registered, under the Investment Company Act of 1940, as amended.
B.	Accounting Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement. Actual results could differ from those estimates. In addition, the Trust monitors for material events or transactions that may occur or become known after the period-end date and before the date the financial statements are issued.
C.	Segment Reporting
The Trust represents a single operating segment. Subject to the oversight and, when applicable, approval of the Board of Managers, the Trust's Sponsor acts as the Trust's chief operating decision maker (“CODM”), assessing performance and making decisions about resource allocation within the Trust. The CODM monitors the operating results of the Trust as a whole in view of the Trust’s operations in accordance with the terms of its prospectus based on a single, defined investment strategy. The financial information provided to and reviewed by the CODM is consistent with that presented in the Trust's financial statements.
D.	Cash and Cash Equivalents
The Trust defines cash as cash held by the Cash Custodian (as defined below). There were no cash equivalents held by the Trust as of October 16, 2025.
E.	Trust Expenses
The Sponsor is responsible for all routine operational, administrative and other ordinary expenses of the Trust, including, but not limited to, the Trustee’s fees, the fees of the Bank of New York Mellon (the “Administrator,”  “Transfer Agent,” and “Cash Custodian”), the fees of the Solana Custodian, the fees of Galaxy Digital Funds LLC (the “Execution Agent”), fees associated with listing Shares on Cboe BZX (the “Exchange”), Securities and Exchange Commission registration fees, printing and mailing costs, legal costs and audit fees.
The Trust will pay the Sponsor a unified fee of 0.25% per annum (the “Sponsor Fee”) as compensation for services performed under the Trust Agreement. The Trust’s only ordinary recurring expense is the Sponsor Fee.

The Sponsor Fee will be accrued daily and paid monthly in arrears in U.S dollars on the first Business Day of the month and will be calculated by the Administrator. The Sponsor paid the costs of the Trust’s organization.
In certain cases, the Trust will pay for some expenses in addition to the Sponsor’s fee. These exceptions include expenses not assumed by the Sponsor (i.e., expenses other than those identified in the first paragraph of Section E of this Note 2), litigation and indemnification expenses, judgments, transactional expenses, taxes and other expenses not expected to be incurred in the ordinary course of the Trust’s business.
F.	Federal Income Taxes
The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax and, therefore, no provision for federal income taxes is required. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.
Note 3 – Concentration Risk
Unlike other trusts that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset: SOL. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with SOL, including the rise or fall in its price, sometimes rapidly or unexpectedly. By concentrating its investment strategy solely in SOL, any losses suffered as a result of a decrease in the value of SOL can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified. There is no assurance that SOL will maintain its long-term value in terms of purchasing power in the future. In the event that the price of SOL declines, the Sponsor expects the value of an investment in the Shares to decline proportionately. Each of these events could have a material effect on the Trust’s financial position and the results of its operations.
Note 4 – Service Providers and Related Party Agreements
The Trustee
CSC Delaware Trust Company, a Delaware trust company, acts as the Trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA. Under the Trust Agreement, the duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) at the direction of the Sponsor, the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under the DSTA.
The Sponsor
Invesco Capital Management LLC is the Sponsor of the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering, the listing of Shares on the Exchange and valuing the SOL held by the Trust. The Sponsor is a limited liability company formed in the state of Delaware on February 7, 2003, and is a wholly-owned subsidiary of Invesco Ltd. Invesco Ltd. and its subsidiaries, including the Sponsor, are an independent global investment management group.
To cover the Sponsor Fee discussed in Section E of Note 2 above and any extraordinary expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to instruct the Execution Agent to convert SOL held by the Trust into U.S. dollars. The Trust is not responsible for paying any costs associated with the transfer of SOL to or from the Trust in connection with paying the Sponsor Fee or in connection with creation and redemption transactions.
The Administrator
The Bank of New York Mellon (“BNYM “) serves as the Trust’s Administrator. Under the trust administration and accounting agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including calculating the NAV of the Trust, determining the net assets of the Trust, and calculating the size of the creation baskets.
The Transfer Agent
BNYM also serves as the Transfer Agent for the Trust. The Transfer Agent is responsible for (1) issuing and redeeming Shares in connection with creation and redemption transactions, (2) responding to correspondence by Shareholders and others relating to its duties, (3) maintaining Shareholder accounts and (4) making periodic reports to the Trust.
The Solana Custodian
Coinbase Custody Trust Company, LLC serves as the Trust’s Solana Custodian. Under the Solana Custody Agreement, the Solana Custodian is responsible for (1) safekeeping all of the SOL owned by the Trust, (2) opening an account that holds the Trust’s SOL and (3) facilitating the transfer of SOL required for the operation of the Trust, as directed by the Sponsor. The Solana Custodian is chartered as a limited purpose trust company by the New York State Department of Financial Services (“NYSDFS”) and is authorized by the NYSDFS to provide digital asset custody services. The Solana Custodian is a wholly-owned subsidiary of Coinbase Global, Inc.

The Cash Custodian
BNYM serves as the Trust’s Cash Custodian.  Under the Cash Custody Agreement, the Cash Custodian is responsible for holding the Trust’s cash in connection with creation and redemption transactions effected in cash. The Cash Custodian is a New York state-chartered bank and a member of the Federal Reserve System.
The Marketing Agent
Invesco Distributors, Inc. (the “Marketing Agent”) is responsible for: (1) working with the Transfer Agent to review and approve, or reject, purchase and redemption orders of Shares placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and Financial Industry Regulatory Authority advertising laws, rules, and regulations.
The Execution Agent
The Sponsor has entered into an agreement with Galaxy Digital Funds LLC, a subsidiary of Galaxy Digital LP (“Galaxy”), to serve as Execution Agent. The Trust from time to time will be required to sell SOL in such quantities as necessary to permit payment of the Sponsor Fee and any Trust expenses and liabilities not assumed by the Sponsor. The Sponsor has engaged the Execution Agent to sell SOL on the Trust’s behalf in such circumstances. The Sponsor or its delegate will cause the Trust (or its delegate) to instruct the Execution Agent to sell SOL at approximately the price at which it is valued by the Trust and in the smallest amounts required to permit such payments as they become due, with the intention of minimizing the Trust’s holdings of assets other than SOL. Accordingly, the amount of SOL to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of SOL. The Trust also may utilize the services of the Execution Agent to purchase or sell SOL in connection with cash creations and redemptions. In addition, as part of this agreement, the Execution Agent has agreed to co-brand and co-market the Trust, and the Sponsor has licensed the use of certain Galaxy trademarks, service marks and trade names in connection with the Trust.
Galaxy is a subsidiary of Galaxy Digital Holdings LP (“Galaxy Holdings”). Galaxy Digital Holdings Ltd., which holds a limited partner interest in Galaxy Holdings, is listed on the Toronto Stock Exchange under the symbol “GLXY.”

Note 5 – Organization and Offering Costs
The Sponsor has agreed to pay the organizational and initial offering costs of the Trust and the Trust will not be obligated to reimburse the Sponsor. The organizational and initial offering costs include preparation and filing of incorporation documents, bylaws, declarations of trust, registration statements, state and federal registration of shares and audit fees. As a result, the Trust’s financial statements will not reflect these organizational and initial offering costs.

Note 6 – Commitments and Contingencies
The Trust’s organizational documents provide for the Trust to indemnify the Sponsor and any affiliate of the Sponsor that provides services to the Trust to the maximum extent permitted by applicable law, subject to certain exceptions for disqualifying conduct by the Sponsor or such an affiliate. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred.
Note 7 – Subsequent Events
The Trust has evaluated the impact of all subsequent events through October 31, 2025, the date the financial statement was available for issuance and has determined that there were no subsequent events requiring adjustment or additional disclosure in the financial statement.

APPENDIX A

GLOSSARY OF DEFINED TERMS
In this Prospectus, each of the following terms have the meanings set forth after such term:
“1940 Act”: Investment Company Act of 1940, as amended.
“Administrator”: The Bank of New York Mellon.
“Administrator Indemnitee”: The Administrator and any affiliate of the Administrator.
“Airdrop”: An event wherein the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free simply by virtue of having held the original digital asset at a certain point in time.
“ASC Topic 820”: The Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures”.
“Alternative Benchmark”: An index or standard other than the Benchmark.
“AUL”: Authorized User List.
“Authorized Participant”: A financial firm that is authorized to purchase or redeem Creation Baskets from or to the Trust.
“Authorized Participant Agreement”: The authorized participant agreement by and among the Trust, the Sponsor and the Authorized Participant(s).
“Benchmark”: Lukka Prime Solana Reference Rate.
“Benchmark Pricing Source”: A SOL pricing source included in the Benchmark.
“Benchmark Provider”: Lukka, Inc.
“Benchmark Provider Agreement”: Calculation Services Subscription Agreement between the Sponsor and the Benchmark Provider.
“BES”: Base Exchange Score.
“BGP”: Border gateway protocol.
“BNYM”: The Bank of New York Mellon.
“BSA”: U.S. Bank Secrecy Act, as amended.
“Business Day”: Any day other than a day when the Exchange is closed for regular trading.
“Cash Custodian”: The Bank of New York Mellon.
“Cash Custody Agreement”: Custody agreement by and between the Cash Custodian and the Trust.

“CBDCs”: Central bank digital currencies.
“Cboe”: Cboe BZX.
“CEA”: Commodity Exchange Act of 1936, as amended.
“CFIX”: Bloomberg Crypto Price Fixings.
“CFPB”: Consumer Financial Protection Bureau, an independent agency with the mandate to implement and enforce federal consumer financial law.
“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the U.S.
“Code”: Internal Revenue Code of 1986, as amended.
“Coinbase”: Coinbase, Inc.
“Coinbase Global”: Coinbase Global, Inc.
“Connected Trading Venue”: Third-party trading platform or other trading platform where the Prime Broker routes orders to buy and sell SOL on behalf of the Trust if the Execution Agent opts to utilize the Prime Broker to execute such orders.
“Creation Basket”: A block of 5,000 Shares used by the Trust to issue or redeem Shares.
“Creation Basket Deposit”: The total deposit required to create each Creation Basket.
“CTA”: Consolidated Tape Association
“CurrencyShares Trusts”: Exchange-traded funds for which ISP serves as sponsor.
“DAO”: Decentralized autonomous organization.
“DApp”: Decentralized applications.
“DCM”: Designated contract market.
“DeFi”: Decentralized financial services.
“DSTA”: Delaware Statutory Trust Act.
“DTC”: Depository Trust Company. DTC will act as the securities depository for the Shares.
“DTC Participant”: An entity that has an account with DTC.
“ECI”: Effectively Connected Income.
“ERISA”: The Employee Retirement Income Security Act of 1974.
“ETHW”: EthereumPoW network.

“ETP”: Exchange-traded product.
“Examinations”: The U.S. Securities and Exchange Commission’s Division of Examinations.
“Exchange”: Cboe BZX.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Execution Agent”: Galaxy Digital Funds LLC
“Expenses”: losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever.
“FASB”: Financial Accounting Standards Board.
“FDAP”: Fixed or determinable annual or periodical gains, profits and income.
“FDIC”: Federal Deposit Insurance Corporation.
“FinCEN”: The Financial Crimes Enforcement Network.
“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.
“FMV”: Fair market value.
“FTX”: FTX Trading Ltd.
“Galaxy”: Galaxy Digital LP.
“Galaxy Holdings”: Galaxy Digital Holdings LP.
“Genesis”: Genesis Global Capital, LLC.
“ICO”: Initial coin offering.
“IFRS”: International Financial Reporting Standards Foundation
“IIV”: Intraday indicative value.
“Incidental Rights”: Rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of SOL and arise without any action of the Trust or of the Sponsor on behalf of the Trust.
“Indemnified Person”: The Trustee as well as any officers, directors, employees and agents of the Trustee.
“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.
“Initial Seed Shares”: 4,000 shares of the Trust sold to Invesco Ltd. in connection with the Trust’s launch.
“Invesco”: Invesco Capital Management LLC.

“Invesco ETFs”: Invesco Exchange Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Commodity Fund Trust, and Invesco Exchange-Traded Self-Indexed Fund Trusts.
“Invesco Funds”: Mutual funds advised by Invesco Advisers, Inc., a registered investment adviser.
“IR Assets”: Virtual currency tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.
“IRAs”: Individual retirement accounts.
“IRS”: U.S. Internal Revenue Service.
“ISP”: Invesco Specialized Products, LLC.
“JOBS Act”: Jumpstart Our Business Startups Act.
“KYT”: Know-Your-Transaction.
“Losses”: Losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith).
“Marketing Agent”: Invesco Distributors, Inc.
“Marketing Agent Indemnitees”: The Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the Securities Act.
“Marketing Materials”: Certain Trust marketing materials submitted by the Trust for review.
“Master Services Agreement”: Master Services Agreement between the Sponsor and the Benchmark Provider.
“Merge”: The 2022 fork that transitioned the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism.
“NAV”: Net asset value per share of the Trust.
“NFA”: National Futures Association.
“NFT”: Non-fungible token.
“NYSDFS”: The New York State Department of Financial Services.
“OFAC”: The Office of Foreign Assets Control of the United States Department of the Treasury.
“OTC”: Over-the-counter markets.
“PCAOB”: Public Company Accounting Oversight Board.

“PIOB”: Benchmark Provider’s Price Integrity Oversight Board.
“Plans”: Employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code.
“PoS”: Proof-of-Stake.
“PoW”: Proof-of-Work.
“Prime Broker”: Coinbase, Inc.
“Prime Custody Vault”: “Cold storage” environment where the private keys associated with the Trust’s SOL are generated and secured.
“Redemption Order Date”: The date a redemption order is received in satisfactory form and approved by the Transfer Agent.
“Relevant Coinbase Entities”: Coinbase and Coinbase Global Inc.
“SEC”: The U.S. Securities and Exchange Commission.
“Securities Act”: Securities Act of 1933, as amended.
“Seed Capital Investor”: [__].
“Seed Creation Baskets:” [_] Creation Baskets anticipated to be purchased by the Seed Capital Investor.
“Selling Shareholder”: The Seed Capital Investor or Invesco Ltd. when they sell some or all of the Shares held by them pursuant to the registration statement for the Trust.
“Shareholders”: Holders of Shares.
“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.
“SIPC”: Securities Investor Protection Corporation.
“SOC”: Systems and Organizational Control.
“SOL”: The digital asset within the Solana network.
“Solana Custody Agreement”: Prime brokerage and custody agreement between the Trust and Coinbase Custody Trust Company, LLC.
“Solana”: The system as a whole that is involved in maintaining the ledger of SOL ownership and facilitating the transfer of SOL among parties.
“Solana Access Persons”: Execution Agent personnel who have access to information about creation and redemption activity in Shares of the Trust.

“Solana Counterparty”: Digital asset trading platforms or counterparties with whom the Execution Agent transacts in acquiring or disposing of SOL on behalf of the Trust.
“Solana Custodian”: Coinbase Custody Trust Company, LLC.
“Solana Client”: A software application that implements the Solana network specification and communicates with the Solana network.
“Sponsor”: Invesco Capital Management LLC.
“Sponsor Fee”: The unified fee of 0.25% per annum paid by the Trust to the Sponsor.
“Sponsor Indemnified Person”: The Sponsor, in its capacity as Sponsor, and any of the officers, directors, employees, affiliates and agents of the Sponsor.
“Trading Balance”: Trading account that may be used to maintain the Trust’s SOL when it is being processed in connection with certain creation or redemption transactions or it is being sold.
“Transaction Parties”: The Sponsor, the Trustee, the Solana Custodian or any of their respective affiliates.
“Transfer Agent”: The Bank of New York Mellon.
“Trust”: Invesco Galaxy Solana ETF.
“Trust Agreement”: Amended and Restated Declaration of Trust and Trust Agreement dated as of [  ], 2025.
“Trustee”: CSC Delaware Trust Company, a Delaware trust company.
“U.S.”: United States of America.
“U.S. GAAP”: U.S. generally accepted accounting principles.
“U.S. Treasury Department”: United States Department of the Treasury.
“UBTI”: Unrelated Business Taxable Income.
“USDC”: U.S. Dollar Coin.
“WHO”: World Health Organization.
“You”: The current and prospective owner or holder of Shares.

INVESCO GALAXY SOLANA ETF
COMMON SHARES

PROSPECTUS

October [  ], 2025

Until [   ], 2025 (25 calendar days after the date of the initial Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.*
The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Invesco Capital Management LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:
Securities and Exchange Commission Registration Fee	**
Exchange Listing Fee	$[ ]
Printing and engraving expenses	$[ ]
Legal fees and expenses	$[ ]
Accounting fees and expenses	$[ ]
Total	$[ ]
* Subject to revision upon completion of the offering.

** An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.
Under the Trust Agreement, the Trust has agreed to be primary obligor and to indemnify, defend and hold harmless the Trustee, in its individual capacity and in its capacity as Trustee and any of the officers, directors, employees, affiliates and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including reasonable legal fees and expenses in connection with enforcement of its rights to indemnity hereunder and including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. As security for any amounts owing to the Trustee under the indemnification provisions of the Trust Agreement described above, the Trustee shall have a lien against the Trust’s property, which lien shall be prior to the rights of the Sponsor or any other Shareholder of the Trust. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.
The Trust Agreement provides that the Trust shall indemnify, defend and hold harmless the Sponsor, in its capacity as Sponsor, the Sponsor Indemnified Persons from and against any and all Expenses, to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Sponsor Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated by the Trust Agreement; provided, however, that the Trust shall not be required to indemnify any Sponsor Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of a Sponsor Indemnified Person. To the fullest extent permitted by law, Expenses to be incurred by a Sponsor Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Trust prior to the final disposition of any matter upon receipt by the Trust of an undertaking by, or on behalf of, such Sponsor Indemnified Person to repay such amount if it shall be determined that the Sponsor Indemnified Person is not entitled to be indemnified under the

Trust Agreement. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.
Item 15. Recent Sales of Unregistered Securities.
In connection with the Trust’s launch, the Trust was seeded with $100,000 on October 16, 2025 through the sale of 4,000 Shares (“Initial Seed Shares”) at a per-Share price of $25.00 by the Trust to Invesco Ltd. This transaction was effected pursuant to Section 4(a)(2) of the Securities Act.
Item 16. Exhibits and Financial Statement Schedules.
(a)	Exhibit.
The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.
(b)	Financial Statement Schedules.
Not applicable.
Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 or Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Downers Grove, and the State of Illinois, on October 31, 2025.

Invesco Galaxy Solana ETF Invesco Capital Management LLC, as Sponsor of the Trust
By:	/s/ Brian Hartigan
Name: Brian Hartigan Title: Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.
Signature	Title	Date

/s/ Brian Hartigan Name: Brian Hartigan	Chief Executive Officer, Manager (principal executive officer)	October 31, 2025

/s/ Kelli Gallegos Name: Kelli Gallegos	Principal Financial and Accounting Officer, Investment Pools (principal financial officer and principal accounting officer)	October 31, 2025

/s/ Jordan Krugman Name: Jordan Krugman	Manager	October 31, 2025

/s/ Melanie Ringold Name: Melanie Ringold	Manager	October 31, 2025

*	The registrant is a trust and the persons are signing in their capacities as officers of Invesco Capital Management LLC, the Sponsor of the registrant.

EXHIBIT INDEX
Exhibit No.	Exhibit Description
3.1	Declaration of Trust and Trust Agreement**
3.2	Amended and Restated Declaration of Trust and Trust Agreement**
3.3	Certificate of Trust[1]
5.1	Opinion of [__] as to legality**
8.1	Opinion of [__] as to tax matters**
10.1	Form of Sponsor Agreement**
10.2	Form of Initial Authorized Participant Agreement*
10.3	Form of Marketing Agent Agreement**
10.4	Solana Custody Agreement*
10.5	Cash Custody Agreement*
10.6	Trust Administration and Accounting Agreement*
10.7	Transfer Agency Agreement*
10.8	Calculation Services Subscription Agreement*
10.9	Execution Agent Agreement*
10.10	Lukka Master Services Agreement*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of [__] (included in Exhibit 5.1)**
23.3	Consent of [__] (included in Exhibit 8.1)**
107	Filing Fee Table[1]

*	Filed herewith.
**	To be filed by amendment.
1.	Previously filed as an exhibit to the Registration Statement on Form S-1 filed June 25, 2025, and incorporated herein by reference.